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2020 Proxy Statement - 2

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be held on April 23, 2020:

The Proxy Statement and Annual Report to Shareholders are available at
www.investor.jnj.com/gov/annualmeetingmaterials.cfm

March 11, 2020
Notice of Annual Meeting and Proxy Statement
You are invited to attend the Annual Meeting of Shareholders of Johnson & Johnson (the Company). For entry to the Annual Meeting, please bring your admission ticket and a valid photo ID (see "Admission Ticket Procedures" on page 109 of this Proxy Statement).

When: Thursday, April 23, 2020 10:00 a.m., Eastern Time Doors to Meeting Open at 9:15 a.m.	Where: Hyatt Regency New Brunswick Two Albany Street New Brunswick, New Jersey
We will broadcast the Annual Meeting as a live webcast at www.investor.jnj.com, under “Webcasts & Presentations.”

Items of Business:
1. Elect the 13 nominees named in this Proxy Statement to serve as Directors for the coming year;
2. Vote, on an advisory basis, to approve named executive officer compensation;
3. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020;
4. Approve an amendment to our Restated Certificate of Incorporation;
5. Vote on the two (2) shareholder proposals contained in this Proxy Statement, if properly presented at the Annual Meeting; and
6. Transact such other matters as may properly come before the Annual Meeting, and at any adjournment or postponement of the Annual Meeting.

Voting:
You are eligible to vote if you were a shareholder of record at the close of business on February 25, 2020. Ensure that your shares are represented at the meeting by voting in one of several ways:
To vote VIA THE INTERNET, go to the website listed on your proxy card or Notice.
To vote BY PHONE, call the telephone number specified on your proxy card or on the website listed on your Notice.
If you received paper copies of your proxy materials, mark, sign, date and return your proxy card in the postage-paid envelope provided to vote BY MAIL.
Attend the Annual Meeting to vote IN PERSON (see “Annual Meeting Attendance” and “Admission Ticket Procedures” on page 109 of this Proxy Statement).

By order of the Board of Directors,

MATTHEW ORLANDO Worldwide Vice President, Corporate Governance Corporate Secretary

A Message from Our Lead Director

Dear Fellow Shareholders,

In September of 2019, Johnson & Johnson celebrated its 75th anniversary as a publicly traded company, reminding us how the Company’s broad-based expertise, businesses and resources have produced health-enhancing innovations and strong financial performance through decade after decade of economic, social and market transformations. The Company demonstrated its resilience again in this year’s complex external environment, and we are looking forward to its future in this time of ever-increasing opportunity, challenge and change.
Your Board is focused on issues that are important to the Company and its shareholders, and it is my privilege as your Lead Director to share some of our priorities with you.

We have prioritized giving you a Board with diverse perspectives and experiences and have brought together global leaders in business and healthcare, and leading experts in science and policy, to ensure that we have the necessary skills and capabilities to give you superior representation.
We believe that long-term leadership in healthcare requires strong governance and steadfast oversight of the Company’s most significant opportunities and risks, both now and in the future. In 2019, we reviewed the Company’s quality and compliance practices to ensure they are designed to produce safe, high-quality products, and we had frequent, open conversations with senior management to ensure that the Company is identifying and mitigating or managing its most significant risks. We also recognize that Johnson & Johnson operates in an extremely dynamic and challenging industry and, when significant events occurred, we convened special meetings to ensure that we were appropriately informed in a timely manner and that the Company was not losing focus on its strategic imperatives.
In 2019, we spent significant time on the Company’s strategy, reviewing the strategic plans of each of our businesses and evaluating management’s plans to deliver on the strategies. We also evaluated ongoing performance against existing strategies to ensure the Company is meeting its current commitments and appropriately investing in its future.
We believe that the Company’s current and future success depends on its leadership and its Credo-based culture. In 2019, we spent significant time evaluating the Company’s approach to talent development and diversity, and we reviewed the results of the Our Voice Employee Survey to ensure that management was appropriately fostering a culture of compliance and developing the diverse perspectives required to lead the Company into the future. We also focused on the Company’s executive compensation program, analyzing its structure to ensure that it was incentivizing leaders to grow the Company in accordance with Our Credo and appropriately managing risk.
We are deeply focused on your perspectives as our shareholders. The Company significantly expanded its shareholder engagement program in 2019, and Chairman of the Compensation & Benefits Committee, Ron Williams, and I were pleased to participate in meetings with many investors this past year. We appreciate the thoughtful and considered perspectives provided at these meetings, and we discussed these insights with the full Board. At your suggestion, we made a number of significant changes to the design of our executive compensation program. We have also expanded our discussion of risk oversight and oversight of human capital management in this Proxy Statement and included disclosure about how risks inform the design of our executive compensation program. We hope you find this disclosure informative and helpful, and we welcome your continued feedback.
As Lead Director, I worked to ensure that our Board agendas align with our priorities. Our meetings were designed to encourage robust discussion with management and each other, and I regularly led executive sessions so the independent Directors could discuss and explore the opportunities and challenges facing the Company without management present. Experts from across the Company provided on-the-ground information directly to our Board, and we also invited third-party experts to provide external perspective.
We never lose focus on Our Credo and the Company’s first priority: the patients and customers who use and trust the Company's products. On behalf of the Board, I’d like to thank you for your investment in Johnson & Johnson and the trust it conveys. We kindly request your support for our voting recommendations, and we invite you to share your perspectives with us throughout the year.
Sincerely,
Anne M. Mulcahy
Lead Director

2020 Proxy Statement - 4

4	A MESSAGE FROM OUR LEAD DIRECTOR
6	2020 PROXY STATEMENT – SUMMARY
6	Voting Overview and Vote Recommendations of Board - Items of Business
	BOARD OF DIRECTORS	INDEX OF FREQUENTLY
10	Item 1: Election of Directors	REQUESTED INFORMATION
10	Nominees	109	Admission Ticket Procedures
17	Director Nomination Process, Board Refreshment and Board Composition	109	Annual Meeting Attendance
19	Board Leadership Structure	73	Anti-Pledging, Hedging Policy
21	Board Committees	98	Auditor Fees
24	Board Meetings and Processes	98	Auditor Tenure
25	Oversight of Strategy	24	Board Evaluation
25	Oversight of Risk	19	Board Leadership Structure
28	Oversight of Human Capital Management	24	Board Meeting Attendance
30	Shareholder Engagement	96	CEO Pay Ratio
32	Corporate Governance Highlights	54	CEO Performance Evaluation
34	Director Independence	71	Compensation Consultant
36	Related Person Transactions	9	Compensation Summary
38	Stock Ownership and Section 16 Compliance	111	Contacting the Board
40	Director Compensation	110	Corporate Governance Materials
	COMPENSATION OF EXECUTIVES	65	Death Benefits
43	Item 2: Advisory Vote to Approve Named Executive Officer Compensation	10	Director Biographies
44	Compensation Committee Report	34	Director Independence
45	Compensation Discussion and Analysis	32	Director Overboarding Policy
46	2019 Performance and Compensation	18	Director Qualifications
62	Executive Compensation Philosophy	73	Exec. Comp. Recoupment Policy
63	Components of Executive Compensation	107	How to Vote
67	Peer Groups for Pay and Performance	20	Lead Director Duties
69	Compensation Decision Process	64	Long-Term Incentives
70	Governance of Executive Compensation	108	Notice and Access
72	Additional Information Concerning Executive Compensation	50	Pay For Performance
74	Executive Compensation Tables	67	Peer Group Comparisons
77	2019 Summary Compensation Table	66	Perquisites
83	2019 Grants of Plan-Based Awards	33	Political Spending Oversight
86	2019 Outstanding Equity Awards at Fiscal Year-End	32	Proxy Access
89	2019 Option Exercises and Stock Vested	36	Related Person Transactions
90	2019 Pension Benefits	25	Risk Oversight
91	2019 Non-Qualified Deferred Compensation	72	Severance Benefits
93	2019 Potential Payments Upon Termination	30	Shareholder Outreach
96	Ratio of the Annual Total Compensation of the Median-Paid Employee to CEO	48	Shareholder Outreach -
	AUDIT MATTERS		Compensation
97	Audit Committee Report	101	Shareholder Proposals
98	Item 3: Ratification of Appt. of Independent Registered Public Accounting Firm		Stock Ownership Requirements for:
	AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION	42	Directors
100	Item 4: Amendment to the Restated Certificate of Incorporation	72	Executive Officers
	SHAREHOLDER PROPOSALS	38	Stock Ownership
101	Item 5: Independent Board Chair	111	Websites
104	Item 6: Report on Governance of Opioids-Related Risks
107	GENERAL INFORMATION

2020 Proxy Statement - 5

2020 Proxy Statement – Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

VOTING OVERVIEW AND VOTE RECOMMENDATIONS OF BOARD - ITEMS OF BUSINESS

Election of Director Nominees: Please Vote FOR all Nominees

1	Election of 13 Director Nominees (pages 10-16)	☑
• Diverse slate of Director nominees with broad and relevant leadership and experience. • All nominees are independent, except the Chairman. • Average Director tenure is 5.46 years.

Management Proposals: Please Vote FOR all Management Proposals

2	Advisory Vote to Approve Named Executive Officer Compensation (Say on Pay) (page 43)	☑

• Independent oversight by the Compensation & Benefits Committee with the assistance of an independent external advisor.
• Executive compensation targets are determined based on annual review of publicly available information and executive compensation surveys among the Executive Peer Group (page 67).

3	Ratification of Appointment of Independent Registered Public Accounting Firm (page 98)	☑

• PricewaterhouseCoopers LLP is an independent accounting firm with the breadth of expertise and knowledge necessary to effectively audit our business.
• Independence supported by periodic mandated rotation of the audit firm's lead engagement partner.

4	Amendment to the Restated Certificate of Incorporation to Permit Removal of Directors without Cause (page 100)
• The Company’s current Restated Certificate of Incorporation provides that a Director may be removed only for cause. The proposed amendment would delete this provision.
• The Board and the Nominating & Corporate Governance Committee regularly review our corporate governance practices and recognize the emerging practice to permit removal of Directors without cause.
☑

Shareholder Proposals: Please Vote AGAINST the following Shareholder Proposals

5	Independent Board Chair (page 101)	☒

• It is crucial that the Board maintain the flexibility to tailor its leadership structure to best fit the Company’s needs as they evolve, as well as to best respond to the challenges facing the Company.
• Our current Board structure, with a robust Lead Director and Committees each composed entirely of independent Directors, provides appropriately strong independent leadership and oversight.
• Independent Directors hold regularly scheduled Executive Sessions and each Committee holds regularly scheduled private sessions with their respective compliance leaders to ensure transparent and candid feedback.

6	Report on Governance of Opioids-Related Risks (page 104)	☒

• The Company’s current opioids-related business activities are immaterial.
• We have created a resource, www.factsaboutourprescriptionopioids.com, in an effort to be transparent, and to update shareholders about, among other things, our prior opioid business activities and the related litigation.
• We already provide meaningful and substantive disclosure concerning the governance measures and other controls implemented to manage significant risks, including risks related to litigation and reputational risks.
• The Board believes that the preparation of the report contemplated by this proposal is unnecessary and duplicative of existing disclosures.

2020 Proxy Statement - 6

DIRECTOR NOMINEES (pages 10 to 16)
Name			Age	Director Since	Primary Occupation	Board Committees
						AUD	CB	NCG	RC	STS	FIN
M. C. Beckerle		I	65	2015	Chief Executive Officer, Huntsman Cancer Institute; Distinguished Professor of Biology, College of Science, University of Utah				✓	C
D. S. Davis		I	68	2014	Former Chairman and Chief Executive Officer, United Parcel Service, Inc.	C	✓
I. E. L. Davis		I	69	2010	Chairman, Rolls-Royce Holdings plc; Former Chairman and Worldwide Managing Director, McKinsey & Company	✓			✓
J. A. Doudna		I	56	2018	Professor of Chemistry; Professor of Biochemistry & Molecular Biology; Li Ka Shing Chancellor's Professor in Biomedical and Health, University of California, Berkeley					✓
A. Gorsky	CH		59	2012	Chairman and Chief Executive Officer, Johnson & Johnson						C
M. A. Hewson		I	66	2019	Chairman, President and Chief Executive Officer, Lockheed Martin Corporation		✓
H. Joly		I	60	2019	Executive Chairman and former Chief Executive Officer, Best Buy Co., Inc.			✓
M. B. McClellan		I	56	2013	Director, Duke-Robert J. Margolis, MD, Center for Health Policy				✓	✓
A. M. Mulcahy	LD	I	67	2009	Former Chairman and Chief Executive Officer, Xerox Corporation	✓		✓*			✓
C. Prince		I	70	2006	Retired Chairman and Chief Executive Officer, Citigroup Inc.			✓	C
A. E. Washington		I	69	2012	Duke University’s Chancellor for Health Affairs; President and Chief Executive Officer, Duke University Health System		✓			✓
M. A. Weinberger		I	58	2019	Former Chairman and Chief Executive Officer, EY (Ernst & Young)	✓			✓
R. A. Williams		I	70	2011	Former Chairman and Chief Executive Officer, Aetna Inc.		C	✓

* Ms. Mulcahy will be appointed as the Chairman of the Nominating & Corporate Governance Committee at our April Board Meeting.

CH	Chairman of the Board
C	Committee Chair
LD	Lead Director
I	Independent Director
AUD	Audit Committee
CB	Compensation & Benefits Committee
NCG	Nominating & Corporate Governance Committee
RC	Regulatory Compliance Committee
STS	Science, Technology & Sustainability Committee
FIN	Finance Committee

2020 Proxy Statement - 7

BOARD REFRESHMENT AND BOARD NOMINEE COMPOSITION (page 18)

CORPORATE GOVERNANCE HIGHLIGHTS (page 32)

Effective Board Structure and Composition		Responsive and Accountable to Shareholders
✓	Strong independent Board leadership	✓	Annual election of Directors
✓	Independent Lead Director	✓	Majority voting standard for Director elections
✓	Annual review of Board leadership	✓	One class of stock
✓	Executive Sessions of independent Directors	✓	Proxy access
✓	Private Committee sessions with key compliance leaders	✓	Director overboarding policy
✓	Rigorous Board and Committee evaluations	✓	No shareholder rights plan
✓	Regular Board refreshment	✓	No supermajority requirements in Certificate of Incorporation / By-Laws
✓	Diverse and skilled Board	✓	Shareholder right to call special meetings
		✓	Active shareholder engagement
Additional Governance Features		✓	Annual Say on Pay advisory vote
✓	Code of Business Conduct	✓	Policy Against Pledging, Hedging and Short Selling of Company Stock
✓	Cybersecurity oversight	✓	Disclosure on drug pricing in Janssen U.S. Transparency Report
✓	Enhanced litigation disclosure	✓	ESG disclosure in annual Health for Humanity Report
✓	Robust compensation recoupment policy framework

OUR ANNUAL SHAREHOLDER ENGAGEMENT CYCLE (page 30)

2020 Proxy Statement - 8

EXECUTIVE COMPENSATION SUMMARY
Shareholder Outreach and Our Compensation Program Changes

At our 2019 Annual Meeting, approximately 66% of our shareholders voted in support of our executive compensation program. During 2019, we enhanced our shareholder outreach and engagement efforts to solicit feedback on our programs and practices. In total, we met with approximately 115 shareholders representing approximately 35% of our total shares outstanding and approximately 50% of our institutional ownership.

We believe that our 2019 vote, commonly known as "Say on Pay," was largely the result of mixed views of a one-time supplemental severance payment made in 2018 to a former named executive officer. We discussed this issue as well as other items related to our executive compensation program with our shareholders. On pages 48 and 49 we provide more detail on our shareholder outreach, what we heard, and our compensation program changes in response to shareholder feedback.

What We Heard	What We Did
Avoid paying supplemental severance, but do not make a commitment to never do so in the future.	We will provide severance benefits within the parameters of our existing plans, and, based on shareholder feedback, we will retain flexibility if additional actions are required by the circumstances.
Add more structure to our annual incentives.	We redesigned our executives' 2020 annual incentives with clear weightings on financial and strategic goals and identified threshold, target, and maximum levels of financial performance and payout.
Use only 3-year measures in the 3-year PSUs. Discontinue using three 1-year sales measures.	We redesigned our PSUs to be based on 3-year earnings per share (EPS) and 3-year relative total shareholder return (TSR) - each weighted 50% - beginning with our 2020 awards.
Shareholders did not express concern over personal use of the company car and driver, but we changed our program based on competitive market data.	Beginning in 2020, we capped the value of our car and driver perquisite.

Company Performance

We delivered strong performance in 2019. We exceeded our financial goals and met our strategic goals. This was driven by strong performance in our Pharmaceuticals business and positive momentum in our Medical Devices and Consumer businesses. We summarize our performance against our financial and strategic goals on pages 50 to 53.

Financial Goal	Goal	Results
Exceeded our operational sales growth goal	0.0% - 1.0%	2.8%
Exceeded our adjusted operational EPS growth goal	5.7% - 7.6%	8.8%
Exceeded our free cash flow goal ($ Billions)	$18.6 - $19.4	$19.9
Note: Operational sales growth, adjusted operational EPS growth, and free cash flow are non-GAAP measures. See page 53 for details.

Compensation Decisions for 2019 Performance

The Company exceeded its financial goals and met its strategic goals. The Board recognized Mr. Gorsky’s 2019 performance by awarding him an annual performance bonus at 108% of target and long-term incentives at 108% of target. After reviewing market data and other factors, the Board kept Mr. Gorsky's salary rate unchanged at $1,650,000 per year. His salary rate has remained the same since 2018.

Compensation Item	2019 Amount ($)	Percent of Target (%)
Salary Earned	$1,650,000
Annual Performance Bonus	3,120,000	108%
Long-Term Incentive Awards	14,610,000	108%
Total Direct Compensation	$19,380,000
We describe the performance and compensation of our Chairman/CEO on page 54 and our named executive officers on pages 55 to 57.

2020 Proxy Statement - 9

Item 1: Election of Directors

☑	The Board of Directors recommends a vote FOR election of each of the below-named Director nominees.
NOMINEES
There are 13 Director nominees for election at our 2020 Annual Meeting to hold office until the next Annual Meeting and until their successors have been duly elected and qualified.
All of the Director nominees were elected to the Board at the last Annual Meeting and are currently serving as Directors of the Company except for Messrs. Joly and Weinberger, who were both appointed to the Board on December 5, 2019. Mr. Joly and Mr. Weinberger were recommended for appointment by the Nominating & Corporate Governance Committee, in keeping with the Board’s commitment to refreshment and seeking out Director candidates who have been leaders of large, complex organizations across both the public and private sectors, as well as candidates with diverse backgrounds, skills and experiences. Mr. Weinberger was recommended for the Committee's consideration by a Director and Mr. Joly was recommended for the Committee's consideration following a review of a diverse group of candidates identified by a third-party search firm. The Nominating & Corporate Governance Committee conducted a thorough review of both individuals before recommending them for appointment to the Board and for nomination at the 2020 Annual Meeting.
In keeping with the Board's policy on retirement of Directors, Mr. William D. Perez, appointed to the Board in 2007, will not stand for re-election. We join the Board in thanking Mr. Perez for his service.
Below are summaries of the skills and qualifications, and a brief biography, of each of the Director nominees.

MARY C. BECKERLE, Ph.D.
Independent Director since 2015		Biography:

Dr. Beckerle, age 65, has served as Chief Executive Officer of the Huntsman Cancer Institute at the University of Utah since 2006. She is the Associate Vice President for Cancer Affairs and a Distinguished Professor of Biology and Oncological Sciences at the University of Utah. Dr. Beckerle joined the faculty of the University of Utah in 1986 and currently holds the Jon M. Huntsman Presidential Endowed Chair. Dr. Beckerle has served on the National Institute of Health (NIH) Advisory Committee to the Director, on the Board of Directors of the American Association for Cancer Research, as President of the American Society for Cell Biology and as the Chair of the American Cancer Society Council for Extramural Grants. She currently serves on a number of scientific advisory boards, including the Medical Advisory Board of the Howard Hughes Medical Institute, the Board of Scientific Advisors of the National Cancer Institute (USA) and the External Advisory Board of the Dana Farber/Harvard Cancer Center.

Current Committees:
•	Chair, Science, Technology & Sustainability
•	Member, Regulatory Compliance
Skills and Qualifications:
Other Public Board Service:		•	Expertise in scientific research and organizational management in the
•	Huntsman Corporation (since 2011)		healthcare arena
		•	Active participant in national and international scientific affairs
		•	Strong focus on patient experience

2020 Proxy Statement - 10

D. SCOTT DAVIS
Independent Director since 2014		Biography:

Mr. Davis, age 68, served as Chairman and Chief Executive Officer of United Parcel Service, Inc. (UPS) (shipment and logistics) from 2008 to 2014, and as Chairman from 2014 to 2016. Previously, Mr. Davis held various leadership positions with UPS, primarily in the finance and accounting area, including as Vice Chairman and Chief Financial Officer. Mr. Davis is a Certified Public Accountant. He previously served on the Board of the Federal Reserve Bank of Atlanta from 2003 to 2009, serving as Chairman in 2009.

Skills and Qualifications:
		•	Deep understanding of emerging markets and international operations,
Current Committees:			public policy and global economic indicators
•	Chair, Audit	•	Expertise in management, strategy, finance and operations
•	Member, Compensation & Benefits	•	Expertise in supply chain logistics at a time of rapid global expansion in the healthcare industry
Other Public Board Service:
•	Honeywell International, Inc. (since 2005)

Recent Past Public Board Service:
•	United Parcel Service, Inc. (2008-2016)
•	EndoChoice, Inc. (2014-2016)

IAN E. L. DAVIS
Independent Director since 2010		Biography:

Mr. Davis, age 69, is currently non-executive Chairman, Rolls-Royce Holdings plc. Mr. Davis retired from McKinsey & Company (management consulting) in 2010 as a Senior Partner, having served as Chairman and Worldwide Managing Director from 2003 until 2009. In his more than 30 years at McKinsey, he served as a consultant to a range of global organizations across the public, private and not-for-profit sectors. Prior to becoming Chairman and Worldwide Managing Director, he was Managing Partner of McKinsey's practice in the United Kingdom and Ireland. His experience included oversight for McKinsey clients and services in Asia, Europe, the Middle East and Africa, and expertise in the consumer products and retail industries. Mr. Davis is a Director Majid Al Futtaim Holding LLC, and a Senior Advisor at Apax Partners, a private equity firm.

Current Committees:
•	Member, Audit	Skills and Qualifications:
•	Member, Regulatory Compliance	•	Expertise in leading a broad global business
		•	Deep understanding of global business trends
Other Public Board Service:		•	Expertise in strategy and business transformation
•	BP, plc (since 2010)
•	Rolls-Royce Holdings plc (since 2013)

2020 Proxy Statement - 11

JENNIFER A. DOUDNA, Ph.D.
Independent Director since 2018	Biography:

Dr. Doudna, age 56, joined the faculty at University of California, Berkeley, as a Professor of Biochemistry & Molecular Biology in 2002. She directs the Innovative Genomics Institute, a joint UC Berkeley-UC San Francisco center, holds the Li Ka Shing Chancellor's Professorship in Biomedical and Health, and is the Chair of the Chancellor's Advisory Committee on Biology at UC Berkeley. Dr. Doudna is Principal Investigator at the Doudna Lab at UC Berkeley and has founded and serves on the Scientific Advisory Boards of Caribou Biosciences, Inc. and Intellia Therapeutics, Inc., both leading CRISPR genome engineering companies. She has been an Investigator with the Howard Hughes Medical Institute since 1997. Dr. Doudna is the recipient of numerous scientific awards in biochemistry and genetics. Dr. Doudna is a Director of Driver Inc. and a Trustee for Pomona College.

Current Committees:
• Member, Science, Technology & Sustainability	Skills and Qualifications:
	•	Pioneer in the field of biochemistry, having co-discovered the simplified
Other Public Board Service:		genome editing technique CRISPR-Cas9
• None	•	Expertise in scientific research and innovation
	•	Leader in integration of scientific research and ethics

ALEX GORSKY
Management - Director since 2012	Biography:

Mr. Gorsky, age 59, was appointed as Chairman, Board of Directors in December 2012. He was named Chief Executive Officer, Chairman of the Executive Committee and joined the Board of Directors in April 2012. Mr. Gorsky began his Johnson & Johnson career with Janssen Pharmaceutica Inc. in 1988. Over the next 15 years, he advanced through positions of increasing responsibility in sales, marketing and management. In 2001, Mr. Gorsky was appointed President of Janssen Pharmaceutical Inc., and in 2003 he was named Company Group Chairman of the Johnson & Johnson pharmaceutical business in Europe, the Middle East and Africa. Mr. Gorsky left Johnson & Johnson in 2004 to join Novartis Pharmaceuticals Corporation, where he served as head of the pharmaceutical business in North America. Mr. Gorsky returned to Johnson & Johnson in 2008 as Company Group Chairman for Ethicon. In early 2009, he was appointed Worldwide Chairman of the Surgical Care Group and member of the Executive Committee. In September 2009, he was appointed Worldwide Chairman of the Medical Devices and Diagnostics Group. Mr. Gorsky became Vice Chairman of the Executive Committee in January 2011. Mr. Gorsky serves on the Boards of the Travis Manion Foundation, the National Academy Foundation and the Wharton Board of Overseers. He is a Member of the Board of the Business Roundtable and serves as the Chairman of its Corporate Governance Committee.

Current Committees:
• Chair, Finance

Other Public Board Service:
• International Business Machines Corporation (since 2014)

Skills and Qualifications:
	•	Leadership of global business in healthcare industry
	•	Expertise in strategy and operations of our Company as well as its risks and challenges
	•	Deep commitment to ethical, Credo-based leadership

2020 Proxy Statement - 12

MARILLYN A. HEWSON
Independent Director since 2019	Biography:

Ms. Hewson, age 66, has served since January 2014 as Chairman, President and Chief Executive Officer of Lockheed Martin Corporation (aerospace), a global security and aerospace company principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services. Ms. Hewson was Chief Executive Officer and President of Lockheed Martin from January to December 2013 and has served as a Director since 2012. Ms. Hewson currently serves on the University of Alabama’s Culverhouse College of Commerce Board of Visitors and its President's Cabinet, the Boards of Governors of the United Service Organizations (USO) and Aerospace Industries Association, the Boards of Directors of the Congressional Medal of Honor Foundation, Catalyst, Inc., and the Business Roundtable, and the International Advisory Board of the Atlantic Council. Ms. Hewson also serves on the Board of Trustees for King Abdullah University of Science and Technology in the Kingdom of Saudi Arabia and Khalifa University of Science and Technology in the United Arab Emirates.

Current Committees:
• Member, Compensation & Benefits

Other Public Board Service:
• Lockheed Martin Corporation (since 2012)	Skills and Qualifications:
	•	Expertise in executive and operational leadership in a global, regulated
Recent Past Public Board Service:		industry
• DuPont; DowDuPont Inc. (2007-2019)	•	Insight and experience in global business management, strategic planning, cybersecurity, finance, supply chain, leveraged services and manufacturing
	•	Expertise in government relations and human capital management

HUBERT JOLY
Independent Director since 2019		Biography:

Mr. Joly, age 60, became the Executive Chairman of Best Buy Co., Inc. (consumer electronics) in June 2019, having joined the company in 2012 as President and Chief Executive Officer and becoming Chairman, President, and Chief Executive in 2015. From 2004 to 2008, he was Global President and Chief Executive Officer, Carlson Wagonlit Travel, and then served as President and Chief Executive Officer of Carlson Companies from 2008 to 2012. In 1999, he joined Vivendi as Global Chief Executive Officer, Vivendi Universal Games, and was later appointed Executive Vice President of U.S. Assets and Deputy Chief Financial Officer of Vivendi Universal. Prior roles included, from 1996 to 1999, Vice President, Europe and President of Electronic Data Systems France and, from 1983 to 1996, McKinsey & Company, eventually serving as Partner. Mr. Joly is also a Vice Chairman of The Business Council and serves on the Board of Directors of Sciences Po Foundation, the Board of Trustees of the Minneapolis Institute of Art and the International Advisory Board of his alma mater, HEC Paris.

Current Committees:
•	Member, Nominating & Corporate Governance

Other Public Board Service:
•	Best Buy Co., Inc. (since 2012)	Skills and Qualifications:
•	Ralph Lauren Corporation (since 2009)	•	Extensive strategic, operational and financial expertise relevant to international corporations
		•	Successfully led the digital transformation of consumer businesses, with focus on customer experience
		•	Experience in business transformation and human capital management

2020 Proxy Statement - 13

MARK B. McCLELLAN, M.D., Ph.D.
Independent Director since 2013		Biography:

Dr. McClellan, age 56, became the inaugural Director of the Duke-Robert J. Margolis, MD, Center for Health Policy and the Margolis Professor of Business, Medicine and Policy at Duke University in January 2016. He is also a faculty member at Dell Medical School at The University of Texas in Austin. Previously, he served from 2007 to 2015 as a Senior Fellow in Economic Studies and as Director of the Initiatives on Value and Innovation in Health Care at the Brookings Institution. Dr. McClellan served as Administrator of the Centers for Medicare & Medicaid Services for the U.S. Department of Health and Human Services from 2004 to 2006 and as Commissioner of the U.S. Food and Drug Administration (FDA) from 2002 to 2004. He served as a Member of the President's Council of Economic Advisers and as Senior Director for Healthcare Policy at the White House from 2001 to 2002 and, during the Clinton administration, held the position of Deputy Assistant Secretary for Economic Policy for the Department of the Treasury. Dr. McClellan previously served as an Associate Professor of Economics and Medicine with tenure at Stanford University, where he also directed the Program on Health Outcomes Research. Dr. McClellan is the founding Chair and a current Board member of the Reagan-Udall Foundation, is a Member of the National Academy of Medicine, Chairs the Academy's Leadership Consortium for Value and Science-Driven Health Care, and Co-Chairs the Guiding Committee of the Health Care Payment Learning and Action Network. He sits on the Boards of Directors of ResearchAmerica!, Long Term Quality Alliance, Alignment Healthcare, Seer, Inc., National Alliance for Hispanic Health and the Alliance for Health Policy.

Current Committees:
•	Member, Regulatory Compliance
•	Member, Science, Technology & Sustainability
Other Public Board Service:
•	Cigna Corporation (since 2018)

Skills and Qualifications:
		•	Extensive experience in public health policy, including as Commissioner of the U.S. Food and Drug Administration and Administrator for the U.S. Centers
for Medicare & Medicaid Services
		•	Broad knowledge of, and unique insights into, the challenges facing the healthcare industry

ANNE M. MULCAHY
Independent Director since 2009 Lead Director since 2012		Biography:

Ms. Mulcahy, age 67, was Chairman and Chief Executive Officer of Xerox Corporation (business equipment and services) until July 2009, when she retired as CEO after eight years in the position. Prior to serving as CEO, Ms. Mulcahy was President and Chief Operating Officer of Xerox. She also served as President of Xerox's General Markets Operations, which created and sold products for reseller, dealer and retail channels. Earlier in her career at Xerox, which began in 1976, Ms. Mulcahy served as Vice President for Human Resources with responsibility for compensation, benefits, human resource strategy, labor relations, management development and employee training; and as Vice President and Staff Officer for Customer Operations, covering South America and Central America, Europe, Asia and Africa. Ms. Mulcahy was the U.S. Board Chair of Save the Children from March 2010 to February 2017, and was appointed as a Trustee in February 2018.

Current Committees:
• Member, Audit • Member, Finance • Member, Nominating & Corporate Governance
Skills and Qualifications:
		•	Experience leading a large, global manufacturing and services company
Other Public Board Service:			with one of the world's most recognized brands
•	Graham Holdings Company (since 2008)	•	Expertise in organizational and operational management issues crucial to a
•	LPL Financial Holdings Inc. (since 2013)		large public company.
•	Williams-Sonoma, Inc. (since 2018)	•	Deep commitment to business innovation and talent development

Recent Past Public Board Service:
•	Target Corporation (1997-2017)

2020 Proxy Statement - 14

CHARLES PRINCE
Independent Director since 2006		Biography:

Mr. Prince, age 70, served as Chief Executive Officer of Citigroup Inc. (financial services) from 2003 to 2007 and as Chairman from 2006 to 2007. Previously, he served as Chairman and Chief Executive Officer of Citigroup's Global Corporate and Investment Bank from 2002 to 2003, Chief Operating Officer from 2001 to 2002 and held positions of increasing responsibility since joining Commercial Credit Company, a predecessor to Citigroup, in 1979. Mr. Prince began his career as an attorney at U.S. Steel Corporation in 1975. Mr. Prince is a Director of Lord Abbett Family of Funds and a member of the Council on Foreign Relations and The Council of Chief Executives.

Current Committees:		Skills and Qualifications:
•	Chair, Regulatory Compliance	•	Expertise leading a diverse global company in a regulated environment
•	Member, Nominating & Corporate Governance	•	Deep expertise in compliance and risk oversight
		•	Well-developed legal, global business and financial acumen
Other Public Board Service:
•	None

Recent Past Public Board Service:
•	Xerox Corporation (2008-2018)

A. EUGENE WASHINGTON, M.D., M.Sc.
Independent Director since 2012		Biography:

Dr. Washington, age 69, is Duke University's Chancellor for Health Affairs and the President and Chief Executive Officer of the Duke University Health System. Previously, he was Vice Chancellor of Health Sciences, Dean of the David Geffen School of Medicine at UCLA; Chief Executive Officer of the UCLA Health System; and Distinguished Professor of Gynecology and Health Policy at UCLA. Prior to UCLA, he served as Executive Vice Chancellor and Provost at the University of California, San Francisco (UCSF) from 2004 to 2010. Dr. Washington co-founded UCSF's Medical Effectiveness Research Center for Diverse Populations in 1993 and served as Director until 2005. He was Chair of the Department of Obstetrics, Gynecology, and Reproductive Sciences at UCSF from 1996 to 2004. Dr. Washington also co-founded the UCSF-Stanford Evidence-based Practice Center and served as its first Director from 1997 to 2002. Prior to UCSF, Dr. Washington worked at the Centers for Disease Control and Prevention. Dr. Washington was elected to the National Academy of Sciences' Institute of Medicine in 1997, where he served on its governing Council. He was founding Chair of the Board of Governors of the Patient-Centered Outcomes Research Institute, served as a member of the Scientific Management Review Board for the NIH, and also served as Chairman of the Board of Directors of both the California HealthCare Foundation and The California Wellness Foundation. Dr. Washington serves on the Boards of Directors of the Kaiser Foundation Hospitals and Kaiser Foundation Health Plan, Inc.

Current Committees:
•	Member, Compensation & Benefits
•	Member, Science, Technology & Sustainability

Other Public Board Service:
•	None

Skills and Qualifications:
		•	Expertise in medicine, clinical research and healthcare innovation
		•	Important customer and patient perspective through leadership of complex health systems
		•	Expertise in health policy

2020 Proxy Statement - 15

MARK A. WEINBERGER
Independent Director since 2019		Biography:

Mr. Weinberger, age 58, served as the Global Chairman and Chief Executive Officer of EY (Ernst & Young) (professional services) from 2013 through June 2019, having served as Global Chairman and CEO-elect in the prior year. He was Assistant Secretary of the U.S. Treasury in the George W. Bush Administration and was appointed by President Bill Clinton to serve on the U.S. Social Security Administration Advisory Board. Mr. Weinberger is on the Board of Directors of the Business Roundtable and he previously chaired its Tax and Fiscal Policy Committee and Audit Committee. He is also a Member of the International Advisory Board of British-American Business Council and is on the Board of Advisors for the American Council for Capital Formation. Mr. Weinberger is a Strategic Advisor to the FCLTGlobal (Focusing Capital on the Long-term), is on the CEO Advisory Council of JUSTCapital, and serves on the Board of Directors of the National Bureau of Economic Research and the Aspen Economic Strategy Group. He is also on the Boards of Trustees for the United States Council for International Business, the Greater Washington Partnership, The Concord Coalition, Emory University and Case Western Reserve University.

Current Committees:
•	Member, Audit
•	Member, Regulatory Compliance

Other Public Board Service:
•	MetLife Inc. (since 2019)	Skills and Qualifications:
		•	Experience leading a global business and working at the highest levels of government
		•	Track record of driving transformative change in the public and private sectors during periods of unprecedented disruption
		•	Expertise in accounting, compliance and corporate governance, with a strong commitment to corporate purpose

RONALD A. WILLIAMS
Independent Director since 2011		Biography:

Mr. Williams, age 70, served as Chairman and Chief Executive Officer of Aetna Inc. (managed care and health insurance) from 2006 to 2010 and as Chairman from 2010 until his retirement in April 2011. He is also an advisor to the private equity firm Clayton, Dubilier & Rice, LLC. In addition, Mr. Williams serves on the Boards of Directors of Peterson Institute for International Economics, the National Academy Foundation and the President's Circle of the National Academics, the Advisory Board of Peterson Center on Healthcare and is Vice Chairman of the Board of Trustees of The Conference Board. Previously, Mr. Williams served on President Barack Obama's Management Advisory Board from 2011 to January 2017, as Chairman of the Council for Affordable Quality Healthcare from 2007 to 2010, as Vice Chairman of The Business Council from 2008 to 2010 and on the Board of MIT Corporation until July 2019.

Current Committees:
•	Chair, Compensation & Benefits
•	Member, Nominating & Corporate Governance	Skills and Qualifications:
		•	Broad experience leading a complex company in the healthcare industry
Other Public Board Service:		•	Expertise in corporate governance and leadership during times of
•	The Boeing Company (since 2010)		business disruption and transformation
•	American Express Company (since 2007)	•	Expertise in operational management and insight into both public healthcare policy and the healthcare industry
Recent Past Public Board Service:
•	Envision Healthcare Holdings, Inc. (2011-2017)

2020 Proxy Statement - 16

DIRECTOR NOMINATION PROCESS, BOARD REFRESHMENT AND BOARD COMPOSITION
Director Nomination Process
The Nominating & Corporate Governance Committee annually considers the size, composition and needs of the Board, reviews potential candidates for the Board and recommends the Director nominees for approval. The Committee considers and evaluates suggestions from many sources, including shareholders, regarding potential candidates to serve on the Board. Such suggestions, together with appropriate biographical information, should be submitted to the Office of the Corporate Secretary at our principal office address as set forth on page 111. Potential candidates suggested by shareholders are evaluated by the Nominating & Corporate Governance Committee in the same manner as other potential candidates.

General Criteria for Nomination to the Board

Candidates for the Board should meet the following criteria:
●	possess the highest ethical character and share values with Our Credo
●	strong personal and professional reputation consistent with our image and reputation
●	proven record of accomplishment within candidate’s field, with superior credentials and recognition
●	leadership of a major complex organization, including scientific, government, educational and other non-profit institutions
The Board also seeks Directors who:
●	are widely recognized leaders in the fields of medicine or biological sciences, including those who have received the most prestigious awards and honors in their fields
●	have expertise and experience relevant to our business, and the ability to offer advice and guidance to the CEO based on that expertise and experience
●	are independent, without the appearance of any conflict in serving as a Director, and independent of any particular constituency, with the ability to represent all shareholders
●	exercise sound business judgment
●	are diverse, reflecting differences in skills, regional and industry experience, background, race, ethnicity, gender and other unique characteristics

The Board is committed to seeking out highly qualified women and minority candidates and candidates with diverse backgrounds, skills and experiences as part of the search process for each new director. These criteria are incorporated into our Principles of Corporate Governance posted at www.investor.jnj.com/gov.cfm.

2020 Proxy Statement - 17

Board Refreshment and Board Nominee Composition
Understanding the importance of board composition and refreshment for effective oversight, the Nominating & Corporate Governance Committee strives to maintain a diverse Board of Directors, reflecting differences in skills, regional and industry experience, background, race, ethnicity, gender and other unique characteristics that are applicable to our Company's business strategy. The Board has established a proven record of strategic and consistent refreshment, seeking new Directors with appropriate skills, qualifications and backgrounds consistent with the criteria established in our Principles of Corporate Governance. The Board welcomed three new Directors in 2019, one new Director in 2018 and every year during the period from 2006-2015, except 2008. Ms. Hewson joined the Board after being elected a Director at our 2019 Annual Meeting. Messrs. Joly and Weinberger were appointed to the Board on December 5, 2019, after being recommended for appointment by the Nominating & Corporate Governance Committee, in keeping with the Board's commitment to refreshment and seeking out director candidates who have been leaders of major complex organizations across both the public and private sectors (see "Nominees" on page 10). Mr. Weinberger was recommended for the Committee's consideration by a Director and Mr. Joly was recommended for the Committee's consideration following a review of a diverse group of candidates identified by a third-party search firm. The Nominating & Corporate Governance Committee conducted a thorough review of both individuals before recommending them for appointment to the Board and for nomination at the 2020 Annual Meeting.
Below are highlights of the composition of the Director nominees:

BOARD NOMINEE COMPOSITION

2020 Proxy Statement - 18

BOARD LEADERSHIP STRUCTURE

●	Chairman of the Board and Chief Executive Officer: Alex Gorsky
●	Independent Lead Director: Anne M. Mulcahy
● The Chairman and Lead Director positions are evaluated and appointed annually by the independent Directors
● The Nominating & Corporate Governance Committee annually reviews in Executive Session the Board leadership structure
●	All five main Board Committees composed of independent Directors
●	Independent Directors met in Executive Session at each of the eight regular 2019 Board meetings

The Board believes there is no single board leadership structure that is optimal in all circumstances. The Board, with its diverse skills and experience, considers the most appropriate leadership structure for our Company in the context of the specific circumstances and challenges facing us.

●	The Directors come from a variety of organizational backgrounds with direct experience in a wide range of leadership and management structures.
●	The independent Directors appropriately challenge management and demonstrate the independence and free thinking necessary for effective oversight.
●	The Directors prioritize shareholder engagement and discuss the feedback received.
As a result, the Board is in the best position to evaluate the relative benefits and challenges of different Board leadership structures and ultimately decide which one best serves the interests of our stakeholders as defined in Our Credo (on the back cover of this Proxy Statement).

In February 2018, the Board amended our Principles of Corporate Governance to reflect that the Nominating & Corporate Governance Committee review the Board's leadership structure on an annual basis and at other appropriate times, including whether it remains in our Company’s best interests to continue to combine the roles of Chairman of the Board and CEO. The Principles of Corporate Governance can be found at www.investor.jnj.com/gov.cfm.

In conducting its review, the Committee considers, among other things:
●	The effectiveness of the policies, practices and people in place at our Company to help ensure strong, independent Board oversight.
●	Our Company’s performance and the effect a specific leadership structure could have on its performance.
●	The Board’s performance and the effect a specific leadership structure could have on performance, including the Board's efficacy at overseeing specific enterprise risks.
●	The Chairman’s performance in the role of Chairman (separate and apart from his performance as CEO).
●	The views of our Company’s shareholders as expressed both during our shareholder engagement and through shareholder proposals.
●	Applicable legislative and regulatory developments.
●	The practices at other similarly situated companies and trends in governance.
In December 2019, after reviewing and discussing Board leadership in consideration of these factors, the Nominating & Corporate Governance Committee concluded that it is in our Company’s best interests for the Board to be led by a combined Chairman and CEO. Based on the Committee's guidance, the independent Directors believe that it is in our Company's best interests for Mr. Gorsky to serve as both Chairman and CEO.
The independent Directors also believe that Ms. Mulcahy should continue to serve as Lead Director. The Lead Director role includes the broad range of responsibilities set out on the following page, consistent with those of most independent board chairs and impacting all critical aspects of the Board’s operations and decision-making.
The Lead Director provides strong independent leadership of the Board and maintains frequent contact with the Chairman. Please also see “A Message from Our Lead Director” on page 4 of this Proxy Statement, which illustrates how the Lead Director and the Board are providing robust, independent oversight of our Company.

2020 Proxy Statement - 19

Duties and Responsibilities of the Lead Director

Board Agendas, Information and Schedules	•	Approves information sent to the Board and determines timeliness of information flow from management
	•	Periodically provides feedback on quality and quantity of information flow from management
	•	Participates in setting, and ultimately approves, the agenda for each Board meeting
	•	Approves meeting schedules to ensure sufficient time for discussion of all agenda items
	•	With the Chairman/CEO, determines who attends Board meetings, including management and outside advisors
Committee Agendas and Schedules	•	Reviews in advance the schedule of Committee meetings
	•	Monitors flow of information from Committee Chairs to the full Board
Board Executive Sessions	•	Has the authority to call meetings and Executive Sessions of the independent Directors
	•	Presides at all meetings of the Board at which the Chairman/CEO is not present, including Executive Session of the independent Directors
Communicating with Management	•	After each Executive Session of the independent Directors, communicates with the Chairman/CEO to provide feedback and also to act upon the decisions and recommendations of the Independent Directors
	•	Acts as liaison between the independent Directors and the Chairman/CEO and management on a regular basis and when special circumstances arise
Communicating with Stakeholders	•	Meets with major shareholders or other external parties as necessary
	•	Is regularly apprised of inquiries from shareholders and involved in responding to these inquiries
•
Under the Board’s guidelines for handling shareholder and employee communications to the Board, is advised promptly of any communications directed to the Board or any member of the Board that allege misconduct on the part of Company management, or raise legal, ethical or compliance concerns about Company policies or practices

Chair and CEO Performance Evaluations	•	Leads the annual performance evaluation of the Chairman/CEO, distinguishing as necessary between performance as Chairman and performance as CEO
Board Performance Evaluation	•	Leads the annual performance evaluation of the Board
New Board Member Recruiting	•	Interviews Board candidates, as appropriate
CEO Succession	•	Leads the CEO succession planning process
Crisis Management	•	Participates in crisis management oversight, as appropriate
Limits on Leadership Positions of Other Boards	•
May only serve as chair, lead or presiding director, or similar role, or as CEO of another public company if approved by the full Board upon recommendation from the Nominating & Corporate Governance Committee

The Board will continue to monitor Board leadership, considering what it observes in the marketplace, the evolution of viewpoints in the corporate governance community and, most importantly, what the Board believes is in the best interests of our Company and its shareholders.

2020 Proxy Statement - 20

BOARD COMMITTEES
The Board has a standing Audit Committee, Compensation & Benefits Committee, Nominating & Corporate Governance Committee, Regulatory Compliance Committee and Science, Technology & Sustainability Committee, each composed entirely of non-employee Directors determined to be “independent” under the listing standards of the NYSE and our Standards of Independence. Under their written charters adopted by the Board, each of these Committees is authorized and assured of appropriate funding to retain and consult with external advisors, consultants, and counsel. In addition, the Board has a standing Finance Committee, composed of the Chairman and the Lead Director, which exercises the authority of the Board between Board meetings in accordance with our Company's By-Laws.
Board Committee Membership
The following table shows the current members and Chairmen of each of the standing Board Committees and the number of meetings each Committee held in 2019.

DIRECTOR NOMINEES
Name			Age	Director Since	Primary Occupation	Board Committees
						AUD	CB	NCG	RC	STS	FIN
M. C. Beckerle		I	65	2015	Chief Executive Officer, Huntsman Cancer Institute; Distinguished Professor of Biology, College of Science, University of Utah				✓	C
D. S. Davis(1)		I	68	2014	Former Chairman and Chief Executive Officer, United Parcel Service, Inc.	C	✓
I. E. L. Davis		I	69	2010	Chairman, Rolls-Royce Holdings plc; Former Chairman and Worldwide Managing Director, McKinsey & Company	✓			✓
J. A. Doudna		I	56	2018	Professor of Chemistry. Professor of Biochemistry & Molecular Biology, Li Ka Shing Chancellor's Professor in Biomedical and Health, University of California, Berkeley					✓
A. Gorsky	CH		59	2012	Chairman and Chief Executive Officer, Johnson & Johnson						C
M. A. Hewson		I	66	2019	Chairman, President and Chief Executive Officer, Lockheed Martin Corporation		✓
H. Joly		I	60	2019	Executive Chairman and former Chief Executive Officer, Best Buy Co., Inc.			✓
M. B. McClellan		I	56	2013	Director, Duke-Robert J. Margolis, MD, Center for Health Policy				✓	✓
A. M. Mulcahy	LD	I	67	2009	Former Chairman and Chief Executive Officer, Xerox Corporation	✓		✓*			✓
C. Prince		I	70	2006	Retired Chairman and Chief Executive Officer, Citigroup Inc.			✓	C
A. E. Washington		I	69	2012	Duke University’s Chancellor for Health Affairs, President and Chief Executive Officer, Duke University Health System		✓			✓
M. A. Weinberger		I	58	2019	Former Chairman and Chief Executive Officer, EY (Ernst & Young)	✓			✓
R. A. Williams		I	70	2011	Former Chairman and Chief Executive Officer, Aetna Inc.		C	✓
Number of Meetings in 2019						8(2)	7	4	4	4	0

(1)	Designated as an “audit committee financial expert”
(2)	Does not include teleconferences held prior to each release of quarterly earnings (four in total)
*	Ms. Mulcahy will be appointed as Chairman of the Nominating & Corporate Governance Committee at our April Board Meeting.

CH	Chairman of the Board
C	Committee Chair
LD	Lead Director
I	Independent Director
AUD	Audit Committee
CB	Compensation & Benefits Committee
NCG	Nominating & Corporate Governance Committee
RC	Regulatory Compliance Committee
STS	Science, Technology & Sustainability Committee
FIN	Finance Committee

2020 Proxy Statement - 21

Board Committee Responsibilities
Copies of the charters of all Committees of the Board, except the Finance Committee, are available at www.investor.jnj.com/gov/committee.cfm.

 Audit Committee

●	Oversees our financial management, accounting and reporting processes and practices
●	Appoints, retains, compensates and evaluates our independent auditor
●	Oversees our internal audit organization, reviews its annual plan and reviews results of its audits
●	Oversees the quality and adequacy of our Company’s internal accounting controls and procedures
●	Reviews and monitors our financial reporting compliance and practices and our disclosure controls and procedures
●	Discusses with management the processes used to assess and manage our exposure to financial risk and monitors risks related to tax and treasury

In performing these functions, the Audit Committee meets periodically with the independent auditor, management and internal auditors (including in private sessions) to review their work and confirm that they are properly discharging their respective responsibilities. For more information on Audit Committee activities in 2019, see the Audit Committee Report on page 97.

The Board has designated Mr. D. S. Davis, the Chairman of the Audit Committee and an independent Director, as an “audit committee financial expert” under the rules and regulations of the U.S. Securities and Exchange Commission (SEC) after determining that he meets the requirements for such designation. The determination was based on his being a Certified Public Accountant and his experience as Chief Financial Officer at United Parcel Service, Inc.

Any employee or other person who wishes to contact the Audit Committee to report good faith complaints regarding fiscal improprieties, internal accounting controls, accounting or auditing matters can do so by writing to the Audit Committee c/o Johnson & Johnson, Office of the Corporate Secretary, One Johnson & Johnson Plaza, New Brunswick, NJ 08933, or by using the online submission form at www.investor.jnj.com/communication.cfm. Such reports may be made anonymously.

Compensation & Benefits Committee

●	Establishes our executive compensation philosophy and principles
●	Reviews, and recommends for approval by the independent Directors the compensation for our Chief Executive Officer, and approves the compensation for our other executive officers
●	Sets the composition of the group of peer companies used for comparison of executive compensation
●	Oversees the design and management of the various pension, long-term incentive, savings, health and benefit plans that cover our employees
●	Reviews the compensation for our non-employee Directors and recommends compensation for approval by the full Board
●
Provides oversight of the compensation philosophy and policies of the Management Compensation Committee, a non-Board committee composed of Mr. Gorsky (Chairman/CEO), Mr. Joseph J. Wolk (Executive Vice President, Chief Financial Officer) and Dr. Peter M. Fasolo (Executive Vice President, Chief Human Resources Officer), which, under delegation from the Compensation & Benefits Committee, determines management compensation and establishes perquisites and other compensation policies for employees other than our executive officers

The Compensation & Benefits Committee has retained Frederic W. Cook & Co., Inc. as its independent compensation consultant for matters related to executive officer and non-employee Director compensation. For further discussion of the role of the Compensation & Benefits Committee in the executive compensation decision-making process and a description of the nature and scope of the consultant’s assignment, see “Governance of Executive Compensation” on page 70.

2020 Proxy Statement - 22

Nominating & Corporate Governance Committee

●	Oversees matters of corporate governance, including the evaluation of the policies and practices of the Board and the Board leadership structure
●	Oversees the process for performance evaluations of the Board and its Committees
●	Reviews our executive succession plans
●	Evaluates any questions of possible conflicts of interest for the Board and Executive Committee members
●	Reviews potential candidates for the Board as discussed on page 10 and recommends Director nominees to the Board for approval
●	Reviews and recommends Director orientation and continuing education programs for Board members
●	Oversees compliance with the Code of Business Conduct & Ethics for Members of the Board of Directors and Executive Officers
●	Evaluates our Board leadership structure on an annual basis

Regulatory Compliance Committee

●	Oversees regulatory compliance and adherence to high-quality standards in the areas of healthcare compliance, anti-corruption laws, and the manufacture and supply of products
●
Compliance with applicable laws, regulations and Company policies related to medical safety, product quality, environmental regulations, employee health and safety, privacy, cybersecurity and political expenditures

●	Reviews the policies, practices and priorities for our political expenditure and lobbying activities
●	Oversees our compliance with privacy regulations
●	Oversees our risk management programs related to global cybersecurity, information security, product quality, and technology

Science, Technology & Sustainability Committee

●	Monitors and reviews the overall strategy, priorities and effectiveness of the research and development organizations supporting our businesses
●	Serves as a resource and provides input as needed regarding the scientific and technological aspects of product- safety matters
●	Assists the Board in identifying and comprehending significant emerging science and technology policy and public health issues and trends that may impact our overall business strategy
●	Assists the Board in its oversight of our major acquisitions and business development activities as they relate to the acquisition or development of new science or technology
●
Oversees our environmental, social and governance (ESG) policies and programs designed to promote sustainable business practices and to mitigate risks related to employee health, safety and sustainability, including our external citizenship and sustainability commitments and our annual Health for Humanity Report

Finance Committee

●	Composed of the Chairman and Lead Director of the Board
●	Exercises the authority of the Board during the intervals between Board meetings, as permitted by law and our By‑Laws
●	Acts between Board meetings as needed, generally by unanimous written consent in lieu of a meeting
●	Any action is taken pursuant to specific advance delegation by the Board or is later ratified by the Board

2020 Proxy Statement - 23

BOARD MEETINGS AND PROCESSES
Director Meetings and Attendance
During 2019, the Board held eight regular meetings and one special meeting. Each Director attended at least 75% of the regularly scheduled and special meetings of the Board and the Committees on which he or she served (during the period that he or she served).
It has been our longstanding practice for all Director nominees to attend the Annual Meeting of Shareholders. All of the Director nominees attended the 2019 Annual Meeting except for Ms. Hewson, who presided at the Lockheed Martin Corporation Annual Meeting of Shareholders on the same morning.
Executive Sessions
During 2019, each of the Audit, Compensation & Benefits, Nominating & Corporate Governance, Regulatory Compliance, and Science, Technology & Sustainability Committees met in Executive Sessions without members of management present. The independent Directors met in Executive Session at every regular Board meeting during 2019 and held an additional special Executive Session to perform the annual evaluation of the Chairman/CEO. The Lead Director acted as Chair at all of these Executive Sessions.
Private Committee Sessions with Key Compliance Leaders
In addition to meeting in Executive Session, the Audit Committee and the Regulatory Compliance Committee held private sessions with their respective compliance leaders (e.g., the Chief Audit Executive, the Chief Compliance Officer, the Chief Quality Officer) during every in-person Committee meeting during 2019, without the Chairman/CEO present. These private meetings allow the independent Directors to engage in informal one-on-one discussions with management and provide the opportunity to solicit candid feedback and insights on risks, controls and compliance matters.
Board and Committee Evaluations
Our Principles of Corporate Governance require that the Board and each Committee conduct an annual self-evaluation. These self-evaluations are intended to facilitate a candid assessment and discussion by the Board and each Committee of its effectiveness in fulfilling its responsibilities.

•
Board Evaluations: At the end of 2019, the Chairman and the Lead Director met with each Director individually to collect feedback on the Board’s responsibilities, structure, composition, procedures, priorities, culture and engagement. Directors also have the opportunity to provide anonymous written comments through secure technology to enable additional candid feedback, and most Directors did provide anonymous written comments. In all cases, input from the evaluations was summarized and discussed with the full Board. The results of the evaluations were positive and affirming, with only minor administrative action items to address.

•
Committee Evaluations: Committee members complete a written questionnaire to facilitate self-evaluation during an Executive Session of the Committee. Upon completion of the self-evaluation, the Committee Chair shares the results with the full Board, including any follow-up actions.

2020 Proxy Statement - 24

OVERSIGHT OF OUR COMPANY
Oversight of Strategy
One of the Board’s key responsibilities is overseeing our corporate strategy. The Directors' diverse backgrounds, expertise in strategy development and depth of experience helps ensure an informed and comprehensive perspective of the challenges facing our global healthcare company. Through active engagement with management, the Board has keen insight into the most important issues and opportunities facing our Company. The Board is committed to providing effective oversight of and guidance on our short- and long-term strategies, and has developed appropriate practices to execute its oversight responsibilities.

•	The Board conducts an extensive review of our long-term strategic plans on an annual basis. The Board also reviews the long-term strategic plans of each of our business segments.
•	Throughout the year, the Board reviews and discusses matters related to our strategy with senior management to ensure that our operations are aligned with our long-term strategy.
•
Independent Directors hold regularly scheduled Executive Sessions without management present to discuss Company performance and review alignment with long-term strategy. Certain Committees also meet in private session with senior management in our financial, legal, compliance and quality functions, among others.

•
The Board regularly discusses and reviews global economic, geopolitical, socioeconomic, industry and regulatory trends and the competitive environment. The Board also considers feedback on strategy from our shareholders and other stakeholders to ensure that our short- and long-term strategies are appropriately designed to promote long-term growth.

•	The Board consults with external advisors to understand outside perspectives on the risks and opportunities facing our Company.
The Board’s oversight of strategy is enhanced by periodic engagements held outside the Boardroom. Independent Directors visit our business locations and research and development facilities around the globe to observe the implementation of our strategy. The Directors engage with senior leaders and employees at these sites to deepen their understanding of our businesses, their competitive environments and corporate culture.
Oversight of Risk
Our Approach to Enterprise Risk Management
Effective risk management is essential to our success. To grow as a Company for the long term, we must balance opportunity and appropriate risk to innovate and reach more patients and consumers. To effectively identify and mitigate or manage risks, our business requires strong collaboration between the leaders and employees responsible for our operations and the functional compliance experts responsible to help ensure that we grow in a compliant manner that adequately manages risk.
Our approach to risk management begins with the design of our organization. Our independent compliance functions, including legal, healthcare compliance, quality, anti-corruption, privacy and medical safety, work closely with each of our business sectors to identify risks and advise management as it develops plans to mitigate or manage these risks. Although employees of our independent compliance functions partner closely with business leadership to provide timely, relevant guidance, they are supervised by leadership within their function. This also helps ensure that best practices are being applied across the enterprise.
On a quarterly basis, our Compliance Committee, composed of leaders from our compliance functions and other enterprise functions such as information security, human resources and finance, meet to share information on enterprise risks and trends and to develop solutions to manage or mitigate identified risks. The Compliance Committee reports to several key Committees of the Board to ensure oversight of significant risks facing the Company. For additional detail on compliance leader’s interaction with Board Committees, see “Private Committee Sessions with Key Compliance Leaders” on page 24.
Our approach to overseeing risk is informed by our Enterprise Risk Management framework (ERM). The ERM is designed to identify risks that may affect the enterprise and manage the related risks and opportunities to ensure we will be able to meet our short- and long-term goals. Our ERM categorizes risk as: strategic, operational, compliance (including legal and regulatory), financial and reporting, environmental and social and cybersecurity. Within each category, we seek to identify and remediate risks, enable improved decision-making and prioritization, and promote monitoring and reporting across compliance functions. Our senior executives are responsible for day-to-day management of these risks, including creating appropriate risk management procedures.
For more information about the Company's ERM, please see www.jnj.com/about-jnj/enterprise-risk-management-framework.
Our employees are engaged in risk management through our Code of Business Conduct, which applies to all our employees worldwide. The Code of Business Conduct is designed to inform employees of relevant laws, Company policies and ethical

2020 Proxy Statement - 25

standards for decisions and actions in every market where we operate to help identify risks and ensure compliant practices. The Code of Business Conduct also provides guidance on where to turn for help and how to escalate risks and concerns. Our management teams around the globe are reminded annually of the requirements of this policy, and we act swiftly to review any reported violations of the Code of Business Conduct, compliance policies, laws or regulations. All Company employees are required to complete training on the Code of Business Conduct. See www.jnj.com/code-of-business-conduct.
In addition to the escalation procedure described in the Code of Business Conduct, our Credo Hotline is an integral component of our strong compliance culture. Our Credo Hotline is an anonymous mechanism that provides a channel for all employees, contingent workers, customers, third-party agencies and other partners to report potential violations or whistleblower complaints.
Additionally, employees can report potential violations through other methods (by phone or e-mail, etc.) within their local business unit or to Corporate Internal Audit, Health Care Compliance, Law, Security or the Human Resources organizations.
Board Oversight of Risk Management
The Board is responsible for overseeing management's execution of its risk management responsibilities and for assessing our approach to risk management. The Board’s oversight of risk is an integral element of its oversight of our business, and seeks to ensure that management has processes in place to appropriately identify and manage risk. The Board actively engages with senior management to understand and oversee our most significant risks, including in the following ways:

•	The Board reviews and discusses strategic, operational, financial and reporting, reputational and compliance risks.
•
Throughout the year, the Board and the applicable Committees receive updates from management regarding various enterprise risk management issues and risks related to our business segments, including risks related to drug pricing, litigation, product quality and safety, reputation and sustainability.

•	The Board consults with external advisors, including outside counsel, consultants and industry experts, to ensure that it is well informed about the risks and opportunities facing our Company.
•
Independent Directors hold regularly scheduled Executive Sessions without management present to discuss our risk management practices and risks facing our Company and our businesses. In certain Committees, independent Directors also meet in private session with management and compliance leaders.

•
In addition, the Board has tasked designated Committees of the Board to assist with the oversight of certain categories of risk management, and the Committees report to the full Board on these matters following Committee meetings. Each Committee reviews its charter on an annual basis to ensure oversight is evolving with the business.

The following graphic highlights certain risks overseen by the Committees.

Board of Directors
• Strategic Risks
• Operational Risks
• Financial and Reporting Risk
• Reputational Risk
• Enterprise Compliance
Audit Committee
• Financial Management and Disclosure
• Accounting
• Financial Reporting
• Tax and Treasury
Regulatory Compliance Committee
• Healthcare Compliance
• Product Quality
• Medical Safety
• Employee Health and Safety
• Cybersecurity
• Privacy
• Government Affairs Compliance
Science, Technology & Sustainability Committee
• ESG Practices and Disclosure
• Sustainable Business Practices
• R&D Strategy and Programs
Compensation & Benefits Committee
• Executive Compensation Programs and Incentives
• Recoupment
Nominating & Corporate Governance Committee
• Governance Policies
• CEO Succession Planning
• Board Succession Planning

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Oversight of ESG Risk

Responsibility for identifying environmental, social and governance (ESG) risks is integrated across the enterprise and managed by the Enterprise Governance Council (the Council). The Council is composed of senior leaders who represent our three business segments, our independent compliance functions and our enterprise functions with the ability to impact ESG issues. The Council and management reference the ERM to identify potential ESG risks relevant to our Company. The Council monitors these risks on a quarterly basis to ensure a clear and comprehensive view of existing and emerging ESG risks, identify controls, and help establish mitigation plans to address those risks. The Council reviews the outcomes of these assessments in its ESG priority topics scorecard review. For more information, please see our Health for Humanity Report at healthforhumanityreport.jnj.com.
The Science, Technology & Sustainability (STS) Committee is primarily responsible for overseeing ESG risk. However, because ESG risk assessment is an integral part of our overall approach to risk management, ESG risks are reviewed and evaluated by the Board and its Committees as part of their ongoing risk oversight of our Company. For example, the Regulatory Compliance Committee meets with the Chief Quality Officer to review our product quality program and key metrics on a quarterly basis. Extensive disclosure on our product quality programs is also provided in our annual Health for Humanity Report. Please see “Board Oversight of Risk Management” on page 26.
The STS Committee oversees our ESG priorities and disclosures on an annual basis. The STS Committee reviews the ESG disclosures in our annual Health for Humanity Report and evaluates our progress against our Health for Humanity 2020 Goals. The STS Committee oversees certain Council initiatives on an annual basis and our overall citizenship and sustainability efforts, including our results as measured by the Access to Medicines Index. The STS Committee updates the full Board on these matters, including our Access to Medicines and Global Public Health strategy. By integrating ESG risk into the responsibilities of the STS Committee, which also oversees research and development, we ensure that ESG considerations are integrated in our product development process from its earliest stages.
Significant Recognitions:

Oversight of Risks Related to Executive Compensation
The Board believes that a key element of its risk oversight responsibilities is considering whether our executive compensation programs incentivize our leaders to take excessive risks. The Board reviews our Company's financial performance, as well as other strategic factors including product quality metrics and talent development and diversity metrics to ensure our leaders are driving long-term growth in a manner aligned with Our Credo values. Please see our Guiding Principles on page 62.
The Compensation & Benefits Committee reviews the performance of our CEO and Executive Committee using the above metrics. It also oversees the design of our executive compensation programs to ensure that the programs do not incentivize our executive officers, either individually or as a group, to make excessively risky business decisions that could maximize short-term results at the expense of long-term value. The independent Directors who serve on this Committee are informed of our most significant risks, including litigation, drug pricing and product quality. The Committee, in consultation with its independent compensation consultant, ensures that our executive compensation programs are aligned with our long-term strategy and do not incentivize overly risky behavior.
We have highlighted several key elements of our executive compensation programs designed to mitigate risk in the following table. Please see the Compensation Discussion and Analysis beginning on page 45 for a complete discussion of our compensation programs.

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.

Key Elements of Our Executive Compensation Programs
Balanced performance-based awards	Performance-based awards are based on the achievement of strategic and leadership objectives in addition to financial metrics
Multi-year Performance Period and Vesting
The performance period and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period. Performance share units, restricted share units, and options vest three years from the grant date

Balanced Mix of Pay Components	The target compensation mix is not overly weighted toward annual incentive awards and represents a balance of cash and long-term equity compensation vesting over three years
Capped Incentive Awards	Annual performance bonuses and long-term incentive awards are capped at 200% of target
Stock Ownership Guidelines
Our CEO must directly or indirectly own equity in our Company equal to six times base salary, and the other members of our Executive Committee must own equity equal to three times base salary and retain this level of ownership at all times while serving as an Executive Committee member

No Change in Control Arrangements	None of our executive officers have in place any change-in-control arrangements that would result in guaranteed payouts
Compensation Recoupment Policy
The Board has the authority to recoup executive officers’ past compensation in the event of a material restatement of our financial results and for significant misconduct of Company policy or laws relating to the manufacturing, sales or marketing of our products

Oversight of Human Capital Management
Johnson & Johnson’s employees are at the heart of Our Credo and an essential element of our long-term strategy. The Board and its Committees are actively engaged in overseeing our talent development, human capital management strategies and corporate culture to ensure that they are designed to attract, develop and retain global business leaders who can drive financial and strategic growth objectives and build long-term shareholder value.

On a biennial basis, we conduct the Our Credo Survey, which assesses the degree to which senior leadership demonstrates Our Credo values. In the interim years, we conduct the Our Voice Employee Survey, which measures important aspects of our culture such as employee engagement, inclusion, development, health and wellness, collaboration, execution, innovation, and compliance and risk. The results of both surveys are closely reviewed by senior leadership and Human Resources, and managers are provided with detailed anonymized reports highlighting their team results, strengths and areas where an improvement plan is recommended.
In 2019, the Company conducted the Our Voice Employee Survey. Our overall participation rate was 87%, 3% higher than in 2017. Our overall results have increased to 81% favorable. We benchmark our performance on the Our Voice Employee Survey with the Mayflower group, which is a consortium of top tier, global companies dedicated to employee surveys. We are in the top quartile of Mayflower companies on recommending the company as a great place to work and wanting to stay with the company, which are critical components of employee engagement.
The results of each survey are reviewed with the Board.
A few highlights from the 2019 Our Voice Survey:
95%	I am willing to give extra effort to help J&J meet its goals.

87%	I would recommend J&J as a great place to work.

91%	I would like to be working at J&J one year from now.

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The Board is also regularly updated on key talent metrics for the overall workforce, including metrics related to diversity and inclusion, recruiting and talent development programs. The Board is updated on our human capital development strategy on an annual basis. To further develop understanding of our culture and talent pipeline, the Board conducts meetings and schedules site visits at our business locations and meets regularly with high-potential executives in formal and informal settings.
For more information on the Company's approach to talent development and engagement, please see healthforhumanityreport.jnj.com/our-people.
The Board also devotes significant time to leadership development and succession planning and provides guidance on important decisions in each of these areas. The Board has primary responsibility for succession planning for the CEO and oversight of succession planning for other executive officers. The Nominating & Corporate Governance Committee oversees succession planning protocols for the CEO and other executive officers. The Nominating & Corporate Governance Committee and the Board review succession plans for the members of Executive Committee on an annual basis with the CEO and Chief Human Resources Officer.
The Compensation & Benefits Committee oversees the design and management of corporate compensation programs, including long-term incentive compensation programs, as well as the design of the pension, savings, and health and benefit plans covering our employees, to ensure that our Company’s programs are aligned to both attract global business leaders and to ensure that incentives are aligned with our Company’s long-term strategy and the interests of shareholders.

A Note about Litigation:
Patient safety and product quality have always been and will remain our first priority, and our employees around the globe are committed to ensuring that our products are safe and of high quality. Our Quality and Compliance organization, led by our Chief Quality Officer, implements quality processes and procedures designed to ensure that our products meet our quality standards, which meet or exceed industry requirements. You can learn more about our quality processes at https://healthforhumanityreport.jnj.com/responsible-business-practices/product-quality-safety-reliability.
In addition, our Medical Safety organization, which is led by our Chief Medical Safety Officer, monitors our products from research and development through clinical trials, as well as pre- and post- regulatory approvals. This team of doctors and scientists prioritizes our patient experience and ensures that safety remains our first consideration in any decision along the value chain involving the quality or safety of our products.
We recognize that there are many factors that contribute to the decision to commence litigation, many of which are not related to product quality or patient safety. Furthermore, jury verdicts are not medical, scientific or regulatory conclusions about our products. When faced with litigation, our approach will depend on the facts and circumstances.
Regarding the ongoing talc and opioids litigation:
•
We are committed to defending the safety of JOHNSON'S® Baby Powder. Please see factsabouttalc.com for information on the safety of talc.
•
We acted responsibly in selling approved opioid-based pain medicines that met real patient needs and were designed and labeled to reduce abuse and misuse. As previously announced, the Company and its U.S.-based Janssen Pharmaceutical Companies have entered into an agreement in principle to settle opioid litigation. Please see factsaboutourprescriptionopioids.com for information on our position regarding ongoing litigation.
We deeply sympathize with those suffering from any medical condition. Our focus remains on delivering life-saving and life-changing treatments and solutions to our patients and customers around the world.

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SHAREHOLDER ENGAGEMENT
Johnson & Johnson celebrated our 75th anniversary as a publicly traded company in September of 2019, and our responsibility to our shareholders is one of our core Credo values. We prioritize meaningful engagement with our shareholders and significantly expanded our shareholder engagement program in 2019. In addition to the highlights below, please see pages 48 and 49 for more information about the changes made to our executive compensation program in response to shareholder feedback.

Our Approach to Shareholder Engagement
●
Our shareholder engagement program occurs primarily in the fall of each calendar year. In early summer, the governance team reviews the voting results from the prior Annual Shareholders’ Meeting, our current performance and the external environment, as well as trends in corporate governance and executive compensation, to develop a plan for shareholder engagement during the fall. We review the plan with our outside advisors to ensure that our program is appropriately inclusive and focused on topics of greatest interest to our shareholders. During the fall engagement season:

● ●
We reached out to shareholders representing approximately 45% of our shares outstanding and approximately 64% of our institutional ownership.
We met with approximately 115 U.S. and international institutional shareholders representing approximately 35% of our shares outstanding and approximately 50% of our institutional ownership.

●
Prior to the 2019 Annual Meeting, we reached out to our top 100 shareholders, who represent approximately 47% of our outstanding shares, and sought a dialogue and feedback on the items of business and disclosure in our 2019 Proxy Statement.

●
We include a section on our voting card inviting all shareholders to share comments with the Board. Prior to the 2019 Annual Meeting,151 shareholders provided comments. Shareholders may contact any of our Directors, including the Lead Director, using any of the options described on page 111.

●
We hosted our second annual Health for Humanity Report webinar coinciding with the release of our annual Health for Humanity Report in June 2019, which documents our progress in citizenship and sustainability. The webinar provided shareholders with the opportunity to engage and ask questions of our leaders in areas of Investor Relations, Product Quality, Medical Safety, Legal, Global Public Health and Environmental Health, Safety and Sustainability.

● We continually share feedback from our shareholders with the Board for their consideration.

OUR ANNUAL SHAREHOLDER ENGAGEMENT CYCLE

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Shareholder Engagement Topics
We recognize that our shareholders have many different areas of interest, and for each engagement meeting we work to ensure that we have the right personnel available to have an informed, meaningful discussion on the topics that are most important to the participants. Our 2019 engagement meetings and other governance exchanges covered a wide range of important corporate governance, environmental and social stewardship, compensation and public policy issues, including:

●	Board Composition and Diversity	●	Executive Compensation and Compensation Metrics
●	Board Evaluation Process	●	Lead Director Responsibilities
●	Board Oversight of Risk	●	Litigation
●	Shareholder Engagement and Communication	●	Product Quality and Safety
●	Board Tenure and Refreshment	●	Pharmaceutical Pricing Transparency and Access
●	Succession Planning and Talent Development	●	Separation of the Chairman and CEO Roles
●	Culture and Human Capital Management	●	Shareholder Proposals
●	Environment, Social and Governance Reporting	●	Tax Policy

Shareholder Feedback
The table below highlights several areas where our shareholders have provided feedback and how we have responded. Feedback from our shareholders is shared with the Board. We discussed our executive compensation program in detail with many shareholders and several proxy advisory firms, and we appreciate their perspectives. Please see pages 48 and 49 for more information about the changes made to our executive compensation program in response to shareholder feedback.

What We Heard	What We Did

Provide more disclosure on your approach to risk oversight and include information on ESG risk.	We have expanded disclosure on Oversight of Strategy, Risk and Human Capital Management to more clearly describe our approach to risk oversight, including oversight of ESG matters (pages 25 to 29).
Commit to disclose if the Board determines that it is appropriate to recoup executive compensation.	We committed to provide disclosure in the subsequent proxy statement if the Board determines to recoup executive compensation in accordance with our recoupment policy (page 73).
Disclosure on talc litigation in your 2019 Proxy Statement was helpful. Please expand it to include opioids.	We have expanded this disclosure to also include the opioid litigation (page 29).
Clearly identify skills in Director biographies that are relevant to your Company.	We have revised the Director biographies to simplify presentation and better emphasize the relevant skills that each Director brings to the Board (pages 10 to 16).
Disclose how risks related to public concern over drug pricing strategies are integrated into your executive compensation programs.	We expanded our disclosure on how the Board oversees risks related to executive compensation, including risks related to drug pricing (pages 27 and 28).
Avoid paying supplemental severance, but do not make a commitment to never do so in the future.
We will provide severance benefits within the parameters of our existing plans, and, based on shareholder feedback, we will retain flexibility if additional actions are required by the circumstances (pages 48 and 49).

Add more structure to your annual incentives.
We redesigned our executives' 2020 annual incentives with clear weightings on financial and strategic goals and identified threshold, target and maximum levels of financial performance and payout (pages 48 and 49).

Use only three-year measures in three-year Performance Share Units (PSUs). Discontinue using three one-year sales measures.	We redesigned our PSUs to be based on three-year adjusted operational EPS and three-year relative TSR (each weighted 50%) beginning with our 2020 awards (pages 48 and 49).

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CORPORATE GOVERNANCE HIGHLIGHTS
Johnson & Johnson is governed by the values set forth in Our Credo, which extend to our corporate governance practices and are reflected in our By-Laws and Principles of Corporate Governance. The Nominating & Governance Committee reviews our Principles of Corporate Governance and our overall governance practices on an annual basis to ensure that our corporate governance practices continue to meet the high standards expected by our shareholders. Our Principles of Corporate Governance can be found at www.investor.jnj.com/gov.cfm.

Effective Board Structure and Composition
Strong Independent Board Leadership	All Directors other than our Chairman/CEO are independent. All Committees other than the Finance Committee are comprised solely of independent Directors.
Independent Lead Director	The independent Directors appoint a Lead Director on an annual basis.
Annual Review of Board Leadership	The Nominating & Corporate Governance Committee conducts an annual review of the Board leadership structure to ensure effective Board leadership.
Executive Sessions of Independent Directors	Independent Directors meet in Executive Session without management present at each Board and Committee meeting.
Private Committee Sessions with Key Compliance Leaders	Independent Directors hold private Committee sessions with key compliance leaders without the Chairman/CEO present.
Rigorous Board and Committee Evaluations	The Board evaluates its performance on an annual basis. Each Committee evaluates its performance on an annual basis based on guidance from the Nominating & Corporate Governance Committee.
Regular Board Refreshment	The Board’s balanced approach to refreshment results in an effective mix of experienced and new Directors.
Diverse and Skilled Board	The Board is committed to diversity, reflecting differences in skills, regional and industry experience, background, race, ethnicity, gender and other unique characteristics.

Responsive and Accountable to Shareholders
Annual Election of Directors	Each Director is elected annually to ensure accountability to our shareholders.
Majority Voting Standard for Director Elections
In an election where the number of Directors nominated does not exceed the total number of Directors to be elected, Director nominees must receive the affirmative vote of a majority of votes cast to be elected. If a Director nominee receives more votes “against” his or her election than votes “for” his or her election, the Director must promptly offer his or her resignation.

One Class of Stock	Our common stock is the only class of shares outstanding.
Proxy Access
Each shareholder or a group of up to 20 shareholders owning 3% or more of our common stock continuously for at least three years may nominate and include in our proxy materials Director nominees constituting up to 20% of the Board in accordance with the terms set forth in our By-Laws.

Director Overboarding Policy	A Director who serves as CEO at our or any other company should not serve on more than two public company boards. Other Directors should not serve on more than five public company boards.
No Shareholder Rights Plan	We do not have a “poison pill” and have no intention of adopting one at this time.
No Supermajority Requirements in Certificate of Incorporation or By-Laws	Our Restated Certificate of Incorporation and By-Laws contain majority standards for all actions requiring shareholder approval.
Shareholder Right to Call Special Meeting	Shareholders holding 10% of shares may call a special meeting for good cause, and shareholders holding 25% of shares may call a special meeting for any reason.
Active Shareholder Engagement	See page 30 for more information on our shareholder engagement program.
Annual Say on Pay Advisory Vote	Shareholders are asked to vote annually on our named executive officer compensation.
Policy Against Pledging, Hedging and Short Selling of Company Stock	We have a meaningful policy prohibiting Directors and executive officers from pledging, hedging or short selling Company stock (see www.investor.jnj.com/gov.cfm).

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Additional Governance Features
Code of Business Conduct
We have a comprehensive Code of Business Conduct designed to provide Directors, senior executives and employees with guidance on our Company’s compliance policies. Independent Directors, members of the Executive Committee and all employees receive biennial training on the Code of Business Conduct.

Cybersecurity Oversight
The Regulatory Compliance Committee reviews and receives periodic briefings concerning global cybersecurity, information security, and technology risks, including discussions of any significant cyber incidents, our risk mitigation program and our Company’s internal escalation process. The Chief Information Security Officer leads our cybersecurity risk mitigation program, which is fully integrated into the overall enterprise risk management framework and overseen by the Regulatory Compliance Committee.

Robust Compensation Recoupment Policy Framework
Our Company has a comprehensive Compensation Recoupment Policy designed to ensure that management is held accountable in the event of significant misconduct violating a significant Company policy, law or regulation (see www.investor.jnj.com/gov/compensation-recoupment-policy.cfm).

Political Spending Oversight and Disclosure
As a leader in the healthcare industry, we are committed to supporting the development of sound public policy in healthcare. We work with many organizations across the political spectrum on a variety of policy issues related to health and other topics that impact patients, consumers and our Company. As a result of constructive engagement with a number of our institutional investors, we were an early mover on the disclosure of corporate political expenditures and activities, and we have expanded that disclosure over the years as we continue the dialogue with our shareholders on this issue.
The Regulatory Compliance Committee reviews our Company’s political contribution and lobbying policies, practices, and activities annually. In addition, our Political Action Committee and U.S. corporate political spending is audited biennially by our internal auditors. Disclosure regarding our political activities and expenditures, including the policies and procedures that govern that activity and spending and the Board’s oversight role, are updated semi-annually and can be found at www.investor.jnj.com/gov/contributions.cfm.
U.S. Pharmaceutical Pricing Transparency Disclosure
Our U.S. Pharmaceuticals business provides extensive disclosures on our responsible business practices in its annual Janssen U.S. Transparency Report. We are pleased that our revenue growth has been primarily attributable to increased volume arising from increased demand for our products rather than price increases. You can find the Janssen U.S. Transparency Report at transparencyreport.janssen.com.
Disclosure on Environmental, Social and Governance Topics
We provide extensive disclosures on our corporate citizenship and sustainability efforts in our annual Health for Humanity Report found at healthforhumanityreport.jnj.com.

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DIRECTOR INDEPENDENCE

All Directors are independent except for our CEO
It is our goal that at least two-thirds of our Directors be “independent,” not only as that term may be defined legally or mandated by the New York Stock Exchange (NYSE), but also without the appearance of any conflict in serving as an independent Director. The Board has determined that all non-employee Directors who served during fiscal 2019 are “independent” under the listing standards of the NYSE and our Standards of Independence, including: Dr. Beckerle, Mr. I. E. L. Davis, Mr. D. S. Davis, Dr. Doudna, Ms. Hewson, Mr. Joly, Dr. McClellan, Ms. Mulcahy, Mr. Perez, Mr. Prince, Dr. Washington, Mr. Weinberger and Mr. Williams.
In order to assist the Board in making this determination, the Board adopted Standards of Independence as part of our Principles of Corporate Governance, which can be found at www.investor.jnj.com/gov.cfm. These Standards conform to, or are stricter than, the NYSE independence standards and identify, among other things, material business, charitable and other relationships that could interfere with a Director’s ability to exercise independent judgment.
As highly accomplished individuals in their respective industries, fields and communities, the non-employee Directors are affiliated with numerous corporations, educational institutions, hospitals and charities, as well as civic organizations and professional associations, many of which have business, charitable or other relationships with our Company. The Board considered each of these relationships in light of our Standards of Independence and determined that none of these relationships conflict with our interests or would impair the relevant non-employee Director's independence or judgment.
The table on the following page describes the relationships that were considered in making this determination. The nature of the transactions and relationships summarized in the table, and the role of each of the Directors at their respective organizations, were such that none of the non-employee Directors had any direct business relationships with our Company in 2019 or received any direct personal benefit from any of these transactions or relationships.
All of the transactions and relationships of the type listed were entered into, and payments were made or received, by our Company or one of our subsidiaries in the ordinary course of business and on competitive terms. In 2017, 2018 and 2019, our transactions with or discretionary charitable contributions to each of the relevant organizations (not including gifts made under our matching gifts program) did not exceed the greater of $1 million or 1% of that organization’s consolidated gross revenues, and therefore did not exceed the thresholds in our Standards of Independence.

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Director Independence - Transactions and Relationships

Director	Organization	Type of Organization	Relationship to Organization	Type of Transaction or Relationship	2019 Aggregate Magnitude
Beckerle	Huntsman Cancer Institute	Healthcare Institution	Executive Officer	Sales	<1%; <$1 million
Beckerle	University of Utah	Educational Institution	Employee	Sales; investigator payments; grants	<1%
Doudna	University of California - Berkeley	Educational Institution	Employee	Sales; research-related payments; sponsorships; grants	<1%
Hewson	United Service Organizations	Non-profit Organization	Director	Grants; sponsorships; contributions	<1%; <$1 million
McClellan	Duke University	Educational Institution	Employee	Sales; research-related payments; grants; tuition reimbursements	<1%
McClellan	Research!America	Non-profit Organization	Director	Annual dues; sponsorships; contributions	<$1 million
Mulcahy	Save the Children	Non-profit Organization	Trustee	Contributions	<1%
Washington	Duke University	Educational Institution	Employee	Sales; research-related payments; grants; tuition reimbursements	<1%
Washington	Duke University Health System	Healthcare Institution	Executive Officer	Sales; rebates	<1%
Weinberger	Case Western Reserve University	Educational Institution	Trustee	Investigator payments; rebates; grants; sponsorships	<1%; <$1 million
Weinberger	The Concord Coalition	Non-profit Organization	Trustee	Contributions	<1%; <$1 million
Weinberger	Emory University	Educational institution	Trustee	Sales; investigator payments; rebates; grants; sponsorships	<1%; <$1 million
Weinberger	EY (Ernst & Young)	Profit Organization	Employee*	Professional services; consulting	<1%
Williams	The Cleveland Clinic Foundation	Non-profit Organization	Trustee	Grants; research-related payments; rebates	<1%; <$1 million
Williams	The MIT Corporation/Massachusetts Institute of Technology	Educational Institution	Trustee	Research-related payments; licensing payments; grants	<1%; <$1 million
Williams	National Academy Foundation	Non-profit Organization	Director	Contributions	<$1 million
Note: Any transaction or relationship under $25,000 is not listed above.
* Mr. Weinberger was a Global Chairman and CEO through July 1, 2019, and an active partner through December 31, 2019.
In the event of Board-level discussions pertaining to a potential transaction or relationship involving an organization with which a Director is affiliated, that Director would be expected to recuse him or herself from the deliberation and decision-making process. In addition, other than potential review and approval of related person transactions under our Policy on Transactions with Related Persons described on page 36 of this Proxy Statement, none of the non-employee Directors has the authority to review, approve or deny any grant to or research contract with an organization.

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RELATED PERSON TRANSACTIONS
Policies and Procedures
Our Policy on Transactions with Related Persons requires the approval or ratification by the Nominating & Corporate Governance Committee of any transaction or series of transactions exceeding $120,000 in which our Company is a participant and any related person has a direct or indirect material interest (other than solely as a result of being a director or trustee or less than 10% owner of another entity). Related persons include our Directors and executive officers and their immediate family members and persons sharing their households. It also includes persons controlling more than 5% of our outstanding common stock.
Under our Principles of Corporate Governance and Code of Business Conduct & Ethics for Members of the Board of Directors and Executive Officers, all of our Directors and executive officers have a duty to report to the Chairman or the Lead Director any potential conflicts of interest, including transactions with related persons. Management also has established procedures for monitoring transactions that could be subject to approval or ratification under the Policy on Transactions with Related Persons, which can be found at www.investor.jnj.com/gov.cfm.
Once a related person transaction has been identified, the Nominating & Corporate Governance Committee will review all of the relevant facts and circumstances and approve or disapprove entry into the transaction. The Committee will take into account, among other factors, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
If advance Committee approval of a transaction is not feasible, the transaction will be considered for ratification at the Committee’s next regularly scheduled meeting. If a transaction relates to a member of the Committee, that member will not participate in the Committee’s deliberations. In addition, the Committee Chairman (or, if the transaction relates to the Committee Chairman, the Lead Director) may pre-approve or ratify any related person transactions involving up to $1 million.

The following types of transactions have been deemed by the Committee to be pre-approved or ratified, even if the aggregate amount involved will exceed $120,000:

●	Compensation paid by our Company for service as a Director or executive officer
●
Transactions with other companies where the related person’s only relationship is as a non-executive employee, less than 10% equity owner or limited partner, and the transaction does not exceed the greater of $1 million or 2% of that company’s annual revenues

●	Our contributions to charitable organizations where the related person is an employee and the transaction does not exceed the lesser of $500,000 or 2% of the charitable organization’s annual receipts
●	Transactions where the related person’s only interest is as a holder of our stock and all holders receive proportional benefits, such as the payment of regular quarterly dividends
●	Transactions involving competitive bids
●	Transactions where the rates or charges are regulated by law or government authority
●	Transactions involving bank depositary, transfer agent, registrar, trustee under a trust indenture, or a party performing similar banking services

2020 Proxy Statement - 36

Transactions with Related Persons for 2019
A sister-in-law of Paulus Stoffels, Vice Chairman of the Executive Committee and Chief Scientific Officer, is a Senior Manager at Janssen Pharmaceutica NV, a wholly owned subsidiary of the Company, and earned $166,309 in total compensation in 2019 (using an exchange rate of 1.1144USD/1 EUR), including base salary, any annual incentive bonus, the value of any long-term incentive award granted in 2019, and any other compensation. She also participates in the general welfare and benefit plans of Janssen Pharmaceutica NV. Her compensation was established in accordance with Janssen Pharmaceutica NV’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. Dr. Stoffels does not have a material interest in his sister-in-law’s employment, nor does he share a household with her.
A sister of Joseph J. Wolk, Executive Vice President, Chief Financial Officer, is a Talent Mobility Advisory Services Leader at Johnson & Johnson Services, Inc., a wholly owned subsidiary of the Company, and earned $200,723 in total compensation in 2019, including base salary, any annual incentive bonus, the value of any long-term incentive award granted in 2019, and any other compensation. She also participates in the general welfare and benefit plans of Johnson & Johnson Services, Inc. Her compensation was established in accordance with Johnson & Johnson Services, Inc.’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. Mr. Wolk does not have a material interest in his sister’s employment, nor does he share a household with her.
These transactions were approved by the Nominating & Corporate Governance Committee in compliance with our Policy on Transactions with Related Persons described on the preceding page.

2020 Proxy Statement - 37

STOCK OWNERSHIP AND SECTION 16 COMPLIANCE
Stock Ownership
The following table sets forth information regarding beneficial ownership of our common stock by each Director, and our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers named in the tables in the section “Executive Compensation Tables” on pages 74 through 96 (each a named executive officer); and by all Directors and executive officers as a group. Each of the individuals/group listed below is the owner of less than 1% of our outstanding shares. Because they serve as co-trustees of Johnson family trusts, which hold stock for the benefit of others, Mr. Gorsky and Mr. Michael Ullmann, an executive officer, are deemed to “control” an additional 5,485,858 shares of our stock in which they have no economic interest, and those shares are not reflected in the table below. In addition to such shares, the Directors and executive officers as a group own/control a total of 1,534,101 shares. In the aggregate, these 7,019,959 shares represent less than 1% of the shares outstanding. All stock ownership is as of February 25, 2020.

Name	Number of Common Shares(1) (#)	Deferred Share Units(2) (#)	Common Shares Underlying Options or Stock Units(3) (#)	Total Number of Shares Beneficially Owned (#)
Mary C. Beckerle	0	7,617	0	7,617
D. Scott Davis	0	9,364	0	9,364
Ian E. L. Davis	4,193	14,591	0	18,784
Jennifer A. Doudna	0	2,662	0	2,662
Joaquin Duato	177,162	0	739,414	916,576
Alex Gorsky	452,623	0	2,490,853	2,943,476
Marillyn A. Hewson	3,000	1,221	0	4,221
Hubert Joly(4)	5,000	1,221	0	6,221
Mark B. McClellan	0	11,381	0	11,381
Anne M. Mulcahy	7,316	14,591	0	21,907
William D. Perez(5)	15,530	26,152	0	41,682
Charles Prince	29,320	21,344	0	50,664
Paulus Stoffels(6)	254,799	0	484,437	739,236
Jennifer A. Taubert	107,585	0	295,007	402,592
A. Eugene Washington	0	21,646	0	21,646
Mark A. Weinberger(4)	0	1,221	0	1,221
Ronald A. Williams	3,650	22,149	0	25,799
Joseph J. Wolk	21,140	0	63,857	84,997
All Directors and executive officers as a group (24)	1,534,101	155,160	5,544,717	7,233,978

(1)
The shares described as "owned" are shares of our common stock directly or indirectly owned by each listed person, including shares held in the 401(k) and Employee Stock Ownership Plans, and by members of his or her household, and are held individually, jointly or pursuant to a trust arrangement. Mr. Prince disclaims beneficial ownership of 800 shares listed as owned by him.

(2)
Includes Deferred Share Units credited to non-employee Directors under our Amended and Restated Deferred Fee Plan for Directors, and Deferred Share Units credited to the executive officers under our Executive Income Deferral Plan (Amended and Restated), if any.

(3)	Includes shares underlying options exercisable on February 25, 2020, options that become exercisable within 60 days thereafter and Restricted Share Units that vest within 60 days thereafter.

(4)	Became a member of the Board in December 2019.

(5)	Not standing for re-election.

(6)
Prior to adopting the Policy Against Pledging, Hedging and Short Selling of Company Stock, Dr. Stoffels had pledged 30,000 shares as security. The Compensation & Benefits Committee grandfathered this pledge. See the Policy at www.investor.jnj.com/gov.cfm.

2020 Proxy Statement - 38

The following are the only persons known to us to be the beneficial owners of more than five percent of any class of our voting securities:

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	Common Stock	228,297,775 shares(1)	8.67%(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	Common Stock	193,071,388 shares(2)	7.30%(2)
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	Common Stock	151,867,233 shares(3)	5.77%(3)
(1)    Based solely on an Amendment to Schedule 13G filed with the SEC on February 12, 2020, The Vanguard Group reported aggregate beneficial ownership of approximately 8.67%, or 228,297,775 shares, of our common stock as of December 31, 2019. Vanguard reported that it possessed sole dispositive power of 223,842,779 shares, sole voting power of 3,942,429 shares, shared dispositive power of 4,454,996 shares, and shared voting power of 752,516 shares.

(2)    Based solely on an Amendment to Schedule 13G filed with the SEC on February 10, 2020, BlackRock, Inc. reported aggregate beneficial ownership of approximately 7.30%, or 193,071,388 shares, of our common stock as of December 31, 2019. BlackRock reported that it possessed sole voting power of 166,278,622 shares and sole dispositive power of 193,071,388 shares. BlackRock also reported that it did not possess shared voting or dispositive power over any shares beneficially owned.

(3)    Based solely on a Schedule 13G filed with the SEC on February 13, 2020, State Street Corporation reported aggregate beneficial ownership of approximately 5.77%, or 151,867,233 shares, of our common stock as of December 31, 2019. State Street reported that it possessed shared voting power of 134,071,994 shares and shared dispositive power of 151,679,105 shares. State Street also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.

As a result of being beneficial owners of more than 5% of our stock, The Vanguard Group (Vanguard), BlackRock, Inc. (BlackRock), and State Street Corporation (State Street) are currently considered “related persons” under our Policy on Transactions with Related Persons described on page 36.

•
Certain of our U.S. and international employee savings and retirement plans and other affiliates have retained BlackRock and its affiliates to provide investment management services. In connection with these services, we paid BlackRock approximately $2.6 million in fees during fiscal year 2019.

•
Certain of our U.S. and international employee savings and retirement plans and other affiliates have retained State Street and its affiliates to provide investment management, trustee, custodial, administrative and ancillary investment services. In connection with these services, we paid State Street approximately $9.9 million in fees during fiscal year 2019.

Delinquent Section 16(a) Reports
Based on our review of Forms 3, 4 and 5 and amendments thereto in our possession and written representations furnished to us, we believe that during 2019 all reports for the Directors and executive officers required to be filed under Section 16 of the Securities Exchange Act of 1934 were filed on a timely basis, except that (i) a Form 3 that was timely filed for Ms. Wengel in 2018 was amended in 2019 to correct the number of shares of Johnson & Johnson common stock disclosed therein; and (ii) a Form 5 filed for Ms. Mulcahy for 2019 reported two acquisitions of shares of Johnson & Johnson common stock pursuant to inheritances that occurred in prior years.

2020 Proxy Statement - 39

DIRECTOR COMPENSATION
The Compensation & Benefits Committee charter requires annual review of non-employee Director compensation, including total compensation and each element of our non-employee Director compensation program.
During its annual review, the Committee analyzes the competitive position of our non-employee Director compensation program and each element of that program against the programs of the peer group used for executive compensation purposes (see page 67 for information about the Executive Peer Group). Frederic W. Cook & Co., Inc., the Committee’s independent consultant, provides an independent assessment of the competitive data provided to the Committee and advises the Committee on non-employee Director compensation. Decisions regarding the non-employee Director compensation program are approved by the full Board based on recommendations by the Committee.

Fiscal 2019 Non-Employee Director Compensation
The Compensation & Benefits Committee’s analysis in 2018 of the competitive position of our non-employee Director compensation program showed that overall compensation for non-employee Directors was below the peer group median. As a result, the Committee recommended, and the Board approved on September 11, 2018, the following non-employee Director compensation program for 2019 to achieve an overall compensation structure in line with the peer group median:

2019 Non-Employee Director Compensation	($)
Cash Compensation	$120,000
Lead Director Cash Retainer	35,000
Audit Committee Chair Cash Retainer	25,000
Committee Chair (other than Audit) Cash Retainer	20,000
Value of Deferred Share Units	185,000

Fiscal 2020 Non-Employee Director Compensation
On September 9, 2019, the Compensation & Benefits Committee recommended no changes to the non-employee Director compensation program for 2020. The Board approved no changes to the non-employee Director compensation program for 2020.

2020 Proxy Statement - 40

The compensation of our non-employee Directors for fiscal 2019 is set forth in the following table. Mr. Gorsky is an employee of the Company and, therefore, received no additional compensation for his service as a Director. For a complete understanding of the table, please read the accompanying footnotes and the narrative disclosures.

2019 Total Non-Employee Director Compensation
A	B	C	D	E	F
Name	Role for Additional Cash Retainer	Fees Earned or Paid in Cash ($)	Stock Awards (DSUs) ($)	All Other Compensation ($)	Total ($)
M. C. Beckerle	Committee Chair	$140,000	$184,979	$20,000	$344,979
D. S. Davis	Audit Committee Chair	145,000	184,979	0	329,979
I. E. L. Davis		120,000	184,979	0	304,979
J. A. Doudna		120,000	184,979	20,000	324,979
M. A. Hewson(1)		80,520	0	0	80,520
H. Joly(2)		8,877	0	0	8,877
M. B. McClellan		120,000	184,979	0	304,979
A. M. Mulcahy	Lead Director	155,000	184,979	20,000	359,979
W. D. Perez	Committee Chair	140,000	184,979	20,000	344,979
C. Prince	Committee Chair	140,000	184,979	20,000	344,979
A. E. Washington		120,000	184,979	20,000	324,979
M. A. Weinberger(2)		8,877	0	0	8,877
R. A. Williams	Committee Chair	140,000	184,979	10,000	334,979
(1) Elected as Director in April 2019 (2) Elected as Director in December 2019
Fees Earned or Paid in Cash (Column C)
Elective Fee Deferrals. As described below, under the Deferred Fee Plan for Directors, non-employee Directors may elect to defer payment of all or a portion of their cash retainers until termination of board membership. In 2019, Dr. Washington elected to defer his 2019 cash retainer.
Stock Awards (Column D)
Deferred Share Units - Mandatory Deferral. All figures in column D represent the grant-date fair value of Deferred Share Units (DSUs) granted to each non-employee Director on February 12, 2019. The Board approved a 2019 DSU award valued at $185,000; therefore, pursuant to the terms of the Deferred Fee Plan for Directors, each non-employee Director was granted 1,402 DSUs (rounded down to the nearest whole share). DSUs are immediately vested but must be deferred until termination of Board membership. DSUs earn additional amounts based on a hypothetical investment in our common stock, including accruing dividend equivalents in the same amount and at the same time as dividends paid on our common stock. DSUs are settled in cash upon termination of Board membership.
All Other Compensation (Column E)
Charitable Matching Contributions. The amounts reported in column E represent the aggregate dollar amount for each non-employee Director for charitable matching contributions. Non-employee Directors are eligible to participate in our charitable matching gift program on the same basis as employees, pursuant to which we contribute, on a two-to-one basis for every dollar donated, up to $20,000 per year per person to certain charitable institutions.

2020 Proxy Statement - 41

Deferred Fee Plan for Directors
Elective Fee Deferrals. Under the Deferred Fee Plan for Directors, non-employee Directors may elect to defer payment of all or a portion of their cash retainers until termination of Board membership. Deferred fees are converted into DSUs and earn additional amounts based on a hypothetical investment in our common stock, including accruing dividend equivalents in the same amount and at the same time as dividends paid on our common stock. DSUs are settled in cash upon termination of Board membership. In 2019, Dr. Washington elected to defer all of his 2019 cash retainer.
Deferred Compensation Balances. At December 31, 2019, the aggregate number of DSUs held in each non-employee Director’s Deferred Fee Account, including mandatory deferrals, any elective fee deferrals, and accrued dividend equivalents, was as follows:

Name	Deferred Share Units (#)
M. C. Beckerle	6,396
D. S. Davis	8,143
I. E. L. Davis	13,370
J. A. Doudna	1,441
M. A. Hewson	0
H. Joly	0
M. B. McClellan	10,160
A. M. Mulcahy	13,370
W. D. Perez	24,931
C. Prince	20,123
A. E. Washington	20,425
M. A. Weinberger	0
R. A. Williams	20,928
Additional Arrangements
We pay for or reimburse Directors for transportation, hotel, food, and other incidental expenses related to attending Board and Committee meetings, Director orientation or other relevant educational programs or Company meetings.
Stock Ownership Guidelines for Non-Employee Directors
Our stock ownership guidelines for non-employee Directors are intended to further align the Directors' interests with the interests of our shareholders. Stock ownership for the purpose of these guidelines includes shares directly owned by the Director, shares held indirectly that are beneficially owned by the Director and DSUs. All Directors are prohibited from transacting in derivative instruments linked to the performance of our securities.

Name	Stock Ownership Guideline as a Multiple of Annual Cash Retainer	2019 Compliance with Stock Ownership Guidelines?	Ownership Threshold Met?(1)
M. C. Beckerle	5x	Yes	Yes
D. S. Davis	5x	Yes	Yes
I. E. L. Davis	5x	Yes	Yes
J. A. Doudna	5x	Yes	No(2)
M. A. Hewson	5x	Yes	Yes
H. Joly	5x	Yes	Yes
M. B. McClellan	5x	Yes	Yes
A. M. Mulcahy	5x	Yes	Yes
W. D. Perez	5x	Yes	Yes
C. Prince	5x	Yes	Yes
A. E. Washington	5x	Yes	Yes
M. A. Weinberger	5x	Yes	No(2)
R. A. Williams	5x	Yes	Yes
(1) Non-employee Directors have five years after first becoming subject to the guidelines to achieve the required ownership threshold. (2) Joined Board within past five years

2020 Proxy Statement - 42

Item 2: Advisory Vote to Approve
Named Executive Officer Compensation

☑
The Board of Directors recommends that shareholders vote, in an advisory manner, FOR approval of the compensation of our named executive officers and the executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis (CD&A) section of this Proxy Statement.

Before you vote, we urge you to read the following for additional details on our executive compensation

• Compensation
Discussion and Analysis on pages 45 to 73

• Executive
Compensation Tables on pages 74 to 96

When casting your 2020 Say on Pay vote, we encourage you to consider:
•
The alignment of the 2019 compensation of our Chairman/CEO and other named executive officers with our Company’s 2019 performance. We delivered strong financial and strategic results despite a complex external environment.
•
Our enhanced engagement with shareholders following our 2019 Say on Pay results. Our Lead Director, Compensation & Benefits Committee Chairman, and members of senior management spoke with shareholders representing approximately 35% of our shares outstanding during 2019.
•
The meaningful response to stakeholder feedback we made following our 2019 Say on Pay vote. We believe the structural changes to our annual incentive plan, performance share unit plan, and executive perquisites reflect feedback from key stakeholders and more closely align with competitive practices.
•
Our continued evaluation of our executive compensation programs to ensure alignment with our shareholders. We are committed to active engagement on executive compensation matters, particularly in light of the evolving legislative, regulatory, and other dynamics impacting compensation decisions and program design.

We believe our executive compensation programs are strongly aligned with the long-term interests of our shareholders. The guiding principles of our executive compensation program continue to be: pay for performance, accountability for short-term and long-term performance, alignment with shareholders’ interests, and market competitiveness.
We assess performance by reviewing not only what financial and strategic objectives were achieved but also how those results were achieved and whether they were achieved consistent with the values embodied in Our Credo.
As an advisory vote, the results of this vote will not be binding on the Board or the Company. However, the Board and the Compensation & Benefits Committee value the opinions of our shareholders. They will also consider the outcome of the vote when making future decisions on the compensation of our named executive officers and our executive compensation philosophy, policies and procedures.
Following our Annual Shareholder Meeting on April 23, 2020, the next advisory vote on executive compensation is expected to occur at the 2021 Annual Meeting of Shareholders, unless the Board modifies its policy on the frequency of holding such advisory votes.

2020 Proxy Statement - 43

Compensation Committee Report

The Compensation & Benefits Committee of the Board of Directors (the Committee) has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” (CD&A) with management. Based on this review and discussion, the Committee has recommended to the Board that the section entitled “Compensation Discussion and Analysis,” as it appears on pages 45 through 73, be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019.

Ronald A. Williams, Chairman
D. Scott Davis
Marillyn A. Hewson
A. Eugene Washington

2020 Proxy Statement - 44

Compensation Discussion and Analysis

2020 Proxy Statement - 45

2019 Performance and Compensation
A Message from our Compensation & Benefits Committee Chairman

Dear Fellow Shareholders:
The members of the Compensation & Benefits Committee of the Board of Directors of Johnson & Johnson believe that the majority of executive compensation should be linked to business and individual performance with a strong view to the long-term interests of our Company and shareholders. We also believe compensation opportunities should be competitive and compelling to attract, retain, and motivate high performing executives who can deliver desired long-term results.
At the 2019 Annual Meeting, our Say on Pay vote received 66% support, which is below recent years’ support. We were disappointed in our vote result and significantly increased shareholder outreach over the past year to gain further feedback on our executive compensation program. The Company engaged with approximately 115 shareholders, and I personally participated in many of these discussions. We appreciate the thoughtful feedback that was provided at these meetings.
Our shareholders generally support our executive compensation program and its emphasis on performance-based and long-term equity compensation. We identified areas where we could strengthen our program and asked our shareholders for their feedback on the potential changes. After listening to input from our shareholders and reviewing market practices at peer companies, we made the following changes to the 2020 program design:

•	Annual incentive plan: Redesigned to provide greater structure, including weightings on financial and strategic goals and threshold, target, and maximum levels of financial performance and payout.

•	Long-term incentive plan: Eliminated the 1-year sales goal in the Performance Share Unit plan. The new plan includes 3-year adjusted operational EPS and 3-year relative TSR.

•	Personal Use of Company Car and Driver: Capped the value of the company provided car and driver to $24,999.
In the meetings with our shareholders, we discussed the special severance action taken in 2018 for a senior executive which we believe significantly contributed to the reduced support for our Say on Pay vote. We also discussed how to address similar situations going forward. Most shareholders cautioned against the unintended consequences of a future commitment to never pay supplemental severance. In response to shareholder feedback, the Committee will generally provide severance benefits within existing programs, and we will retain flexibility, if circumstances warrant, to take additional actions that are in the best long-term interests of the Company. If the Committee determines that discretionary action is in the best interests of the Company, we will disclose the factors that led to that decision.
As described in more detail in the CD&A, the following earned incentives and salary rate actions for our CEO demonstrate our pay for performance philosophy and emphasis on long-term results:

•	2019 annual performance bonus and long-term incentives: Based on strong 2019 Company operating performance, we awarded our CEO, Alex Gorsky, a bonus and long-term incentives both at 108% of target.

•	2017-2019 PSUs: Paid out at 94.7% driven primarily by below-target relative total shareholder return.

•	Base salary rate: Alex Gorsky’s salary rate remained unchanged for 2020, marking the third consecutive year at the same salary rate (2018, 2019, and 2020).
The programmatic changes for 2020 are substantial and we believe support our pay for performance philosophy and long-term focus. We will continue to evaluate the effectiveness of our executive compensation programs and engage with our shareholders. On behalf of the Compensation & Benefits Committee, I thank you for your feedback and support.
Sincerely,
Ronald A. Williams
Compensation & Benefits Committee Chairman

2020 Proxy Statement - 46

2019 SUMMARY

Our Credo
We assess performance by reviewing the financial and strategic results we achieved, how those results were achieved, and whether they were achieved in a manner consistent with the values embodied in Our Credo. We describe our compensation decision process, including the importance of Our Credo values in assessing performance, on page 69.

Shareholder Outreach and Our Compensation Program Changes
In 2019, approximately 66% of the votes cast supported our executive compensation program. We enhanced our shareholder engagement efforts to solicit further feedback on our programs and practices. In total, we met with approximately 115 shareholders representing approximately 35% of our total shares outstanding and approximately 50% of our institutional ownership.

On pages 48 and 49 we provide more detail on our shareholder outreach, what we heard, and our compensation program changes in response to shareholder feedback.

	What We Heard	What We Did
	Avoid paying supplemental severance, but do not make a commitment to never do so in the future.	We will provide severance benefits within the parameters of our existing plans, and, based on shareholder feedback, we will retain flexibility if additional actions are required by the circumstances.
	Add more structure to our annual incentives.	We redesigned our executives' 2020 annual incentives with clear weightings on financial and strategic goals and identified threshold, target, and maximum levels of financial performance and payout.
	Use only 3-year measures in the 3-year PSUs. Discontinue using three 1-year sales measures.	We redesigned our PSUs to be based on 3-year EPS and 3-year relative TSR (each weighted 50%) beginning with our 2020 awards.
	Shareholders did not express concern over personal use of the company car and driver, but we changed our program based on competitive market data.	Beginning in 2020, we capped the value of our car and driver perquisite.

2019 Company Performance
We exceeded our 2019 enterprise-level financial goals and met our strategic goals. We summarize our performance against our financial and strategic goals and the performance of each of our businesses on pages 50 to 53.

	Financial Goal	Goal	Results
	Exceeded our operational sales growth goal	0.0% - 1.0%	2.8%
	Exceeded our adjusted operational EPS growth goal	5.7% - 7.6%	8.8%
	Exceeded our free cash flow goal ($ Billions)	$18.6 - $19.4	$19.9
	Note: Operational sales growth, adjusted operational EPS growth, and free cash flow are non-GAAP measures. See page 53 for details.

Compensation Decisions for 2019 Performance
The Board recognized Mr. Gorsky’s 2019 performance by awarding him an annual performance bonus at 108% of target and long-term incentives at 108% of target. The Board kept Mr. Gorsky's salary rate unchanged at $1,650,000 per year. His salary rate has remained the same since 2018. We describe the performance and compensation of our Chairman/CEO and our named executive officers on pages 54 to 58.

		2019 Amount ($)	Percent of Target
	Salary Earned	$1,650,000
	Annual Performance Bonus	3,120,000	108%
	Long-Term Incentive Awards	14,610,000	108%

PSU Update
Our 2017-2019 Performance Share Units (PSUs) paid out at 94.7% of target driven by our operational sales, EPS, and TSR performance against our goals. We describe the PSUs earned under all three of our PSU grants that were active in 2019 on pages 59 to 61.

2020 Proxy Statement - 47

SHAREHOLDER OUTREACH AND OUR COMPENSATION PROGRAM CHANGES
2019 Say on Pay Results: In 2019, we held our annual advisory vote to approve named executive officer compensation, commonly known as “Say on Pay.” Approximately 66% of the votes were cast in favor of our executive compensation program as disclosed in our 2019 Proxy Statement. While this represents majority support, it was below the 92% to 96% majorities we received in the prior six years.
We were disappointed in our vote result and engaged with our shareholders to gain further feedback on our executive compensation programs. We also reviewed written comments from proxy advisory firms, advice from our independent compensation consultant and other consultants, and market practices at peer companies.
Shareholder Outreach: During the 2019 fall engagement season:

•	We reached out to shareholders representing approximately 45% of our shares outstanding and approximately 64% of our institutional ownership.

•	We met with approximately 115 U.S. and international institutional shareholders representing approximately 35% of our shares outstanding and approximately 50% of our institutional ownership.

•	Our Lead Director, Committee Chairman, and members of senior management participated in these discussions.
We discussed a wide range of corporate governance, environmental, social, compensation, and public policy issues. We describe our engagement, feedback and responses fully under “Shareholder Engagement” on page 30.
Shareholder Feedback on Executive Compensation: Our investors generally support the overall design of our executive compensation program with its focus on performance-based and long-term, equity-based compensation that aligns with our shareholders’ interests. We discussed our executive compensation program in general with our shareholders, and we asked for their thoughts on the following three specific items:

•
Severance for Executives: We believe our 2019 Say on Pay vote result was largely the result of mixed views of a one-time 2018 supplemental severance payment to a former named executive officer. The payment facilitated a prompt and orderly departure and a smooth transition of responsibilities without prolonged dispute or potential litigation and was significantly less than the long-term incentives that were forfeited.

In addition to discussing this past payment with our shareholders, we discussed how to address similar situations going forward. We asked our shareholders whether we should commit to not paying supplemental severance in the future. Our shareholders would like us to avoid paying supplemental severance. However, they are wary of the unintended consequences of future commitments that tie the hands of our Committee and do not support such a future commitment.

•	Annual Incentives: We believe that our executives' annual performance bonuses have historically reflected Company and individual performance.
We reviewed market practices and discussed potential changes to our annual incentives with our shareholders. Our shareholders support adding more structure to our annual incentives, including weighted performance measures and identified threshold and maximum payout and performance levels. When we use discretion, they expect the rationale to be disclosed, especially in cases where discretion is used to increase award amounts.

•
Performance Share Units: We believe that our PSU performance measures are aligned with our long-term objectives, motivate quality earnings growth, and reflect the TSR outcomes experienced by our shareholders.

We reviewed peer company practices and discussed potentially eliminating the 1-year sales measure from our 3-year PSUs with our shareholders. Our shareholders support this change.
Our Compensation Program Changes: Based on the feedback we heard, we took the actions described in the table on the following page that reflect our ongoing commitment to shareholder engagement and aligning our executives’ interests with our shareholders.

2020 Proxy Statement - 48

What We Heard	What We Did
Severance for Executives
Avoid paying supplemental severance, but do not make a commitment to never do so in the future.	We will provide severance benefits within the parameters of our existing plans, and, based on shareholder feedback, we will retain flexibility if additional actions are required by the circumstances.
Annual Incentives
Add more structure to our annual incentives.
We redesigned our executives' 2020 annual incentives with clear weightings on financial and strategic goals and identified threshold, target, and maximum levels of financial performance and payout.

70% performance against our financial goals
• Financial metrics and weights:
1/3rd operational sales
1/3rd adjusted operational EPS
1/3rd free cash flow
• Payouts as a percent of target incentive:
Maximum 200%
Target 100%
Threshold 50%
Below Threshold 0%

30% performance against our strategic goals
The strategic payout factor (0% to 200%) will be determined by the Committee based on its evaluation of performance versus our strategic goals.

The Committee may adjust individual awards on an exception basis within a range of 0x to 1.2x (subject to the 200% of target maximum).

Note: Business unit executives' financial performance is weighted 75% business unit / 25% enterprise. Adjusted operational net income is used at the business unit level rather than adjusted operational EPS.

Performance Share Units
Use only 3-year measures in the 3-year PSUs. Discontinue using three 1-year sales measures.
We redesigned our PSUs to be based on 3-year adjusted operational EPS and 3-year relative TSR (each weighted 50%) beginning with our 2020 awards.

Note: Delivering quality earnings growth continues to be a long-term objective. Our 1-year sales objectives are included in our executives' annual incentives (as described above).

Personal Use of the Company Car and Driver
Shareholders did not express concern over this perquisite, but we changed our program based on competitive market data.	Beginning in 2020, we capped the value of our car and driver perquisite. Executives will reimburse the Company for costs above $24,999.

2020 Proxy Statement - 49

2019 COMPANY PERFORMANCE
We delivered strong performance in 2019. We exceeded our financial goals and met our strategic goals. This was driven by strong performance in our Pharmaceuticals business and positive momentum in our Medical Devices and Consumer businesses.
We summarize the Company's performance against financial and strategic goals below. We also summarize the performance of each of our businesses. We set our goals based on our long-term strategic objectives, our product portfolio and pipeline, and competitive benchmarking.

Performance against our 2019 Financial Goals
We exceeded all our financial goals in 2019. We:
•
Exceeded our operational sales growth goal.
•
Exceeded our adjusted operational earnings per share (EPS) growth goal.
•
Exceeded our free cash flow goal.
Our annual goals are set consistent with our long-term strategic objectives of growing sales faster than our competitors and earnings faster than sales.

Note: Operational sales growth, adjusted operational EPS growth, and free cash flow are non-GAAP measures. See page 53 for details.

Performance against our Long-Term Strategic Goals
We met our strategic objectives.
•
Create Life-Enhancing Innovation: We met our objectives that measure our priority innovation projects across all 3 businesses. We:
•
Enhanced our pipeline, achieving 11 of 13 key product development and launch milestones.
•
Achieved designated milestones in Eye Health innovation and our Lung Cancer initiative.
•
Maintained our position as the #1 U.S. Healthcare company in absolute R&D dollars invested (approximately $11.4 billion).

•
Deliver Excellence in Execution: We met our objectives that measure: our priority business platforms' sales, our sales in regions offering the highest growth opportunities, and our product quality. We:
•
Gained or held market share in 10 of 14 key product platforms.
•
Exceeded our sales goals in Pharmaceuticals, which drove Company-wide growth to exceed our overall growth goal, but fell short of our Medical Devices sales goal in developed markets and our Consumer sales goals in emerging and BRIC (Brazil, Russia, India, and China) markets.
•
Delivered on 3 of 4 significant quality commitments for 2019, achieving our risk mitigation, field action, and inspection goals, but we received one FDA warning letter in our Mentor business that was given to companies across the industry.
•
Delivered on enterprise productivity goals, achieving key milestones in our supply chain transformation and Enterprise Standards and Productivity program to drive cost efficiencies.

2020 Proxy Statement - 50

Performance against our Long-Term Strategic Goals

•
Generate Value Through Partnerships: We met our objectives that track elements we need to execute to deliver additional growth opportunities. We:
•
Created value for the Company by meeting or exceeding our operational income goals in 6 out of 8 of our recent acquisitions.
•
Delivered approximately 21% growth in e-commerce sales and advanced our applied data science capabilities.
•
Advanced our strategic partnerships with key customers.
•
Progressed our sustainability efforts with the goal of reducing plastic in our packaging and optimizing our global carbon footprint.

•
Empower and Inspire our Employees: We met our objectives that measure our organizational health, diversity, and reputation. We:
•
Strengthened our leadership talent pipeline, advanced our efforts in diversity and our culture of inclusion, and exceeded our culture of health goals.
•
Maintained our strong global reputational index and exceeded our employee engagement goals.

Performance by Business

• Pharmaceuticals exceeded its operational sales growth, operational income growth, and cash flow goals. In 2019, the business:
•
Advanced the innovation pipeline and launched two new transformational medicines: SPRAVATO® for treatment-resistant depression and BALVERSA® for metastatic urothetlial cancer.
•
Maximized the value of our in-market brands with the approval of 29 line extensions for key brands including: STELARA®, DARZALEX®, and IMBRUVICA®.

•
Medical Devices met its operational sales growth and operational income growth goals and exceeded its cash flow goal. In 2019, the business:
•
Gained market share in two key growth platforms: wound closure and addressable Endocutters.
•
Executed major strategic moves, including the enhancement of the digital surgery strategy, the acquisition and integration of Auris Health, Inc., and the expansion of strategic partnerships.

•
Consumer partially met its operational sales growth goals, met its operational income growth goal, and exceeded its cash flow goal. In 2019, the business:
•
Established a new strategic direction, reallocating resources to focus on key products and priority markets and deliver on financial commitments.
•
Reduced costs and re-engineered processes to increase profitability.

2020 Proxy Statement - 51

Our Annual Incentive Goal Setting Process
In the fall, we undertake a rigorous planning process across the Company to develop our goals for the coming year. Our financial goals are used to develop the estimates that we provide to the investment community. The principles we follow in setting our financial targets are:

•	Operational Sales: Align with our strategic objective to exceed market growth using the breadth of our portfolio.

•	Adjusted Operational EPS: Consider our strategic plan, financial principles, competitive position, and investment strategies.

•	Free Cash Flow: Target specific levels of productivity and adjust for significant events as needed.
We set our 2019 operational sales growth goal considering:

•
Anticipated headwinds in our Pharmaceuticals business (including certain losses of exclusivity and competition from biosimilars and generics), which reduced our 2019 operational sales forecast by approximately $3 billion versus 2018 results.

•	Net divestiture activity, which reduced our planned 2019 operational sales an additional $1.6 billion versus 2018.
We set our 2019 adjusted operational EPS growth goal considering:

•	The planned 2019 operational sales items noted above, which reduced the 2019 adjusted operational EPS growth target.

•	A more aggressive EPS to sales growth multiple versus the prior year, which emphasizes our commitment to profitable growth in our continuing operations.
We set our 2019 free cash flow goal considering:

•	Our productivity in generating free cash flow from net income.

•	Adjustments for significant events.

2020 Proxy Statement - 52

Details on Non-GAAP Performance Measures

●
Operational Sales Growth: Operational sales growth is the sales increase due to volume and price, excluding the effect of currency translation.
◦
See page 17 of "Item 7. Management’s Discussion and Analysis of Results of Operations and Financial Condition” of our Annual Report on Form 10-K for the fiscal year ended December 29, 2019 (2019 Form 10-K) for our operational sales growth.

		2019 Operational Sales Growth %
	Sales Growth Currency Translation	0.6% (2.2%)
	Operational Sales Growth	2.8%

●
Free Cash Flow: Free cash flow is the net cash from operating activities less additions to property, plant and equipment. The figures are rounded for display purposes.
Cash flow from operating activities                  $23.4 billion
Additions to property, plant and equipment      -$3.5 billion
Free Cash Flow                                            $19.9 billion

●
Adjusted Operational EPS Growth: Adjusted EPS and adjusted operational EPS are non-GAAP financial measures.
◦
See Exhibit 99.2 to the Company’s Current Report on Form 8-K dated January 22, 2020 and “Reconciliation of Non-GAAP Financial Measures” of our 2019 Annual Report included in our proxy materials for a breakout of special items and intangible amortization expense.
◦
Adjusted operational EPS growth also excludes the effect of currency translation.
◦
Below is a reconciliation of diluted EPS (the most directly comparable U.S. GAAP measure) to adjusted EPS and adjusted operational EPS.

		2019 Actual $ per share	% Change vs. Prior Year*
	Diluted EPS Special Items and Intangible Amortization Expense	$5.63 3.05
	Adjusted EPS Currency Translation	8.68 0.22	6.1%
	Adjusted Operational EPS	8.90	8.8%
	* Prior year Adjusted EPS = $8.18

2020 Proxy Statement - 53

CEO PERFORMANCE AND COMPENSATION DECISIONS

Alex Gorsky: Chairman, Board of Directors and Chief Executive Officer

Performance:
The Board based its assessment of Mr. Gorsky’s performance primarily upon its evaluation of the Company’s performance. The Company exceeded its financial goals and met its strategic goals in 2019 under Mr. Gorsky’s leadership, as summarized under “2019 Company Performance” on pages 50 through 53.
In addition to our Company’s overall performance, the Board evaluated Mr. Gorsky’s performance against a set of strategic priorities. Mr. Gorsky:
•
Delivered on our financial, quality, and innovation commitments despite complex external dynamics.
•
Strengthened leadership teams and talent in key positions, resulting in new value-creating strategies, meaningful improvements in execution, and strong positioning for growth across our businesses.
•
Managed our portfolio to drive future value through acquisitions, divestitures, and licensing deals.
•
Advanced the value of our product pipeline through continued investment in innovation and new product development.
Compensation Decisions for 2019 Performance:
The Board’s compensation decisions for Mr. Gorsky reflect its assessment of his 2019 performance. The Board recognized Mr. Gorsky’s 2019 performance by awarding him an annual performance bonus at 108% of target and long-term incentives at 108% of target. After reviewing market data and other factors, the Board kept Mr. Gorsky's salary rate unchanged at $1,650,000 per year. His salary rate has remained the same since 2018.
Mr. Gorsky’s total direct compensation for 2019 and, for comparison purposes, his total direct compensation for 2017 and 2018 are displayed in the table below.

	2017		2018		2019
	Amount ($)	Percent of Target (%)	Amount ($)	Percent of Target (%)	Amount ($)	Percent of Target (%)
Salary Earned	$1,600,000		$1,642,308		$1,650,000
Annual Performance Bonus	3,080,000	110%	3,030,000	105%	3,120,000	108%
Long-Term Incentive Awards	14,352,000	115%	13,500,000	105%	14,610,000	108%
Total Direct Compensation	$19,032,000		$18,172,308		$19,380,000

Please see pages 56 to 58 for details on the awards and total direct compensation.

2020 Proxy Statement - 54

OTHER NAMED EXECUTIVE OFFICER PERFORMANCE

The Compensation & Benefits Committee based its assessment of each of the other named executive officers upon its evaluation of the Company’s performance and the individual performance of each named executive officer. Each of the named executive officers contributed to the Company’s performance as a member of the Executive Committee and as a leader of a business or a function. See pages 50 through 53 for the Committee’s evaluation of the Company’s performance for 2019.

Joseph Wolk: Executive Vice President, Chief Financial Officer
In addition to his contribution to our Company’s overall performance, Mr. Wolk:
•	Enhanced the internal and external presence of the CFO office, leading to more effective partnerships across our businesses and with external stakeholders.
•	Drove value-creation across our businesses and regions.
•	Successfully managed risk and accommodated unexpected challenges through disciplined financial management.

Paulus Stoffels, M.D.: Vice Chairman of the Executive Committee, Chief Scientific Officer
In addition to his contribution to our Company’s overall performance, Dr. Stoffels:
•	Delivered robust pharmaceutical pipeline growth.
•	Accelerated innovative product development, contributing to the receipt of key regulatory approvals.
•	Partnered with industry leaders, governments, and non-governmental organizations to drive external collaborations and address diseases with the greatest impacts on human health.

Joaquin Duato: Vice Chairman of the Executive Committee
In addition to his contribution to our Company’s overall performance, Mr. Duato:
•	Exceeded all financial goals for Pharmaceuticals while integrating key acquisitions and increasing the value of our product pipeline.
•	Oversaw the transformation of our Consumer business to focus on key product categories and markets, reduce complexity, and improve credibility.
•	Strengthened our digital technology strategy and talent, launching Company-wide efforts to bolster capabilities in key areas such as Data Sciences and Intelligent Automation.

Jennifer Taubert: Executive Vice President, Worldwide Chairman, Pharmaceuticals
In addition to her contribution to our Company’s overall performance, Ms. Taubert:
•	Exceeded Pharmaceuticals sales, income, and cash flow goals and executed significant licensing and acquisition deals.
•	Led significant efforts in transparency through the 3rd Janssen U.S. Transparency Report and as the first company to include prices in direct-to-consumer advertising.
•	Advanced the product pipeline, employing a disciplined portfolio management strategy to optimize return on investment.

2020 Proxy Statement - 55

COMPENSATION DECISIONS FOR 2019 PERFORMANCE
Our Compensation Decision Process
In January and February of each year, we assess the performance of our named executive officers and we determine the:

•	Annual performance bonus earned for the prior year’s performance,

•	Long-term incentive award granted in the first quarter of the year based on the prior year's performance, and

•	Salary rate for the upcoming year.
The independent Directors approve the compensation decisions for the Chairman/CEO. The Compensation & Benefits Committee approves the compensation decisions for all other named executive officers.
In the tables below and through page 57, we summarize the decisions regarding the annual performance bonuses, long-term incentive awards, and salary rates. We also show the 2019 total direct compensation. We believe that these tables best summarize the actions taken on the named executive officers’ compensation for the performance year.
2019 Total Direct Compensation
In the table below, we show the salary paid during 2019 and the annual performance bonus and long-term incentive grant approved on February 10, 2020 for performance in 2019 for each named executive officer.

A	B	C	D	E
	Cash		Equity
Name	Salary Earned ($)	Annual Performance Bonus ($)	Long-Term Incentive ($)	Total Direct Compensation ($)
A. Gorsky	$1,650,000	$3,120,000	$14,610,000	$19,380,000
J. Wolk	796,538	1,110,000	4,830,000	6,736,538
P. Stoffels	1,222,500	1,710,000	7,340,000	10,272,500
J. Duato	969,615	1,650,000	7,310,000	9,929,615
J. Taubert	796,154	1,000,000	5,000,000	6,796,154
Salary Earned (Column B)
Column B includes the base salaries paid during 2019.
Annual Performance Bonus (Column C)
Based on 2019 Company and individual performance as discussed on pages 50 to 55, the Board and the Committee awarded annual performance bonuses on February 10, 2020 ranging from 108% to 135% of target for the named executive officers. See the “2019 Grants of Plan-Based Awards” table on page 83 for the target amounts.
Long-Term Incentive Awards (for 2019 performance) (Column D)
The Board and the Committee granted long-term incentive awards on February 10, 2020 (ranging from 108% to 150% of target) to the named executive officers based on their 2019 performance, impact on the Company’s long-term results, competitive market data, and long-term potential within the organization.
In the table below, we show: the total long-term incentive awards granted; the weighting of performance share units (PSUs), options, and restricted share units (RSUs); and the individual award values.

Name	PSUs ($)	Options ($)	RSUs ($)	Total Long-Term Incentives ($)
Award Weight	60%	30%	10%	100%
A. Gorsky	$8,766,000	$4,383,000	$1,461,000	$14,610,000
J. Wolk	2,898,000	1,449,000	483,000	4,830,000
P. Stoffels	4,404,000	2,202,000	734,000	7,340,000
J. Duato	4,386,000	2,193,000	731,000	7,310,000
J. Taubert	3,000,000	1,500,000	500,000	5,000,000

2020 Proxy Statement - 56

In the table below, we show the number of shares of PSUs, options, and RSUs granted. We determine the number of units or options for each type of long-term incentive by dividing the dollar amount by the value per unit (or option) and rounding to the nearest whole unit or option. See the table on page 58 for details on the value of our 2020 long-term incentive awards.

Name	PSUs (#)	Options (#)	RSUs (#)
Value Per Unit or Option	$140.044	$16.425	$140.044
A. Gorsky	62,595	266,849	10,432
J. Wolk	20,693	88,219	3,449
P. Stoffels	31,447	134,064	5,241
J. Duato	31,319	133,516	5,220
J. Taubert	21,422	91,324	3,570
2020 Salary Rates
We do not guarantee annual salary increases and they are not automatic. The Board and the Committee reviewed performance, market data, responsibilities, and experience in determining the base salary rates for our named executive officers. Based on these factors, the Board and Committee kept Mr. Gorsky's and Dr. Stoffels' salary rates unchanged and adjusted the salary rates for Messrs. Wolk and Duato and Ms. Taubert.
The following table shows the annual base salary rate approved for each named executive officer. The annual base salary rates are all effective as of February 24, 2020.

Name	2019 Base Salary Rate ($)	2020 Base Salary Rate ($)
A. Gorsky	$1,650,000	$1,650,000
J. Wolk	805,000	900,000
P. Stoffels	1,222,500	1,222,500
J. Duato	975,000	1,030,000
J. Taubert	800,000	900,000

2020 Proxy Statement - 57

Details on 2020 Long-Term Incentive Value per Unit or Option
We used $140.044 per unit to determine the number of PSUs. This is the same as the RSU value and equals the value of a PSU assuming 100% of target performance is achieved.

We determined the grant date value for the RSUs based on the average of the high and low prices of our common stock on the NYSE on the grant date discounted by the expected dividend yield because dividends are not paid on RSUs prior to vesting.

We valued the options using the Black-Scholes model with the assumptions below.
We used the same grant date, common stock fair market value and dividend yield assumptions to calculate the values of the options and RSUs shown in the table below.

Assumptions used for RSU and Option Calculations
Grant Date	2/10/2020
Common Stock Fair Market Value (average of the high and low prices on the NYSE)	$151.41
Dividend yield	2.60%

Value per RSU	$140.044

2020 Option Value
Exercise Price	$151.41
Risk Free Rate (determined based on U.S. treasury rate of seven years)	1.47%
Expected Volatility (calculated using blended historical average volatility and implied volatility on at-the-money, 2-year, traded options)	15.325%
Expected Life in years (calculated based on historical data)	7.00
Value per Option	$16.425

2020 Proxy Statement - 58

2019 UPDATE ON PERFORMANCE SHARE UNIT AWARDS
In 2019, we completed the first year of the PSU performance period for our 2019-2021 awards, the second year of the PSU performance period for our 2018-2020 awards, and the third year of the PSU performance period for our 2017-2019 awards.
Performance Share Units Earned to Date
In the table below, we show the PSUs earned to date highlighting the contribution of the performance periods completed in 2019. We determine the number of PSUs earned based on our adjusted operational EPS and relative Total Shareholder Return (TSR) performance at the end of the 3-year performance period. We pay out earned PSUs at the end of the 3-year performance period.

		PSUs Earned Based on Performance to Date
Performance Period and Performance Measures	Weight	2017	2018	2019	2020	2021	Total
2017-2019 Performance Share Units
Operational Sales	1/3rd	95.0%	145.3%	145.9%			42.9%
Cumulative Adjusted Operational EPS	1/3rd	93.3%					31.1%
Relative TSR	1/3rd	62.0%					20.7%
Total							94.7%
2018-2020 Performance Share Units
Operational Sales	1/3rd		145.3%	145.9%	TBD 2020		32.4%
Cumulative Adjusted Operational EPS	1/3rd		TBD 2018-2020				0.0%
Relative TSR	1/3rd		TBD 2018-2020				0.0%
Total							32.4%
2019-2021 Performance Share Units
Operational Sales	1/3rd			145.9%	TBD 2020	TBD 2021	16.2%
Cumulative Adjusted Operational EPS	1/3rd			TBD 2019-2021			0.0%
Relative TSR	1/3rd			TBD 2019-2021			0.0%
Total							16.2%
Note: The percentages above are rounded to one decimal for display purposes.

PSU Performance versus Goals for Performance Periods Completed in 2019

	2019 Operational Sales Goal		2017-2019 Cumulative Adjusted Operational EPS Goal		2017-2019 Relative TSR Goal
Level	Operational Sales ($ Millions)	PSUs Earned (% of target)	Cum. Adj. Op. EPS	PSUs Earned (% of target)	Relative TSR	PSUs Earned (% of target)
Maximum	$86,100	200%	$24.56	200%	10.0 % points	200%
Target	82,000	100	22.33	100	0.0 % points	100
Threshold	77,900	50	20.10	50	(10.0) % points	50
<Threshold	< 77,900	0	< 20.10	0	< (10.0) % points	0
Result	$83,881	145.9%	$22.03	93.3%	(7.6) % points	62.0%
Note: Operational sales and cumulative adjusted operational EPS are non-GAAP measures. See page 61 for details.
If performance falls between threshold and target or between target and maximum, we determine the percentage of target earned using interpolation. If performance is below threshold for a goal, the percentage of target earned for that goal is 0%. If TSR is negative, the percentage of target earned based on TSR performance would be capped at 100%.

2020 Proxy Statement - 59

Our PSU Goal Setting Process
Our PSU goals are based on our long-term strategic plan and take into account our product portfolio and pipeline, anticipated healthcare market growth, and other external factors, including the competitive landscape.
Cumulative Adjusted Operational EPS: The EPS goal is set based on:

•	The operational EPS guidance for the first year, which is provided to the investment community.

•	Sales and EPS targets included in our strategic plan for the second and third years of the performance period.

•	Analysts’ expectations for the Company and the Competitor Composite Peer Group.

•	An EPS growth to sales growth multiple aligned with a long-term goal of growing net income faster than sales.
Relative Total Shareholder Return (TSR): The 3-year relative TSR goal is set to meet the performance of our Competitor Composite Peer Group, which undergoes annual review. See page 68 for more information on our Competitor Composite Peer Group.
Operational Sales: Beginning with awards made in February 2020, one-year operational sales will not be a PSU performance measure. For PSUs granted prior to 2020, our annual operational sales goals were based on actual sales from the prior year and then aligned to the Company’s annual operational sales growth guidance. Currency had a positive impact of approximately $0.3 billion on the 2018 sales base used to set the 2019 operational sales growth goal. The following table shows the 2018 operational and reported sales, the 2018 impact of currency, and the 2019 operational sales goal. We discuss our 2019 operational sales growth goal setting on page 52.

($ millions)
Base Year Sales
2018 Operational Sales	$81,301
Currency Translation	280
2018 Reported Sales	$81,581
2019 Operational Sales Goal
2019 Operational Sales Growth Goal	0.5%
2019 Operational Sales Goal	$82,000

2020 Proxy Statement - 60

Details on Non-GAAP PSU Performance Measures

2019 Operational Sales Performance: Operational sales growth is the sales increase due to volume and price, excluding the effect of currency translation. The following is a reconciliation of operational sales to reported sales (the most directly comparable GAAP measure).

($ millions)
2019 Reported Sales	$82,059
Currency Translation	1,822
2019 Operational Sales	$83,881

2017-2019 Cumulative Adjusted Operational EPS Performance: The following is a reconciliation of 2017-2019 cumulative reported EPS to cumulative adjusted operational EPS:

($)
Reported EPS	$11.71
Special Items and intangible amortization expense	12.45
Non-GAAP EPS	24.16
Currency Translation	(0.19)
PSU Plan Adjustments	(1.94)
Cumulative Adjusted Operational EPS	$22.03

See Exhibit 99.2 to the Company’s Current Report on Form 8-K dated January 22, 2020 and “Reconciliation of Non-GAAP Financial Measures” of our 2019 Annual Report included in our proxy materials for a breakout of special items and intangible amortization expense.
PSU plan adjustments: (1) significant acquisitions, divestitures, share repurchases, and changes in accounting rules or tax laws that impact adjusted operational EPS results by more than 1%; and (2) earnings from products that were not approved when the targets were set.

2017-2019 Relative TSR Performance (calculated using trailing 20-day average closing stock prices):

TSR from January 1, 2017 to December 31, 2019	(%)
Johnson & Johnson	11.0%
Competitor Composite Peer Group	18.6%
Relative TSR Performance (J&J minus Competitor Composite)	(7.6%) points

2020 Proxy Statement - 61

Executive Compensation Philosophy
KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM
We believe that our executive compensation program includes key features that align the interests of the named executive officers with our shareholders and does not include features that could misalign their interests.

What We Do		What We Don't Do

✓	Align CEO pay with Company performance	✗	No automatic or guaranteed annual salary
increases
✓	Align the majority of named executive officer pay
	with shareholders through long-term incentives	✗	No guaranteed bonuses or long-term incentive
awards
✓	Balance short-term and long-term incentives
		✗	No above-median targeting of executive
✓	Cap incentive awards		compensation

✓	Require executives to own significant amounts of	✗	No change-in-control benefits
Company stock
		✗	No tax gross-ups (unless they are provided
✓	Employ a compensation recoupment policy		pursuant to our standard relocation practices)
applicable to our named executive officers
		✗	No option repricing without shareholder
✓	Actively engage with our shareholders		approval

✓	Engage an independent compensation consultant	✗	No hedging, pledging or short selling
	reporting directly to the Committee		of Company stock

		✗	No long-term incentive backdating

		✗	No dividend equivalents on unvested long-term
incentives

GUIDING PRINCIPLES
We design our executive compensation programs to achieve our goals of attracting, developing, and retaining global business leaders who can drive financial and strategic growth objectives and build long-term shareholder value. We use the following guiding principles to design our compensation programs:

•	Pay for Performance: We tie annual bonuses and long-term incentive grants to the performance of: our Company, the individual’s business unit or function, and the individual.

•
Accountability for Short-Term and Long-Term Performance: We structure performance-based compensation to reward an appropriate balance of short-term and long-term financial and strategic business results, with an emphasis on managing the business for long-term results.

Our Board is responsible for oversight of risk management (including product development, supply chain, and quality risks) as described under “Oversight of Our Company” on pages 25 through 29. Our compensation program’s emphasis on long-term value helps to reduce the possibility that our executives make excessively risky business decisions that could maximize short-term results at the expense of long-term value.

•	Alignment to Shareholders’ Interests: We structure performance-based compensation to align the interests of our named executive officers with the long-term interests of our shareholders.

•	Competitiveness: We compare our practices against appropriate peer companies that are of similar size and complexity, so we can continue to attract, retain, and motivate high-performing executives.

2020 Proxy Statement - 62

Components of Executive Compensation
BASE SALARY, ANNUAL PERFORMANCE BONUS, AND LONG-TERM INCENTIVES
Below we describe the components of our total direct compensation, how we determine their size, and why we pay them.

Component	Form	Vesting / Performance Period	How Size is Determined			Why We Pay Each Component
Base Salary	Cash	Ongoing	●	We base salary rates on:		●	Recognize job responsibilities
				●	Competitive data
				●	Scope of responsibilities
				●	Work experience
				●	Time in position
				●	Internal equity
				●	Individual performance
Annual Performance Bonus	Cash	1 year	●	We set target awards as a percent of salary based on competitive data		●	Motivate attainment of our near-term priorities, consistent with our long-term strategic plan
			●	We determine award payouts based on business and individual performance
Long-Term Incentives	Equity	3 years (options: 10-year term)	●	We set target awards as a percent of salary based on competitive data		●	Motivate attainment of our long-term goals, TSR, and share price growth
			●	We grant long-term incentives based on business and individual performance, contribution, and long-term potential		●	Retain executives
			●	We determine payouts based on achievement of long-term operational goals, TSR, and share price appreciation

2020 Proxy Statement - 63

Long-Term Incentives
Below we describe the forms of long-term incentives we use for our named executive officers, their weighting, performance periods, how the payouts are determined, and why we use them.

Long-Term Incentive Form	Mix	Vesting / Performance Period		How Payouts are Determined		Why We Use Them
Performance	60%	●	0% to 200%	●	Measures and Weight:	●	Aligns with our long-term objectives
Share Units			vested 3 years after grant		● 1/2 Earnings per Share: 3-year Cumulative Adjusted Operational EPS	●	of growing quality earnings Reflects overall TSR outcomes relative to our competitors
					● 1/2 Relative Total Shareholder	●	Ties PSU value directly to the
					Return: 3-year Compound Annual		share price
Growth Rate versus the Competitor Composite peer Group
				●	Share price

Options	30%	●	100% vested	●	Share price appreciation	●	Motivates share price appreciation
			3 years after				over the long-term
			grant			●	Reinforces emphasis on long-term growth aligned with our objectives
		●	10-year term
Restricted Share Units	10%	●	100% vested	●	Share price	●	Ties RSU value directly to the share price
3 years after
grant

Notes:

•	PSU awards prior to February 2020 were based on 1/3 operational sales, 1/3 cumulative adjusted operational EPS, and 1/3 relative TSR.

•	Operational sales and cumulative adjusted operational EPS are non-GAAP measures. See page 61 for details.

•	No dividend equivalents are paid on our PSUs, options, or RSUs.

2020 Proxy Statement - 64

Long-Term Incentive Vesting and Treatment upon Termination
Our long-term incentives vest 100% on the third anniversary of the grant date. In addition, we do not pay out our PSUs until we determine the percent of target PSUs that have been earned based on performance.
The treatment of our long-term incentives upon termination varies depending on the termination circumstances, as follows:

Termination	Eligibility		Eligible Named Executive Officers	Voluntary Termination	Involuntary Termination Without Cause	Involuntary Termination with Cause		Death	Disability
Qualifying Separation	●	Termination of employment at age 62 or later, or	Gorsky Stoffels Duato Taubert	●	Grants within 6 months prior to termination would be forfeited.	●	All vested and unvested equity awards would be forfeited.	●	All equity awards would become vested on the termination date.
	●	Termination of employment after attainment of age 55 and at least 10 years of service with at least 5 years of consecutive service immediately before termination of employment.		●	Other equity awards would become vested on their normal vesting dates.			●	Options would remain exercisable for their remaining terms.
				●	Options would remain exercisable for their remaining terms.			●	Accelerated PSUs would be paid out at 100% of target with a “top up” at the end of the performance period if the payout exceeds target.
Non-Qualifying Separation (age 55-61)	●	Termination of employment after attainment of age 55, but before age 62 and without meeting the service requirements for Qualifying Separation.		●	All unvested equity incentives would be forfeited.
				●	Vested options would remain exercisable for up to three years.
Non-Qualifying Separation (Under age 55)	●	Termination of employment before attainment of age 55.	Wolk	●	All unvested equity incentives would be forfeited.
				●	Vested options would remain exercisable for up to three months.
Non-Competition and Non-Solicitation
Long-term incentive awards are subject to forfeiture and repayment provisions if an employee violates non-competition or non-solicitation agreements, as follows:

Competition with the Company		Impact on Long-Term Incentive Awards
●	Violating the non-competition provisions of the award agreement during employment or within 18 months of termination.	●	Forfeit vested and unvested PSUs, options, and RSUs.
●	Violating any other non-competition or non-solicitation agreement an employee has with the Company.	●	Repay any PSUs or RSUs vested or options exercised within the 12 months prior to the violation.
Involuntary Termination due to Specified Divestiture or Reduction in Force
• Specified Divestiture: A divestiture where the acquirer does not replace the awards that would be forfeited.

•	Reduction in Force: A termination of employment due to position elimination or plant closing.
Long-term incentive awards are pro-rated and vested in the event of a Specified Divestiture or Reduction in Force, as follows:

•	Pro-ration: Awards would be prorated in proportion to the time worked during the vesting period.

•
Vesting: PSU and RSU awards would become available on their normal vesting dates. Option vesting would be accelerated as of the date of termination and the options would remain exercisable for up to three months.

•
Coordination with Qualifying Separations: If an employee’s termination is also a Qualifying Separation, any of the employee’s awards that would have been forfeited because they were granted within 6 months prior to termination would receive the pro-ration and vesting treatment described above.

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EXECUTIVE PERQUISITES & OTHER BENEFITS
Our named executive officers participate in the same employee benefits provided to all other non-union U.S. employees. In addition, they participate in the following benefits and perquisites:

•
Executive Life Insurance: Effective January 2015, we closed this program to new participants. We grandfathered prior participants. Messrs. Gorsky and Wolk, Dr. Stoffels, and Ms. Taubert participated in the program in 2019.

•
Personal Use of Company Aircraft and Cars: Our named executive officers may use Company aircraft for limited personal travel and Company cars and drivers for commuting and other personal transportation. These perquisites are intended to enhance productivity, minimize distractions, and ensure the safety of our executives.

The incremental cost to the Company to provide these perquisites is included in the perquisites and other personal benefits table on page 82. These values are not paid to our named executive officers. For example, approximately 83% of our CEO’s 2019 personal use of corporate aircraft value was fuel costs and approximately 17% was landing fees, handling charges, crew expenses, and other incidentals. Approximately 77% of his 2019 personal use of the Company car was overtime paid to the driver and approximately 23% was fuel costs and tolls.
Beginning in 2020, we capped the value of the car and driver perquisite for our Executive Committee members at $24,999 annually. Amounts in excess of $24,999 must be reimbursed by the executive.

•	Home Security: We reimburse limited home security system related fees.
We detail the executive life insurance premiums paid, values of personal use of Company aircraft and cars, and home security related costs in the 2019 Perquisites and Other Personal Benefits Detail on page 82. Our named executive officers pay the income taxes due on the value of these benefits and perquisites.
COMPENSATION TARGET SETTING PROCESS AND PAY POSITION
Before each year begins, we set compensation targets to ensure that we can compete for talent and to maintain internal equity among positions with similar responsibilities. We conduct an annual review of publicly available information and executive compensation surveys to determine current pay levels among the Executive Peer Group. The Committee reviews market data to understand how our target pay levels compare to benchmark positions, but does not target total compensation to a specific percentile of the Executive Peer Group.
2019 PAY MIX AT TARGET
Our pay mix at target for our named executive officers is a result of our compensation targets that emphasize long-term versus short-term compensation.

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Peer Groups for Pay and Performance
We use two peer groups for executive compensation:

•	Executive Peer Group: We use the Executive Peer Group to assess the competitiveness of the compensation of our named executive officers.

•	Competitor Composite Peer Group: We use the Competitor Composite Peer Group to evaluate the relative performance of our Company.
As described below, the two peer groups vary because executive compensation levels and practices are influenced by business complexity and company size. Most of our business competitors are smaller than Johnson & Johnson or even each of our individual businesses.
EXECUTIVE PEER GROUP
The Committee compares our executive compensation levels and practices to those of the Executive Peer Group companies. It consists of companies that generally: are similar to Johnson & Johnson's size and scope; have executive positions similar to ours; and compete with us for executive talent. The Committee reviews the composition of the Executive Peer Group annually.
We compare our salaries, annual performance bonuses, long-term incentives, total direct compensation, benefits, perquisites and other compensation to the Executive Peer Group companies.
We do not include non-U.S. companies because comparable compensation data for the named executive officers is not available. We also do not include companies in industries whose compensation programs are not comparable to our programs, such as the financial services or oil and gas industries.
The following table lists the 2019 Executive Peer Group companies, their business characteristics, and Johnson & Johnson’s rankings among these companies. Each company’s figures are for the most recent four fiscal quarters. Market capitalization is as of December 31, 2019. Johnson & Johnson ranks in the top quartile of the peers for revenue, net income, and market capitalization.

Company (Ticker Symbol)	Revenue ($ Millions)	Net Income ($ Millions)	Market Cap ($ Billions)	Common Industry (Y/N)(1)	Gross Margin (>40%)	Inter-national Sales (> 33%)	Business Complexity(2)	R&D % of Sales (>or = 5%)
3M Company (MMM)	$32,136	$4,570	$101	✓	✓	✓	✓	✓
Abbott Laboratories (ABT)	31,904	3,687	154	✓	✓	✓	✓	✓
AbbVie Inc. (ABBV)	33,266	7,882	131	✓	✓		✓	✓
AT&T Inc. (T)	181,193	14,975	285		✓		✓
The Boeing Company (BA)	76,559	(636)	183			✓	✓
Cisco Systems, Inc. (CSCO)(3)	51,550	11,054	203		✓	✓	✓	✓
The Coca-Cola Company (KO)	37,266	8,920	237	✓	✓	✓
General Electric Company (GE)	95,214	(4,912)	97	✓		✓	✓
Intel Corporation (INTC)	71,965	21,048	260		✓	✓	✓	✓
International Business Machines Corporation (IBM)	77,147	9,431	119		✓	✓	✓	✓
Medtronic, PLC (MDT)(3)	31,062	5,349	152	✓	✓	✓	✓	✓
Merck & Co., Inc. (MRK)	46,840	9,843	232	✓	✓	✓	✓	✓
Microsoft Corporation (MSFT)(4)	134,249	44,323	1,203	✓	✓	✓	✓	✓
PepsiCo, Inc. (PEP)	67,161	7,314	191	✓	✓	✓
Pfizer Inc. (PFE)	51,750	16,273	217	✓	✓	✓	✓	✓
The Procter & Gamble Company (PG)(4)	69,594	4,814	311	✓	✓	✓	✓
United Technologies Corporation (UTX)	77,046	5,537	129			✓	✓
Johnson & Johnson (JNJ)	82,059	15,119	384	✓	✓	✓	✓	✓
Johnson & Johnson's Ranking	4th	4th	2nd
Johnson & Johnson's Percentile Rank	82%	82%	94%

(1)	Common Industry means that the company is in an industry similar to one of Johnson & Johnson’s business segments: pharmaceutical, medical devices or consumer packaged goods.

(2)	Business Complexity means the company is a complex organization with multiple product lines.

(3)	Used last four calendar quarters ending January 24, 2020 for Medtronic, PLC and January 25, 2020 for Cisco Systems, Inc.

(4)	Used last four calendar quarters ending December 31, 2019 for The Procter & Gamble Company and Microsoft Corporation.

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COMPETITOR COMPOSITE PEER GROUP
The Committee compares overall Company performance to the weighted performance of the Competitor Composite Peer Group companies. For example, when we set the sales goals for our businesses, we compare the sales of our individual businesses to the total sales of their industry competitors. For the TSR component of our PSUs, we weight the TSR within the three business groups by market capitalization and weight the three business groups using our sales mix each year. We include each of the peer companies in only one of the business groups for the TSR comparison.
These companies compete with one or more of our three businesses. We evaluate the peer group on an ongoing basis and update it as necessary. We select the companies based on the following criteria and financial metrics:

•	Product Relevance

•	Financial Comparison: Sales growth, net income growth and margin, EPS growth, and TSR

•	Global Presence
The following table lists the 2019 Competitor Composite Peer Group companies by business.

Pharmaceuticals	Medical Devices	Consumer

• AbbVie Inc. • Amgen Inc. • AstraZeneca PLC • Bristol-Myers Squibb Company • Eli Lilly and Company • GlaxoSmithKline plc • Merck & Co., Inc. • Novartis AG • Pfizer Inc. • Roche Holding AG (Pharm Rx only) • Sanofi
•
Abbott Laboratories
•
Becton, Dickinson and Company
•
Boston Scientific Corporation
•
Edwards Lifesciences Corporation
•
Medtronic, PLC
•
The Cooper Companies, Inc.
•
Roche Holding AG (Diabetes)
•
Smith & Nephew plc
•
Stryker Corporation
•
Zimmer Biomet Holdings, Inc.

•
Beiersdorf AG
•
Bayer AG (Consumer Healthcare)
•
Colgate-Palmolive Company
•
GlaxoSmithKline plc (Consumer Healthcare)
•
The L’Oréal Group
•
Pfizer Inc. (Consumer Healthcare)
•
The Procter & Gamble Company
•
Reckitt Benckiser Group plc
•
Sanofi (Consumer Healthcare)
•
Unilever plc

For 2020, the Medical Devices Competitor Composite was updated to more accurately reflect changes in its business mix, the evolution of the competitive landscape, and newly public companies. Alcon Inc. and Intuitive Surgical, Inc. were added while Abbott Laboratories, Becton Dickinson, Edwards Lifesciences, and Roche Holding AG (Diabetes) were removed.

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Compensation Decision Process
IMPORTANCE OF OUR CREDO VALUES IN ASSESSING PERFORMANCE
Since 1943, Our Credo has guided us in fulfilling our responsibilities to our customers, employees, communities, and shareholders. In assessing our named executive officers’ contributions to the Company's performance, the Committee not only looks to results-oriented measures of performance, but also considers how those results were achieved. It considers whether the decisions and actions leading to the results were consistent with the values embodied in Our Credo and the long-term impact of their decisions.
Credo-based behavior is not something that can be precisely measured. Thus, there is no formula for how Credo-based behavior can, or will, impact an executive’s compensation. The Committee and the Chairman/CEO use their judgment and experience to evaluate whether an executive’s actions were aligned with our Credo values.
ASSESSING "THE WHAT" AND "THE HOW"
We evaluate the performance of our named executive officers based on what objectives they have accomplished and how they have accomplished them.

•	The “What”: We evaluate each of them against financial and strategic goals for the Company and for the business or function that they lead.

•	The “How”: We also consider how they accomplished their goals. This includes whether the executive achieves business results in a manner that is consistent with the values embodied in Our Credo.
During the first quarter:

•	The Committee reviews the financial and strategic goals for the Company and each of the businesses for the current year.

•	The Chairman/CEO provides his assessment to the Committee of “the what” and “the how” for each of the other named executive officers for the prior year.

•	The independent members of the Board evaluate “the what” and “the how” for the Chairman/CEO for the prior year.
ALIGNING COMPENSATION TO "THE WHAT" AND "THE HOW"
An individual employee can earn from 0% to 200% of the applicable target for annual performance bonuses and long-term incentives based on his or her individual performance on both “the what” and “the how”. This broad range allows for meaningful differentiation based on performance.
The Committee determines annual performance bonuses, long-term incentive awards and salary rates on a component-by-component and total direct compensation basis. The Committee also compares the position of actual compensation for the prior year and target compensation for the current year to Executive Peer Group data.
The independent Directors (in the case of the Chairman/CEO) and the Committee (in the case of the other named executive officers) use their judgment and experience to determine annual performance bonuses, long-term incentives, and salary rates. Performance against goals is the most significant input in determining compensation levels. However, it does not determine them in a formulaic manner. In addition, we do not consider an employee’s previous long-term incentive awards and total equity ownership when making annual long-term incentive awards.

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Governance of Executive Compensation
The Committee is responsible for the executive compensation program design and decision-making process. It solicits input from the independent Directors, the Chairman/CEO, other members of management, and its independent compensation consultant to assist it with its responsibilities.
The Committee has retained Frederic W. Cook & Co., Inc. (FWC) as its independent compensation consultant to advise it on executive compensation matters. The Committee has sole authority to negotiate the terms of service, including all fees paid to FWC.
We summarize the roles of each of the key participants in the executive compensation decision-making process below.

Participant	Role
Compensation & Benefits Committee	●	Acts on behalf of the Board by setting the principles that guide the design of our compensation and benefits programs
	●	Sets the executive compensation philosophy and composition of the Executive Peer Group
	●	Approves the compensation target levels
	●	Sets compensation programs and principles that are designed to link executive pay with Company and individual performance
	●	Recommends to the Board the Chairman/CEO’s compensation
	●	Reviews and approves compensation decisions recommended by the Chairman/CEO for each of the other named executive officers
	●	Reviews the eligibility criteria and award guidelines for the corporate-wide compensation and benefits programs in which the named executive officers participate
Independent Directors	●	Participate in the performance assessment process for the Chairman/CEO
	●	Approve the Chairman/CEO’s compensation
Chairman/CEO	●	Reviews and presents to the Committee the performance assessments and compensation recommendations for each of the other named executive officers
Independent Compensation Consultant	●	Attends all Committee meetings at the request of the Committee
	●	Advises the Committee on market trends, regulatory issues and developments and how they may impact our executive compensation programs
	●	Reviews the compensation strategy and executive compensation programs for alignment with our strategic business objectives
	●	Advises on the design of executive compensation programs to ensure the linkage between pay and performance
	●	Provides market data analyses to the Committee
	●	Advises the Committee on setting the Chairman/CEO’s pay
	●	Reviews the annual compensation of the other named executive officers as recommended by the Chairman/CEO

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INDEPENDENCE OF COMPENSATION CONSULTANT
The Committee determined that FWC’s service as its independent compensation consultant did not raise any conflict of interest concerns. The Committee considered the following factors, among others, when assessing the independence of its compensation consultant:

•	FWC does not provide any other services to the Company and reports directly to the Committee.

•	FWC has policies and procedures in place to prevent conflicts of interest.

•	No member of the FWC consulting team serving the Committee has a business or personal relationship with any member of the Committee or any executive officer of the Company.

•	Neither FWC nor any principal of FWC owns any shares of our common stock.

•	The amount of fees paid to FWC is less than 1% of FWC's total consulting income.
To assure continuing independence, the Committee periodically considers whether there should be rotation of its independent compensation consulting firm or the lead consultant.

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Additional Information Concerning Executive Compensation
USE OF TALLY SHEETS
The Committee reviews tally sheets, prepared by management and reviewed by the Committee’s independent compensation consultant, for each of our named executive officers. These tally sheets include all the Company’s obligations for compensation and benefits under hypothetical termination scenarios. The Committee does not use the tally sheets to determine the various elements of compensation or the actual amounts of compensation to be approved, but instead uses the tally sheets to evaluate the Company’s obligations under the plans.
LIMITED EMPLOYMENT ARRANGEMENTS AND AGREEMENTS
Our Severance Pay Plan provides benefits to certain full-time U.S. employees who are involuntarily terminated. We provide two weeks base salary for each year of service, with guaranteed minimums based on an employee’s level. The minimum for our named executive officers is 52 weeks of base salary. We pay severance according to our normal payroll cycle. We do not pay severance as a lump-sum payment.
We do not have employment arrangements or agreements with any of our named executive officers.
STOCK OWNERSHIP GUIDELINES FOR NAMED EXECUTIVE OFFICERS
We require our named executive officers to own our Company’s stock to further align their interests with our shareholders’ interests. They must meet the following requirements:

Name	Stock Ownership Guideline as a Multiple of Base Salary	2019 Compliance with Stock Ownership Guidelines?	Ownership Threshold Met?(1)
A. Gorsky	6x	Yes	Yes
J. Wolk	3x	Yes	Yes
P. Stoffels	3x	Yes	Yes
J. Duato	3x	Yes	Yes
J. Taubert	3x	Yes	Yes
(1) Executive officers have five years after first becoming subject to the guidelines to achieve the required ownership thresholds.
Each of our named executive officers met or exceeded his or her respective stock ownership requirement as of December 27, 2019. We believe the ownership levels in the graph below illustrate our senior executives' commitment to our Company and our shareholders.

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We do not count shares underlying options or unearned PSUs as owned shares for these guidelines. A named executive officer cannot sell the after-tax shares received from long-term incentives until his or her ownership threshold is met. The Nominating & Corporate Governance Committee monitors compliance with these guidelines on an annual basis.
Our Policy Against Pledging, Hedging and Short Selling of Company Stock prohibits directors and executive officers from pledging, entering into hedging arrangements, short selling or transacting in derivative instruments linked to the performance of the Company’s stock. Prior to adopting the policy, Dr. Stoffels had pledged 30,000 shares as security. The Compensation & Benefits Committee grandfathered this pledge.
EXECUTIVE COMPENSATION RECOUPMENT POLICY
The Board can recoup all or part of any compensation paid to an executive officer in the event of a material restatement of the Company’s financial results. The Board will consider:

•
whether any executive officer received compensation based on the original financial statements because it appeared he or she achieved financial performance targets that in fact were not achieved based on the restatement; and

•
the accountability of any executive officer whose acts or omissions were responsible, in whole or in part, for the events that led to the restatement and whether such actions or omissions constituted misconduct.

The Board can also recoup compensation from senior executives in the event of significant misconduct resulting in a violation of a significant Company policy, law, or regulation relating to manufacturing, sales or marketing of products that causes material harm to Johnson & Johnson.
In the event that the Board recoups bonus or other compensation from an executive officer under this Policy, the Company will publicly disclose such action so long as (1) the Company has already publicly disclosed the facts and circumstances underlying the recoupment in the Company’s filings with the SEC or in a disclosure that would otherwise meet the requirements for public disclosure by the Company under Regulation FD and (2) the Board determines in its reasonable judgment that (a) the disclosure would not violate any individual’s privacy rights, (b) the disclosure is not likely to result in, exacerbate or prejudice any existing or threatened litigation, arbitration, investigation or proceeding against the Company, and (c) is not otherwise prohibited. This disclosure would appear in the Company’s proxy statement following any such Board action.
The compensation recoupment policies are available at www.investor.jnj.com/gov/compensation-recoupment-policy.cfm.
TAX IMPACT ON COMPENSATION
We consider objectives such as attracting, retaining and motivating leaders when we design our executive compensation programs. We also consider the tax-deductibility of compensation, but it is not our sole consideration. Given the limitations on deductibility of compensation for our named executive officers imposed as a result of U.S. tax reform, we expect that tax deductibility will have less of an impact on our program design for our named executive officers in the future.
For federal income taxes, compensation is an expense that is fully tax-deductible for almost all our U.S. employees. Following tax reform, annual compensation in excess of $1 million paid to our named executive officers who are covered employees under Section 162(m) of the Internal Revenue Code will generally not be tax deductible, even if such compensation is performance-based or paid following termination of employment.
The tax reform legislation includes a “grandfather rule” under which compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 will remain tax deductible for U.S. federal income tax purposes. We generally expect to preserve the “grandfathered” status of any of our plans or awards (or portions thereof) that qualify for such status.
COMPENSATION DECISIONS FOR 2018 PERFORMANCE
The following compensation figures included in this year’s Summary Compensation Table were granted to the named executive officers in February 2019 for performance in 2018:

•	2019 PSU and RSU awards included in the “Stock Awards” column

•	The 2019 option award included in the “Option Awards” column
The decisions regarding these awards were discussed in detail in our 2019 Proxy Statement dated March 13, 2019. For a full understanding of these decisions, please refer to the section of our 2019 Proxy Statement entitled “Compensation Discussion and Analysis — 2018 Performance and Compensation."

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Executive Compensation Tables

Reconciliation of Our CEO's 2019 Total Direct Compensation to the 2019 Summary Compensation Table
Compensation Decisions for 2019 Performance
In January and February of each year, we assess the performance of each of our named executive officers and we determine the annual performance bonus earned for the prior year's performance, long-term incentive award granted in the first quarter of the year based on the prior year's performance, and salary rate for the upcoming year. We consider an executive's total direct compensation (TDC) for a year to be the sum of salary earned during the year, annual performance bonus earned for that year's performance, and long-term incentive award granted in the first quarter of the following year based on that year's performance.
Differences between Total Direct Compensation and the Total from the Summary Compensation Table
In the graph and table on the following page, we show the 2019 total direct compensation for our Chairman/CEO shown on page 54, the total from the “Summary Compensation Table” on page 77, and the differences between the two amounts as described below. We also show the reconciliations for 2018 and 2017 in the table.
What we consider total direct compensation for a given year differs from the total from the “Summary Compensation Table” in the following respects:

•	Long-Term Incentive (LTI) Timing and Accounting Differences:

•
LTI Timing Difference: We consider an executive's LTI award granted based on a year's performance to be part of his or her total direct compensation for that year along with his or her salary earned during that year and annual performance bonus earned for that year's performance. In contrast, the Summary Compensation Table total includes LTI granted during the year - not the LTI granted based on that year's performance.

Since we vary the size of our LTI awards based on performance in the prior year, this timing difference results in differences that obscure the decisions of the Committee to align pay with performance for a given year. For example, the LTI awards granted on February 10, 2020 based on 2019 performance are included in our named executive officers' 2019 total direct compensation. However, the Summary Compensation Table's 2019 totals include amounts considered granted in 2019 (mostly based on 2018 performance).

•
LTI Accounting Difference: We include the value of the LTI at grant in an executive's total direct compensation. However, the Summary Compensation Table total includes the PSUs considered granted in a year according to U.S. accounting rules which includes the portions of three years of PSU grants that were tied to that year's sales objective.

This LTI accounting difference adds to the LTI timing difference. For example, the value of the PSUs granted on February 10, 2020 based on 2019 performance are included in our named executive officers' 2019 total direct compensation. However, the PSUs included in the Summary Compensation Table 2019 totals were granted based on performance in 2016, 2017, and 2018.

•
Change in Pension Present Value: The pension is only paid after retirement and we do not consider it to be part of total direct compensation for any given year. In contrast, the Summary Compensation Table total includes positive changes in the present value of an executive's pension benefit during the year.

On pages 76 and 80 we show the breakout of the impacts of service, pay, and age and changes in assumptions on our named executive officers' changes in pension values. The "noise" created by changes in assumptions introduces significant year-on-year volatility to our Summary Compensation Table totals and does not reflect decisions on compensation by the Committee.

•
Other: We do not include amounts related to our legacy cash-based long-term incentives and benefits and perquisites in total direct compensation for a year. However, these amounts are included in the Summary Compensation Table total as follows:

◦
Legacy cash-based long-term incentives: Dividend equivalent payments on, and the growth in value of, our legacy cash-based long-term incentive plans above a reference rate (included in Columns F and G). We stopped granting cash-based long-term incentives in 2012.

◦	Benefits and perquisites: Perquisites and other personal benefits, Company contributions to our 401 (k) and Excess Savings Plans, and insurance premiums (included in Column H).

2020 Proxy Statement - 74

Reconciliation: CEO TDC to Summary Compensation Table Total	2017	2018	2019
Total Direct Compensation	$19,032,000	$18,172,308	$19,380,000
LTI Timing & Accounting Differences	3,056,759	1,125,057	(603,638)
Change in Pension Present Value (included in SCT column G)	6,807,000	0	5,775,000
Other Items (included in SCT columns F, G, and H)	906,805	800,207	814,415
Total from Summary Compensation Table (included in SCT column I)	29,802,564	20,097,572	25,365,777

CEO Compensation: LTI Timing & Accounting Differences	2017	2018	2019
LTI Value included in Total Direct Compensation	$14,352,000	$13,500,000	$14,610,000
Value of Timing Differences	2,496,019	852,000	(1,110,000)
Value of Accounting Differences	560,740	273,057	506,362
LTI Value included in Summary Compensation Table	17,408,759	14,625,057	14,006,362

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Change in Pension Value
In the graph and table below, we show the breakout of the impacts of service, pay, and age and changes in assumptions on our CEO's change in pension value and on page 80 we show the breakout for each of our named executive officers.
It is important to "separate the signal from the noise" in the change in pension present value. The "noise" created by changes in assumptions that are beyond our control introduces significant year-on-year volatility to the Summary Compensation Table totals and does not reflect decisions on compensation by the Committee.
Service, Pay and Age. The "signal" is fairly stable year-on-year: As shown in the graph and table, the change in present value due to service, pay and age is fairly stable year-on-year. These factors increase the present values of an executive's pension and are features of the plan's design.

•	Service: Each year of additional year of service increases the pension benefits.

•	Five-Year Average Pay: Increases in an executive's five-year average pay increase the pension benefits.

•	Age: Each year an executive is one year closer to retirement which results in an increase in the present value solely due to the passage of time.
Changes in Assumptions. The "noise" introduces significant year-on-year volatility: As shown in the graph and table, changes in assumptions regarding mortality and interest rates introduce significant year-on-year volatility to the change in present value and the Summary Compensation Table totals. These variables are beyond our control and are not design features of the plan.

Change in CEO Pension Present Value ($000s)	2017	2018	2019
Impact of Service, Pay, and Age	$3,936,000	$2,619,000	$2,274,000
Impact of Change in Assumptions	2,871,000	(2,812,000)	3,501,000
Total Change in Pension Value	6,807,000	(193,000)	5,775,000
Note: In 2018, the total change in present value was negative. However, a zero was reported in the Summary Compensation Table because negative amounts are not included according to the SEC's rules.

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2019 Summary Compensation Table
In the table below, we show the compensation of our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers for 2019. We show the compensation of executive officers listed in the table below for 2018 and 2017 if they were also named in the 2019 and 2018 Proxy Statements. For a complete understanding of the table, please read the descriptions of each column that follow the table.

A	B	C	D	E	F	G	H	I
Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alex Gorsky	2019	$1,650,000	$9,956,365	$4,049,997	$3,690,971	$5,775,000	$243,444	$25,365,777
Chairman/CEO	2018	1,642,308	10,319,463	4,305,594	3,570,497	0	259,710	20,097,572
	2017	1,600,000	12,354,361	5,054,398	3,598,382	6,959,144	236,279	29,802,564
Joseph Wolk	2019	796,538	2,379,419	1,182,003	1,132,914	1,925,000	81,818	7,497,692
EVP, CFO	2018	597,542	670,085	216,898	749,729	441,000	32,935	2,708,189

Paulus Stoffels	2019	1,222,500	4,824,472	2,040,008	2,388,631	3,519,000	73,238	14,067,849
VC of the Executive	2018	1,178,300	4,666,961	2,010,004	2,191,603	154,000	390,897	10,591,765
Committee, CSO	2017	1,173,023	4,630,306	1,859,996	2,139,188	3,335,134	443,139	13,580,786
Joaquin Duato	2019	969,615	4,622,787	1,974,005	2,295,437	3,469,000	88,458	13,419,302
Vice Chairman of the	2018	934,046	4,275,951	1,892,999	2,010,088	79,000	91,876	9,283,960
Executive Committee	2017	897,254	11,483,016	1,650,003	1,928,262	3,329,047	71,726	19,359,308
Jennifer Taubert	2019	796,154	2,625,279	1,200,004	1,179,065	1,237,000	59,798	7,097,300
EVP, Worldwide Chair
Pharmaceuticals
Note: VC means Vice Chairman. CSO means Chief Scientific Officer. EVP means Executive Vice President.
Salary (Column C)
Column C includes the base salaries paid for the year.
Stock Awards (Column D)
Column D includes the grant date fair value of Performance Share Unit (PSU) and Restricted Share Unit (RSU) awards. See “2019 Grants of Plan-Based Awards” on page 83 for details on 2019 awards.
PSUs are considered granted when the performance goals are approved (according to US accounting rules). Since we used three, 1-year sales goals, 7/9ths of the 2019 award and 1/9th of the prior two years' awards are considered granted in 2019 as shown in the following table.

PSU Award	Fraction of Award Considered Granted in 2019
	2019 Operational Sales	2019-2021 Cumulative Adjusted Operational EPS	2019-2021 Relative TSR	Total
2019-2021	1/9th	3/9th	3/9th	7/9th
2018-2020	1/9th	N.A.	N.A.	1/9th
2017-2019	1/9th	N.A.	N.A.	1/9th

2020 Proxy Statement - 77

The following table details the number and value of the PSUs assuming achievement at (i) threshold, (ii) target and (iii) maximum performance (at 200%).

		Performance Share Units
		Units			Grant Date Fair Value
Name	Award	Threshold (#)	Target (#)	Maximum (#)	Threshold ($)	Target ($)	Maximum ($)
A. Gorsky	2019-2021 PSU	0	51,936	103,872	$0	$6,474,757	$12,949,514
	2018-2020 PSU	0	8,011	16,022	0	999,220	1,998,440
	2017-2019 PSU	0	8,828	17,656	0	1,132,385	2,264,770
J. Wolk	2019-2021 PSU	0	15,158	30,316	0	1,889,718	3,779,435
	2018-2020 PSU	0	323	646	0	40,288	80,576
	2017-2019 PSU	0	432	864	0	55,414	110,827
P. Stoffels	2019-2021 PSU	0	26,160	52,320	0	3,261,315	6,522,630
	2018-2020 PSU	0	3,740	7,480	0	466,494	932,988
	2017-2019 PSU	0	3,248	6,496	0	416,627	833,255
J. Duato	2019-2021 PSU	0	25,314	50,628	0	3,155,846	6,311,692
	2018-2020 PSU	0	3,522	7,044	0	439,303	878,605
	2017-2019 PSU	0	2,882	5,764	0	369,680	739,360
J. Taubert	2019-2021 PSU	0	15,389	30,778	0	1,918,516	3,837,032
	2018-2020 PSU	0	1,451	2,902	0	180,985	361,969
	2017-2019 PSU	0	981	1,962	0	125,835	251,670
Option Awards (Column E)
Column E includes the grant date fair value of option awards. See “2019 Grants of Plan-Based Awards” on page 83 for details on 2019.
Non-Equity Incentive Plan Compensation (Column F)
Column F includes the annual performance bonus and dividend equivalents received on vested Certificates of Long-Term Compensation (CLCs) and Certificates of Long-Term Performance (CLPs).

•
Annual Performance Bonuses: The Board and Committee approved the annual performance bonuses after reviewing performance for the year. We determine the size of the bonuses and pay them out in the first quarter of the year following the performance year.

•
CLCs and CLPs: We stopped granting CLCs and CLPs in 2012. These cash-based long-term incentives have all vested and will be paid out in accordance with their original terms. The values of CLCs and CLPs are included in several tables in this Proxy Statement. The:

◦	Non-Equity Incentive Plan Compensation column of the Summary Compensation Table includes the dividend equivalents paid on vested CLCs and CLPs.

◦
Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table includes the annual change in value of vested CLCs and CLPs, but only to extent that the unit values grow at a rate that exceeds a reference rate of return.

◦	Non-Qualified Deferred Compensation table on page 91 includes the value of vested CLCs and CLPs that have not been paid out.

2020 Proxy Statement - 78

The following table details the amounts included in column F.

Non-Equity Incentive Plan Compensation
Name	Year	Annual Performance Bonus ($)	Value of CLC Dividend Equivalents Earned During the Fiscal Year ($)	Value of CLP Dividend Equivalents Earned During the Fiscal Year ($)	Total ($)
A. Gorsky	2019	$3,120,000	$450,000	$120,971	$3,690,971
	2018	3,030,000	424,800	115,697	3,570,497
	2017	3,080,000	398,400	119,982	3,598,382
J. Wolk	2019	1,110,000	15,000	7,914	1,132,914
	2018	728,000	14,160	7,569	749,729

P. Stoffels	2019	1,710,000	600,000	78,631	2,388,631
	2018	1,550,000	566,400	75,203	2,191,603
	2017	1,530,000	531,200	77,988	2,139,188
J. Duato	2019	1,650,000	581,250	64,187	2,295,437
	2018	1,400,000	548,700	61,388	2,010,088
	2017	1,350,000	514,600	63,662	1,928,262
J. Taubert	2019	1,000,000	140,625	38,440	1,179,065

Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column G)
Column G includes the increase in the present value of the accrued pension benefit and the above-reference-rate non-qualified deferred compensation earnings. The table below shows the change in pension values and above-reference-rate amounts for vested CLCs and CLPs.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings
Name	Fiscal Year	Change in Pension Value ($)	Above Reference-Rate Calculation for Vested CLCs ($)	Above Reference-Rate Calculation for Vested CLPs ($)	Total ($)
A. Gorsky	2019	$5,775,000	$0	$0	$5,775,000
	2018	0	0	0	0
	2017	6,807,000	91,082	61,062	6,959,144
J. Wolk	2019	1,925,000	0	0	1,925,000
	2018	441,000	0	0	441,000

P. Stoffels	2019	3,519,000	0	0	3,519,000
	2018	154,000	0	0	154,000
	2017	3,174,000	121,443	39,691	3,335,134
J. Duato	2019	3,469,000	0	0	3,469,000
	2018	79,000	0	0	79,000
	2017	3,179,000	117,648	32,399	3,329,047
J. Taubert	2019	1,237,000	0	0	1,237,000

2020 Proxy Statement - 79

Change in Pension Value
The change in pension present value is not a current cash payment. The pensions are only paid after retirement. See “2019 Pension Benefits” on page 90 for details on the pension. See Note 10 to the Consolidated Financial Statements of the 2019 Form 10-K for details on the discount rate.

•	Impact of Service, Pay, and Age: The following factors increased the present values:

◦	Service: An additional year of completed service was included in the calculation of benefits.

◦	Five-Year Average Pay: The five-year average pay increased since the previous fiscal year-end.

◦	Age: Each executive is one year closer to the age when we the assume the pension payments will begin.

•
Impact of Changes in Assumptions: The change in present value is highly sensitive to changes in mortality and interest rate assumptions which can increase or decrease the values. The following table details the changes in actuarial assumptions and their net effect on the change in pension value.

Effect of Change in Actuarial Assumptions on Pension Present Value
Year	Mortality Table	Discount Rate	Net Effect of Changes on Pension Present Value
2019	PRI-2012 Table, Generational Mortality Projection with Scale MMP-2019	3.46%	Increase
2018	RP-2014 Table, Generational Mortality Projection with Scale MMP-2018	4.47%	Decrease
2017	RP-2014 White Collar Table, Generational Mortality Projection with Scale MMP-2016	3.74%	Increase
2016	RP-2014 Table, Generational Mortality Projection	4.41%	N.A.
In the table below, we show the 2017-2019 changes in pension value and the impacts of: (i) service, pay and age; and (ii) changes in assumptions. Negative figures are not included in the Summary Compensation Table (according to the SEC's rules).

Change in Pension Value
Name	Year	Impact of Service, Pay, and Age ($)	Impact of Changes in Assumptions ($)	Total Change in Pension Value ($)	Amount Reported in Summary Compensation Table ($)
A. Gorsky	2019	$2,274,000	$3,501,000	$5,775,000	$5,775,000
	2018	2,619,000	(2,812,000)	(193,000)	0
	2017	3,936,000	2,871,000	6,807,000	6,807,000
J. Wolk	2019	1,176,000	749,000	1,925,000	1,925,000
	2018	796,000	(355,000)	441,000	441,000

P. Stoffels	2019	1,396,000	2,123,000	3,519,000	3,519,000
	2018	1,662,000	(1,508,000)	154,000	154,000
	2017	1,648,000	1,526,000	3,174,000	3,174,000
J. Duato	2019	1,379,000	2,090,000	3,469,000	3,469,000
	2018	1,552,000	(1,473,000)	79,000	79,000
	2017	1,660,000	1,519,000	3,179,000	3,179,000
J. Taubert	2019	672,000	565,000	1,237,000	1,237,000

2020 Proxy Statement - 80

Above-Reference-Rate Non-Qualified Deferred Compensation Earnings
Any above-reference-rate returns on vested CLCs and CLPs are deferred and not paid in the current year.

•	The change in the values of the CLCs and CLPs depends on our long-term operational performance.

•	We use 120% of the December applicable federal long-term interest rate (AFR) as the reference rate.

•	Negative figures are not included in the Summary Compensation Table (according to the SEC’s rules).
The following table details the calculation of the above-reference-rate returns on CLCs and CLPs. See page 92 for "Details on CLC and CLP Unit Values".

Above-Reference-Rate Return	CLC	CLP
Beginning of Year Unit Value	$49.09	$5.57
End of Year Unit Value	$49.66	$5.62
Change in Unit Value ($)	$0.57	$0.05
Change in Unit Value (%)	1.16%	0.90%
Reference-Rate	2.52%	2.52%
Above-Reference-Rate Return	(1.36)%	(1.62)%
Above reference-rate return included in the Summary Compensation Table	0.00%	0.00%
All Other Compensation (Column H)
Column H includes the 2019 value of perquisites and other personal benefits, tax reimbursements, Company contributions to our 401(k) and Excess Savings Plans, and insurance premiums. Details for 2018 and 2017 are included in our 2019 and 2018 Proxy Statements (dated March 13, 2019, and March 14, 2018).

Name	Perquisite and Other Personal Benefits ($)	Tax Reimbursements ($)	Registrant Contributions to Defined Contribution Plans ($)	Insurance Premiums ($)	Total ($)
A. Gorsky	$160,609	$0	$74,250	$8,585	$243,444
J. Wolk	39,395	0	35,844	6,579	81,818
P. Stoffels	8,963	0	55,013	9,262	73,238
J. Duato	44,825	0	43,633	0	88,458
J. Taubert	17,304	0	35,827	6,667	59,798

2020 Proxy Statement - 81

Details on All Other Compensation 2019 Perquisites and Other Personal Benefits Detail
Name	Personal Use of Corporate Aircraft ($)	Value of Car and Driver for Personal Transportation ($)	Home Security Related Fees ($)	Total ($)
A. Gorsky	$88,438	$64,810	$7,361	$160,609
J. Wolk	20,131	288	18,976	39,395
P. Stoffels	0	8,963	0	8,963
J. Duato	40,018	4,807	0	44,825
J. Taubert	0	0	17,304	17,304

We value perquisites and other personal benefits based on the incremental cost to the Company.
We calculate the incremental cost for personal use of Company aircraft as the sum of the cost of trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hangar or aircraft parking costs, fuel costs based on the average annual cost of fuel per mile flown, and other smaller variable costs. Fixed costs such as aircraft purchase costs, maintenance not related to personal trips, and flight crew salaries are not included.
We calculate the incremental cost for Company cars and drivers for commutation and other personal transportation as the sum of the cost of fuel, driver overtime fees, and other smaller variable costs. Fixed costs such as car purchase costs, maintenance not related to personal trips, and driver salaries are not included.
Named executive officers are taxed on the imputed income attributable to their personal use of Company aircraft and cars and do not receive tax assistance from us with respect to these amounts. As described on page 66, these values are not paid to our named executive officers and consist primarily of driver overtime, fuel costs, landing fees, handling charges, crew expenses, and other incidentals.
Tax Reimbursements: In 2013, the Committee discontinued all non-relocation related tax reimbursement for executive officers.

2020 Proxy Statement - 82

2019 Grants of Plan-Based Awards
In the table below, we show the potential ranges of the 2019 annual performance bonus and the PSUs considered granted in 2019. We also show the RSUs and options granted in 2019. We include the grant date fair values of the stock awards and option awards in columns D and E of the Summary Compensation Table on page 77.
For a complete understanding of the table, please read the descriptions of each column that follow the table.

A	B	C	D	E	F	G	H	I	J	K	L	M	N
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Annual Performance Bonus)			Estimated Future Payouts Under Equity Incentive Plan Awards (Performance Share Units)			All other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Closing Market Price on the Grant Date ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
A. Gorsky	Bonus		$0	$2,887,500	$5,775,000
	2019-2021 PSU	2/11/2019				0	51,936	103,872					$6,474,757
	2018-2020 PSU	2/11/2019				0	8,011	16,022					999,220
	2017-2019 PSU	2/11/2019				0	8,828	17,656					1,132,385
	RSU	2/11/2019							11,129				1,350,003
	Stock Awards Total												9,956,365
	Option	2/11/2019								227,464	$131.94	$132.00	4,049,997
J. Wolk	Bonus		0	1,006,250	2,012,500
	2019-2021 PSU	2/11/2019				0	15,158	30,316					1,889,718
	2018-2020 PSU	2/11/2019				0	323	646					40,288
	2017-2019 PSU	2/11/2019				0	432	864					55,414
	RSU	2/11/2019							3,248				393,999
	Stock Awards Total												2,379,419
	Option	2/11/2019								66,386	131.94	132.00	1,182,003
P. Stoffels	Bonus		0	1,528,125	3,056,250
	2019-2021 PSU	2/11/2019				0	26,160	52,320					3,261,315
	2018-2020 PSU	2/11/2019				0	3,740	7,480					466,494
	2017-2019 PSU	2/11/2019				0	3,248	6,496					416,627
	RSU	2/11/2019							5,606				680,036
	Stock Awards Total												4,824,472
	Option	2/11/2019								114,575	131.94	132.00	2,040,008
J. Duato	Bonus		0	1,218,750	2,437,500
	2019-2021 PSU	2/11/2019				0	25,314	50,628					3,155,846
	2018-2020 PSU	2/11/2019				0	3,522	7,044					439,303
	2017-2019 PSU	2/11/2019				0	2,882	5,764					369,680
	RSU	2/11/2019							5,424				657,958
	Stock Awards Total												4,622,787
	Option	2/11/2019								110,868	131.94	132.00	1,974,005
J. Taubert	Bonus		0	800,000	1,600,000
	2019-2021 PSU	2/11/2019				0	15,389	30,778					1,918,516
	2018-2020 PSU	2/11/2019				0	1,451	2,902					180,985
	2017-2019 PSU	2/11/2019				0	981	1,962					125,835
	RSU	2/11/2019							3,297				399,943
	Stock Awards Total												2,625,279
	Option	2/11/2019								67,397	131.94	132.00	1,200,004

2020 Proxy Statement - 83

Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Columns D through F)
Columns D through F include the threshold, target, and maximum annual performance bonus amounts for 2019 performance. The Board and the Committee considered this potential range when they determined the actual annual performance bonuses (included in column F of the Summary Compensation Table on page 77).
Estimated Future Payouts Under Equity Incentive Plan Awards (Columns G through I)
Columns G through I include the threshold, target, and maximum number of PSUs that were considered granted in 2019. See page 77 for detail on the awards that were considered granted in 2019 according to U.S. accounting rules.
For actual performance results to date, please see “2019 Update on Performance Share Unit Awards” on pages 59 to 61.
All Other Stock Awards (Column J)
Column J includes the number of RSUs awarded in February 2019 based on 2018 performance.
All Other Option Awards (Columns K through M)
Columns K through M include: the number of options awarded in February 2019 based on 2018 performance, their exercise price, and the closing stock price on the date of grant.
The exercise price equals the average of the high and low stock prices on the NYSE on the grant date. The closing price on the grant date was $0.06 higher than the exercise price.
Grant Date Fair Value of Stock and Option Awards (Column N)
Column N includes the grant date fair values of PSUs, RSUs, and option awards granted in 2019. We include the grant date fair values of the stock awards and option awards in columns D and E of the Summary Compensation Table on page 77.

2020 Proxy Statement - 84

Details on 2019 Long-Term Incentive Grant Date Fair Values
Assumptions used for PSUs, RSUs, and options: We used the same grant date, common stock fair market value and dividend yield assumptions in calculating the fair values of the PSUs, RSUs, and options.

Fair values of RSUs and PSUs tied to 2019 operational sales and 2019-2021 EPS: We calculated the fair value of RSUs and PSUs tied to 2019 operational sales and 2019-2021 EPS based on the common stock fair market value discounted by the expected dividend yield since dividends are not paid prior to vesting. The discount is greater on the awards with more time until vesting since those awards do not receive dividends for a longer period than the awards with less time remaining in the vesting period.

2019-2021 PSUs: We calculated the fair value of the 2019-2021 PSUs using the weighted average of the fair values of each component of the award that was considered granted in 2019. An independent third party calculated the fair value of the PSUs tied to relative TSR using a Monte Carlo simulation.

Options: We valued the options using the Black-Scholes model with the assumptions below.

Assumptions used in PSU, RSU, and Option Fair Value Calculations
Grant Date		2/11/2019
Common Stock Fair Market Value (average of the high and low prices on the NYSE)		$131.94
Dividend yield		2.80%

Fair Values of RSUs and PSUs tied to 2019 Operational Sales and 2019-2021 EPS Performance
RSUs		$121.305
2019-2021 PSUs tied to 2019-2021 EPS performance		$121.305
PSUs tied to 2019 Operational Sales
2019-2021 PSU		$121.305
2018-2020 PSU		$124.731
2017-2019 PSU		$128.272

2019–2021 PSU Fair Value
Performance Measures	Weight	Fair Value
2019 Operational Sales	1/9th	$121.305
2019-2021 EPS	3/9ths	$121.305
2019-2021 Relative TSR	3/9ths	$129.153
Weighted Average		$124.668

2019 Option Fair Value
Exercise Price		$131.94
Risk Free Rate (determined based on U.S. treasury rate of seven years)		2.56%
Expected Volatility (calculated using blended historical average volatility and implied volatility on at-the-money, 2-year, traded options)		16.27%
Expected Life in years (calculated based on historical data)		7.00
Fair Value		$17.805

2020 Proxy Statement - 85

2019 Outstanding Equity Awards at Fiscal Year-End
In the table below, we show the outstanding options, RSUs, and PSUs as of fiscal year-end 2019. We also show the values of the RSUs and PSUs.

A	B	C	D	E	F	G	H	I	J	K
			Options				Stock Awards
			Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plans: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Grant Date	Vesting Date	Exercisable	Unexercisable
A. Gorsky	Options
	1/17/2012	1/17/2015	231,951		$65.37	1/17/2022
	1/16/2013	1/17/2016	547,692		72.54	1/13/2023
	2/10/2014	2/11/2017	495,146		90.44	2/9/2024
	2/9/2015	2/10/2018	427,127		100.06	2/9/2025
	2/8/2016	2/9/2019	411,264		101.87	2/8/2026
	2/13/2017	2/13/2020		377,673	115.67	2/13/2027
	2/12/2018	2/12/2021		239,519	129.51	2/11/2028
	2/11/2019	2/11/2022		227,464	131.94	2/11/2029
	RSUs
	2/13/2017	2/13/2020					31,779	$4,631,789
	2/12/2018	2/12/2021					12,017	1,751,478
	2/11/2019	2/11/2022					11,129	1,622,052
	2017 - 2019 PSU Award
	2/13/2017	2/13/2020					49,513	7,216,520
	2/12/2018	2/13/2020					12,827	1,869,535
	2/11/2019	2/13/2020					12,880	1,877,260
	2018 - 2020 PSU Award
	2/12/2018	2/12/2021					11,640	1,696,530	24,130	$3,516,948
	2/11/2019	2/12/2021					11,688	1,703,526
	2019 - 2021 PSU Award
	2/11/2019	2/11/2022					10,826	1,577,890	23,616	3,442,032
J. Wolk	Options
	1/16/2013	1/17/2016	1,855		72.54	1/13/2023
	2/10/2014	2/11/2017	12,926		90.44	2/9/2024
	2/9/2015	2/10/2018	13,015		100.06	2/9/2025
	2/8/2016	2/9/2019	16,820		101.87	2/8/2026
	2/13/2017	2/13/2020		19,241	115.67	2/13/2027
	2/12/2018	2/12/2021		12,066	129.51	2/11/2028
	2/11/2019	2/11/2022		66,386	131.94	2/11/2029
	RSUs
	2/13/2017	2/13/2020					3,400	495,550
	2/12/2018	2/12/2021					2,543	370,642
	2/11/2019	2/11/2022					3,248	473,396
	2017 - 2019 PSU Award
	2/13/2017	2/13/2020					2,421	352,861
	2/12/2018	2/13/2020					628	91,531
	2/11/2019	2/13/2020					630	91,823
	2018 - 2020 PSU Award
	2/12/2018	2/12/2021					468	68,211	973	141,815
	2/11/2019	2/12/2021					471	68,648
	2019 - 2021 PSU Award
	2/11/2019	2/11/2022					3,160	460,570	6,892	1,004,509

2020 Proxy Statement - 86

A	B	C	D	E	F	G	H	I	J	K
			Options				Stock Awards
			Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plans: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Grant Date	Vesting Date	Exercisable	Unexercisable
P. Stoffels	Options
	2/9/2015	2/10/2018	170,668		$100.06	2/9/2025
	2/8/2016	2/9/2019	174,787		101.87	2/8/2026
	2/13/2017	2/13/2020		138,982	115.67	2/13/2027
	2/12/2018	2/12/2021		111,816	129.51	2/11/2028
	2/11/2019	2/11/2022		114,575	131.94	2/11/2029
	RSUs
	2/13/2017	2/13/2020					11,695	$1,704,546
	2/12/2018	2/12/2021					5,610	817,658
	2/11/2019	2/11/2022					5,606	817,075
	2017 - 2019 PSU Award
	2/13/2017	2/13/2020					18,222	2,655,857
	2/12/2018	2/13/2020					4,719	687,794
	2/11/2019	2/13/2020					4,739	690,709
	2018 - 2020 PSU Award
	2/12/2018	2/12/2021					5,433	791,860	11,265	$1,641,874
	2/11/2019	2/12/2021					5,457	795,358
	2019 - 2021 PSU Award
	2/11/2019	2/11/2022					5,454	794,921	11,895	1,733,696
J. Duato	Options
	1/17/2012	1/17/2015	84,423		65.37	1/17/2022
	1/16/2013	1/17/2016	148,538		72.54	1/13/2023
	2/10/2014	2/11/2017	130,969		90.44	2/9/2024
	2/9/2015	2/10/2018	126,369		100.06	2/9/2025
	2/8/2016	2/9/2019	125,824		101.87	2/8/2026
	2/13/2017	2/13/2020		123,291	115.67	2/13/2027
	2/12/2018	2/12/2021		105,307	129.51	2/11/2028
	2/11/2019	2/11/2022		110,868	131.94	2/11/2029
	RSUs
	2/13/2017	2/13/2020					10,374	1,512,011
	2/13/2017	2/13/2020					70,733	10,309,335
	2/12/2018	2/12/2021					5,283	769,997
	2/11/2019	2/12/2021					5,424	790,548
	2017 - 2019 PSU Award
	2/13/2017	2/13/2020					16,164	2,355,903
	2/12/2018	2/13/2020					4,188	610,401
	2/11/2019	2/13/2020					4,205	612,879
	2018 - 2020 PSU Award
	2/12/2018	2/12/2021					5,117	745,803	10,609	1,546,262
	2/11/2019	2/12/2021					5,139	749,009
	2019 - 2021 PSU Award
	2/11/2019	2/11/2022					5,276	768,977	11,511	1,677,728

2020 Proxy Statement - 87

A	B	C	D	E	F	G	H	I	J	K
			Options				Stock Awards
			Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plans: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Grant Date	Vesting Date	Exercisable	Unexercisable
J. Taubert	Options
	1/16/2013	1/17/2016	76,923		$72.54	1/13/2023
	2/10/2014	2/11/2017	59,397		90.44	2/9/2024
	2/9/2015	2/10/2018	58,504		100.06	2/9/2025
	2/8/2016	2/9/2019	56,471		101.87	2/8/2026
	2/13/2017	2/13/2020		43,712	115.67	2/13/2027
	2/12/2018	2/12/2021		43,391	129.51	2/11/2028
	2/11/2019	2/11/2022		67,397	131.94	2/11/2029
	RSUs
	2/1/2017	2/1/2020					48,312	$7,041,474
	2/13/2017	2/13/2020					7,724	1,125,773
	2/12/2018	2/12/2021					2,177	317,298
	2/11/2019	2/11/2022					3,297	480,538
	2017 - 2019 PSU Award
	2/13/2017	2/13/2020					5,502	801,917
	2/12/2018	2/13/2020					1,425	207,694
	2/11/2019	2/13/2020					1,431	208,568
	2018 - 2020 PSU Award
	2/12/2018	2/12/2021					2,110	307,533	4,371	$637,073
	2/11/2019	2/12/2021					2,117	308,553
	2019 - 2021 PSU Award
	2/11/2019	2/11/2022					3,208	467,566	6,997	1,019,813
Grant Date (Column B) PSUs are considered granted when the performance goals are approved (according to U.S. accounting rules). Since we used three 1-year sales goals prior to the 2020 awards, we grouped the PSU awards based on their vesting date.
Vesting Date (Column C) Our options, RSUs and PSUs vest 100% 3-years from the date of grant. PSUs are not distributed until the percent of target vested based on performance is certified by the Committee at the end of the 3-year performance period. Please see "Grant Date (Column B)" for when the PSUs tied to operational sales in the second and third years of the 3-year performance period are considered granted for accounting purposes.
Number of Shares or Units of Stock that Have Not Vested (Column H) The PSUs that have been earned based on performance to date are included in column H. See "2019 Update on Performance Share Unit Awards" on page 59 for details.
Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested
(Column J) We calculated the estimated number of PSUs to vest in the future assuming:

•	2018-2020 PSUs tied to (i) Relative TSR performance vest at 0.0% of target and (ii) cumulative adjusted EPS performance vest at 100.4% of target.

•	2019-2021 PSUs tied to (i) Relative TSR performance vest at 0.0% of target and (ii) cumulative adjusted EPS performance vest at 106.1% of target.
Market Value of Shares or Units of Stock That Have Not Vested (Columns I and K) We calculated the market values of unvested PSUs and RSUs included in columns I and K using the closing price of our common stock on the NYSE on December 27, 2019, which was the last business day of fiscal 2019, of $145.75.

2020 Proxy Statement - 88

2019 Option Exercises and Stock Vested
None of our named executive officers exercised options during 2019. The table below shows how many PSUs and RSUs vested in 2019 and their value when they vested.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
A. Gorsky	0	$0	115,653	$15,261,032
J. Wolk	0	0	5,919	781,105
P. Stoffels	0	0	49,153	6,486,001
J. Duato	0	0	35,383	4,668,976
J. Taubert	0	0	19,876	2,622,951

2020 Proxy Statement - 89

2019 Pension Benefits
In the table below, we show the present value of pension benefits as of year-end 2019 and payments during 2019. For a complete understanding of the table, please read the description of the pension benefits that follow the table.

Name	Number of Years Credited Service (#)	Normal Retirement Age	Present Value of Accumulated Benefit			Payments During Last Fiscal Year ($)
			Salaried Pension Plan ($)	Excess Pension Plan ($)	Total ($)
A. Gorsky	27.41	62	$1,576,000	$30,116,000	$31,692,000	$0
J. Wolk	21.58	62	1,003,000	3,406,000	4,409,000	0
P. Stoffels	26.33	62	1,415,000	14,390,000	15,805,000	0
J. Duato	30.25	62	1,630,000	13,862,000	15,492,000	0
J. Taubert	14.91	62	753,000	3,589,000	4,342,000	0
We calculated the present values included in the table using the same assumptions we used for the pension liabilities included in our 2019 Annual Report. We used a discount rate of 3.46% and mortality assumptions according to the PRI-2012 Table, Generational Mortality Projection with Scale MMP-2019.
The named executive officers participate in the same defined benefit pension plans provided to other U.S. non-union employees hired before January 1, 2015.
We provide pension benefits to our employees to provide retirement income, facilitate succession, and motivate long-service. Our pension benefits are paid through our Salaried Pension Plan and Excess Pension Plan as described below. We offset the benefits from these plans for amounts earned from our non-U.S. pension plans.

•	U.S. Pension Formula: Our U.S. pension formula determines a monthly annuity amount payable for life.

•
Retirement Age: At age 62 employees can begin receiving unreduced pension payments. At age 55 they can begin receiving reduced pension benefits. If an employee begins receiving his or her pension before age 62, the pension is reduced by 4% per year for each year before age 62.

•	Monthly Annuity Amount: We calculate the monthly annuity amount as:

(1)	Final average earnings multiplied by 1.667%, multiplied by years of service prior to 2005, plus

(2)	Final average earnings multiplied by 1.55%, multiplied by years of service after 2004, minus

(3)	Age 65 Social Security benefits multiplied by 1.429%, multiplied by total years of service, plus

(4)	Frozen grandfathered benefits related to pre-2009 dividend equivalents on unvested CLCs (less than 2% of the total pension benefit for each named executive officer).

•	Final Average Earnings: Final average earnings is the average of the highest consecutive 60 months out of the last 120 months of pay. Pay includes base salary and bonus.

•	Benefits Paid as an Annuity: Pension benefits must be taken in the form of an annuity, except the Belgian portion of Dr. Stoffels’ benefit which is payable as a lump sum at retirement.

•	Pension Plans: We pay our U.S. pensions from the Salaried and Excess Pension Plans as follows:

•	Salaried Pension Plan: The Salaried Pension Plan applies the U.S. pension formula to pay up to the IRS’s covered compensation limit. The limit was $280,000 in 2019.

•
Excess Pension Plan: The Excess Pension Plan uses the U.S. pension formula without applying the IRS pay limits. Its payments are reduced by amounts paid from the Salaried Pension Plan. U.S. non-union employees participate in the Excess Pension Plan if their covered compensation exceeds the IRS limit.

•
Offset for non-U.S. Pensions: Because Dr. Stoffels has worked in both Belgium and the U.S., his pension includes benefits from both the U.S. and Belgian Plans. The U.S. portion is calculated using the U.S. formula above for all service and subtracting the amount earned in the Belgian Plan. This treatment of service rendered outside the U.S. applies to all participants in the Salaried Pension Plan who were hired before January 1, 2015 and who earned Company service outside the U.S. before joining the U.S. pension plan on, or before, July 1, 2015.

2020 Proxy Statement - 90

2019 Non-Qualified Deferred Compensation
In the table below, we show our named executive officers’ year-end non-tax-qualified compensation deferral plan balances. We also show how much they and the Company contributed to the plans, the earnings on the deferred compensation, and withdrawals and distributions during the year. For a complete understanding of the table, please read the descriptions of the columns that follow the table.

A	B	C	D	E	F
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
A. Gorsky	$0	$61,650	$250,458	$0	$11,438,696
J. Wolk	0	23,244	17,902	0	585,123
P. Stoffels	0	42,413	211,135	0	11,488,086
J. Duato	0	31,033	189,772	0	10,605,716
J. Taubert	0	23,227	77,904	0	3,584,896
Executive Contributions in Last Fiscal Year (Column B)
Column B includes the amount the named executive officers deferred under the Executive Income Deferral Plan. This plan allows eligible employees to defer up to 50% of their base salary and 100% of their annual performance bonus.
Registrant Contributions in Last Fiscal Year (Column C)
Column C includes Company contributions to the named executive officer’s Excess Savings Plan accounts. These amounts are included in Column H of the Summary Compensation Table.
Aggregate Earnings in Last Fiscal Year (Column D)
Column D includes earnings on the Executive Income Deferral Plan and Excess Savings Plan. It also includes the change in value on vested Certificates of Long-Term Compensation (CLCs) and Certificates of Long-Term Performance (CLPs). We show each of these amounts and the total earnings in the table below. See details on CLC and CLP unit values on page 92.
The earnings or losses on the Executive Income Deferral Plan and Excess Savings Plan balances are based on market rates of return as described on page 92. Therefore, there are no above-market earnings from these plans and the amounts are not included in column G of the Summary Compensation Table.
The changes in value of the CLCs and CLPs are included in Column G of the Summary Compensation Table but only to the extent that the unit value grows at a rate that exceeds a reference rate of return. See page 81 for details.

Name	Earnings / (Losses) on Executive Income Deferral Plan ($)	Earnings / (Losses) on Excess Savings Plan ($)	Change in Value of Vested CLCs ($)	Change in Value of Vested CLPs ($)	Total ($)
A. Gorsky	$0	$140,855	$68,400	$41,203	$250,458
J. Wolk	0	12,926	2,280	2,696	17,902
P. Stoffels	0	93,153	91,200	26,782	211,135
J. Duato	0	79,560	88,350	21,862	189,772
J. Taubert	0	43,436	21,375	13,093	77,904
Aggregate Withdrawals/Distributions (Column E)
The named executive officers had no payouts or withdrawals of non-qualified deferred compensation in 2019.

2020 Proxy Statement - 91

Aggregate Balance at Last Fiscal Year-End (Column F)
Column F includes the Executive Income Deferral Plan and Excess Savings Plan balances. It also includes the value of all vested CLCs and CLPs (calculated using the end of year unit values). See details on CLC and CLP unit values below.

Name	Executive Income Deferral Plan Balance ($)	Excess Savings Plan Balance ($)	Value of Vested CLCs ($)	Value of Vested CLPs ($)	Total ($)
A. Gorsky	$0	$848,307	$5,959,200	$4,631,189	$11,438,696
J. Wolk	0	83,509	198,640	302,974	585,123
P. Stoffels	0	532,217	7,945,600	3,010,269	11,488,086
J. Duato	0	451,127	7,697,300	2,457,289	10,605,716
J. Taubert	0	251,049	1,862,250	1,471,597	3,584,896

•	Executive Income Deferral Plan: Our executive officers can defer up to 50% of their base salary and 100% of their performance bonuses under the Executive Income Deferral Plan.

◦
Earnings: The deferred amounts are credited with earnings equal to the return on: Johnson & Johnson common stock, one-year Treasury Bills, or the investment options within our 401(k) Savings Plan. The participant elects the allocation among these alternatives.

Distribution: Amounts deferred after 2004 are paid on the later of six months after termination or January of the year following termination. Amounts deferred before 2005 can be paid up to 10 years after termination and be paid as a lump sum or in up to 15 annual installments.

•
Excess Savings Plan: Our 401(k) Savings Plan provides a matching contribution of 4.5% of base salary to employees who contribute at least 6% of base salary. The base salary covered under this plan is limited by the IRS’s covered compensation limit. The limit was $280,000 in 2019. The Excess Savings Plan credits an unfunded account with 4.5% of the amount of the base salary over the IRS limit.

◦
Earnings: The accounts were credited with earnings equal to the return on the Balanced Fund investment option within our 401(k) Savings Plan through September 27, 2019. The Balanced Fund was replaced by Target Date Funds effective September 30, 2019. For the remainder of 2019, the accounts were credited with earnings equal to the return on each named executive officer's default Target Date Fund as determined by birth year. The average full year return for the group was 22.24%.

◦	Distribution: Account balances will be paid out in a lump sum, six months after termination, unless the participant made an irrevocable deferral or installment election before December 15, 2008.

Details on CLC and CLP Unit Values The following table includes the beginning and end of year CLC and CLP unit values. It also includes the change in unit values during the year.
Unit Values and Change in Values	CLC ($)	CLP ($)
Beginning of Year Unit Value	$49.09	$5.57
End of Year Unit Value	$49.66	$5.62
Change in Unit Value	$0.57	$0.05

2020 Proxy Statement - 92

2019 Potential Payments Upon Termination
We pay earned and unpaid compensation to our employees upon termination as described below. In addition, depending upon the circumstances of the termination and the employee’s age and years of service, we pay severance, provide continued health benefit coverage, and provide continued vesting in equity incentives as described below. We have no change-in-control benefits.

•
Earned but Unpaid Compensation: Upon any termination of employment as of year-end 2019, employees would receive their annual performance bonus and vested non-qualified deferred compensation. They would also be entitled to their pension benefits upon retirement. If a named executive officer had terminated as of year-end 2019, he or she would have received his or her:

◦
Earned but unpaid annual performance bonuses for 2019. An employee must be employed through the end of the year to be eligible for a non-pro-rated bonus. However, in case of involuntary termination for cause, these amounts would be forfeited. See the “Non-Equity Incentive Plan Compensation” table on page 79 for the bonus amounts.

◦	Vested non-qualified deferred compensation balances. See the “Non-Qualified Deferred Compensation — Aggregate Balance at Last Fiscal Year-End (Column F)” table on page 91 for the year-end balances.

◦	Pension benefits upon retirement. See “2019 Pension Benefits” on page 90 for details.

•
Severance, Healthcare Coverage, and Equity Incentives: In the table below, we show the value of cash severance, continued healthcare coverage, and continued vesting in equity incentives as if the named executive officers had terminated as of year-end 2019 under the circumstances shown below. For a complete understanding of the table please read the descriptions of the types of payments that follow the table.

•
No Change-in-Control Benefits: We do not have any change-in-control agreements or arrangements in place for any of our named executive officers. In addition, there are no change-in-control provisions in any of our compensation plans or instruments.

Name	Type of Payment	Voluntary Termination ($)	Involuntary Termination Without Cause ($)	Involuntary Termination with Cause ($)	Death ($)	Disability ($)
A. Gorsky	Cash Severance	$0	$1,650,000	$0	$0	$0
	Healthcare Coverage	245,000	247,000	245,000	124,000	239,000
	Equity Incentives	52,627,272	52,627,272	0	52,627,272	52,627,272
	Total	52,872,272	54,524,272	245,000	52,751,272	52,866,272
J. Wolk	Cash Severance	0	805,000	0	0	0
	Healthcare Coverage	0	89,000	0	5,000	274,000
	Equity Incentives	0	0	0	5,989,242	5,989,242
	Total	0	894,000	0	5,994,242	6,263,242
P. Stoffels	Cash Severance	0	1,222,500	0	0	0
	Healthcare Coverage	188,000	194,000	188,000	98,000	238,000
	Equity Incentives	22,344,539	22,344,539	0	22,344,539	22,344,539
	Total	22,532,539	23,761,039	188,000	22,442,539	22,582,539
J. Duato	Cash Severance	0	1,125,000	0	0	0
	Healthcare Coverage	205,000	210,000	205,000	106,000	236,000
	Equity Incentives	20,656,779	20,656,779	0	30,966,114	30,966,114
	Total	20,861,779	21,991,779	205,000	31,072,114	31,202,114
J. Taubert	Cash Severance	0	800,000	0	0	0
	Healthcare Coverage	164,000	173,000	164,000	87,000	249,000
	Equity Incentives	9,684,806	9,684,806	0	16,726,280	16,726,280
	Total	9,848,806	10,657,806	164,000	16,813,280	16,975,280

2020 Proxy Statement - 93

Terminations Due to a Reduction in Force or Specified Divestiture
All of our unvested outstanding long-term incentive awards are subject to special provisions in the event of a termination due to a Reduction in Force (RIF) or Specified Divestiture (as detailed on page 65). As of December 31, 2019, each named executive officer except Mr. Wolk was eligible for Qualifying Separation treatment of their long-term incentives. For these executives:

•	Termination due to a RIF would result in amounts equal to those in the "Involuntary Termination Without Cause" column of the Potential Payments Upon Termination table on page 93, and

•	Termination due to a Specified Divestiture would result in amounts equal to those in the "Involuntary Termination Without Cause" column, except they would not receive severance.
If Mr. Wolk had been terminated due to either a RIF or Specified Divestiture, he would have been eligible to receive a pro-rated portion of his unvested long-term incentives rather than the zeros shown in the Potential Payment Upon Termination table. As of December 27, 2019, the total value of his pro-rated long-term incentives was $1,331,135.
Cash Severance
Our Severance Pay Plan provides benefits to certain full-time U.S. employees who are involuntarily terminated. We provide two weeks base salary for each year of service, with guaranteed minimums based on an employee’s level. The minimum for our named executive officers is 52 weeks of base salary. We pay severance according to our normal payroll cycle. We do not pay severance as a lump-sum payment.
In order to receive the full number of weeks of base salary under our Severance Pay Plan, U.S. employees must sign a release agreement and comply with the conditions set forth in the agreement which may include: compliance with non-competition provisions, release of all claims and rights, and any other terms set forth in the agreement. If U.S. employees do not sign the release agreement, the severance amount is 4 weeks of base salary.
In the table below, we show how the “Cash Severance” amounts in the table on page 93 were calculated.

Name	Salary Rate as of Year-End ($)	Years of Eligible Service (#)	Weeks of Base Salary Continuation			Total Amount of Cash Severance ($)
			Accrued (#)	Minimum (#)	Final (#)
A. Gorsky	$1,650,000	11	22	52	52	$1,650,000
J. Wolk	805,000	21	42	52	52	805,000
P. Stoffels	1,222,500	22	44	52	52	1,222,500
J. Duato	975,000	30	60	52	60	1,125,000
J. Taubert	800,000	14	28	52	52	800,000

2020 Proxy Statement - 94

Healthcare Coverage
Upon termination of employment, all non-union U.S. employees receive continued healthcare coverage that varies based upon the termination circumstances. The “Healthcare Coverage” amounts in the table on page 93 are the present values of continued healthcare coverage. The values vary based upon the termination circumstances as follows:

Healthcare Coverage	Eligibility	Eligible Named Executive Officers	Voluntary Termination	Involuntary Termination Without Cause	Involuntary Termination with Cause	Death	Disability
Retiree	Employees age 55 with ten years of service	Gorsky Duato Stoffels Taubert	✓	✓ Begins at the end of the cash severance period	✓	✓ Coverage for Dependents	✓
Separation	Employees between ages 50 and 54 with ten years of service who are involuntarily terminated without cause	Wolk	Not Applicable	✓ Begins at the earlier of the end of the cash severance period or 52 weeks and ends at age 65	Not Applicable	Not Applicable	Not Applicable
Active-employee	All Employees		No continued coverage	✓ While on severance - up to 52 weeks	No continued coverage	✓ Coverage for Dependents for 6 months	✓ While on long-term disability
Note: "✓" means eligible for coverage
Equity Incentives
The “Equity Incentives” amounts in the table on page 93 are the value of unvested equity incentives as of year-end 2019. The values vary based upon the termination circumstances as described under “Long-Term Incentive Vesting and Treatment upon Termination” on page 65.

2020 Proxy Statement - 95

Ratio of the Annual Total Compensation of the Median-Paid Employee to the CEO
The annual total compensation of our median-paid employee on a worldwide basis for 2019 was $76,000. The annual total compensation of our Chief Executive Officer for 2019 was $25,380,258. The ratio of the two amounts for 2019 is 334 to 1. For a complete understanding of these amounts, please read the descriptions below.
We used the following methodology and assumptions to calculate the annual total compensation of the median-paid employee:

•	We included 100% of our employees in the calculation of median, as follows:

◦	We gathered payroll data from 22 countries around the world, which account for 88% of our employees.

◦
We assumed that the remaining 12% of our employees (not included in this database) are paid less than the median. This is a conservative assumption. If any of the employees assumed to be below the median were paid higher than the calculated median, the actual median would be higher.

•
We calculated the annual total compensation and ranked our employees using: (i) taxable cash earnings, which includes salary, wages (regular, hourly, overtime, shift differentials), commissions, bonuses, other miscellaneous cash earnings; (ii) the estimated value of the Company-provided pension earned during 2019 and Company contributions to defined contribution retirement plans during 2019 (using an estimated percentage of salary for each country where we have a Company-provided retirement plan); and (iii) the estimated value of company provided medical and dental insurance coverage (using an estimated per-employee amount for each country where we have Company-provided medical and dental plans).

•
Using our year-end 2019 total employee count, we counted down from the top to identify the median-paid employee. At least 50% of our employees have annual total compensation amounts higher than $76,000.

•	We rounded the annual total compensation of the median-paid employee to the nearest thousand dollars.
The annual total compensation of our Chief Executive Officer for 2019 is the $25,365,777 total as reported in the Summary Compensation Table on page 77 plus healthcare benefits of $14,481.
The ratio of the Annual Total Compensation of the Median-Paid Employee to the CEO is calculated by dividing the annual total compensation of our Chief Executive Officer by that of our median-paid employee. Because the annual total compensation of the median-paid employee is a conservative estimate (as described above), the pay ratio is also a conservative estimate - the actual ratio could be lower, but not higher.
Comparison to 2018 Median-Paid Annual Total Compensation
The annual total compensation of our median-paid employee for 2018 was $75,000. The median for 2019 is $76,000. Salary increases and other increases in compensation contributed to the increase in the median while changes in currency exchange rates reduced the year-on-year increase in the median. If the exchange rates had not changed during 2019, the $76,000 median shown above would have been $78,000.

2020 Proxy Statement - 96

Audit Committee Report
The Audit Committee reports to and acts on behalf of the Board of Directors of the Company by providing oversight of the financial management, internal auditors, independent auditor, and financial reporting controls and accounting policies and procedures of the Company. The Company's management is responsible for preparing the Company's financial statements and systems of internal control, and the independent auditor is responsible for auditing those financial statements and expressing its opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles. The Audit Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditor.
In this context, the Audit Committee has met and held discussions with management and the internal and independent auditors (including private sessions with the Chief Audit Executive, the independent auditor, the Chief Financial Officer and the General Counsel at each Audit Committee meeting). Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the fiscal year ended December 29, 2019, were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor.
The Audit Committee has discussed with the independent auditor matters required to be discussed by the applicable Auditing Standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties, and critical audit matters). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee and the independent auditor have discussed the auditor’s independence from the Company and its management, including the matters in those written disclosures. Additionally, the Audit Committee considered the non-audit services provided by the independent auditor and the fees and costs billed and expected to be billed by the independent auditor for those services (as shown on page 99 of this Proxy Statement). All of the non-audit services provided by the independent auditor since February 10, 2003, and the fees and costs incurred in connection with those services, have been pre-approved by the Audit Committee in accordance with the Audit and Non-Audit Services Pre-Approval Policy, as adopted by the Audit Committee. (This policy is discussed in further detail on page 99 of this Proxy Statement.) When approving the retention of the independent auditor for these non-audit services, the Audit Committee has considered whether the retention of the independent auditor to provide those services is compatible with maintaining auditor independence.
In reliance on the reviews and discussions with management and the independent auditor referred to above, the Audit Committee believes that the non-audit services provided by the independent auditor are compatible with, and did not impair, auditor independence.
The Audit Committee also has discussed with the Company's internal and independent auditors, with and without management present, their evaluations of the Company's internal accounting controls and the overall quality of the Company's financial reporting.
In further reliance on the reviews and discussions with management and the independent auditor referred to above, the Audit Committee recommended to the Board of Directors on February 18, 2020, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019, for filing with the Securities and Exchange Commission.
D. Scott Davis, Chairman
Ian E. L. Davis
Anne M. Mulcahy
William D. Perez
Mark A. Weinberger

2020 Proxy Statement - 97

Item 3. Ratification of Appointment of Independent Registered Public Accounting Firm

☑	The Board of Directors recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2020.

The Audit Committee oversees the qualifications,
independence and performance of the independent
auditor and has the ultimate responsibility to
appoint, retain, compensate, evaluate and, when
appropriate, terminate the independent auditor.

The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year 2020. Shareholder ratification of the appointment is not required under the laws of the State of New Jersey but, as a matter of good corporate governance, the Board has decided to ascertain the position of the shareholders on the appointment at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification. The Audit Committee will reconsider the appointment if it is not ratified.
During fiscal years 2019 and 2018, PricewaterhouseCoopers LLP not only acted as the independent registered public accounting firm for the Company and its subsidiaries (work related to the integrated audit of our consolidated financial statements and internal control over financial reporting), but also rendered other services on behalf of the Company and its subsidiaries.
Rules enacted under the Sarbanes-Oxley Act prohibit an independent auditor from providing certain non-audit services for an audit client. PricewaterhouseCoopers LLP has provided services in accordance with applicable rules and regulations. It is expected that PricewaterhouseCoopers LLP will continue to provide certain accounting, additional audit, tax and other services to the Company and its subsidiaries, which are permitted under applicable rules and regulations.
PricewaterhouseCoopers LLP and its predecessors have served as Johnson & Johnson's independent auditor since at least 1920. The Audit Committee believes that this long tenure results in higher quality audit work and greater operational efficiencies by leveraging PricewaterhouseCoopers LLP's deep institutional knowledge of our global operations and businesses, accounting policies and practices, and internal controls. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent registered public accounting firm. In addition, in conjunction with the mandated rotation of the audit firm’s lead engagement partner every five years, the Audit Committee and its chairperson were directly involved in the selection of PricewaterhouseCoopers LLP’s new lead engagement partner.
The members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm is in the best interests of our Company and our shareholders.
The Audit Committee is responsible for the audit fee negotiations associated with the retention of PricewaterhouseCoopers LLP. The table on the following page sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for 2019 and 2018 for audit and non-audit services (as well as all out-of-pocket costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described in the table on the following page.

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Actual Fees (Dollars in thousands)	2019	2018
Audit Fees	$40,500	$41,550
Audit-Related Fees	15,995	27,680
Total Audit and Audit-Related Fees	56,495	69,230
Tax Fees	2,060	2,700
All Other Fees	670	180
Total Fees	$59,225	$72,110

Audit Fees – Consists of professional services rendered for the audit of our consolidated financial statements, quarterly reviews, statutory audits, issuance of comfort letters and consents, and assistance with, and review of, documents filed with the SEC.
Audit-Related Fees – Consists of assurance and related services related to employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultation and audits in connection with acquisitions and dispositions, system pre-implementation reviews, internal control reviews, attest services that are not required by statute or regulation, advice as to the preparation of statutory financial statements, consultations concerning financial accounting and reporting standards and other audit-related costs.
Tax Fees – Consists of tax compliance (review and preparation of corporate and international tax returns, assistance with tax audits, review of the tax treatments for certain expenses and transfer-pricing documentation for compliance purposes), state and local tax planning, and consultations with respect to various domestic and international tax matters.
All Other Fees – Consists of fees not included in the Audit, Audit-Related or Tax categories and includes accounting research software, benchmarking, assurance on non-financial metrics, market assessments and other operational reviews.
Pre-Approval of Audit and Non-Audit Services
Under the Audit and Non-Audit Services Pre-Approval Policy, as adopted by the Audit Committee in 2003, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditor. The Policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent auditor. The Policy utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.
Each year, the Audit Committee is asked to pre-approve the engagement of the independent auditor and the projected fees, for audit services, audit-related services (assurance and related services that are reasonably related to the performance of the auditor’s review of the financial statements or that are traditionally performed by the independent auditor) and tax services (such as tax compliance, tax planning and tax advice) for the current year. In addition, the following specific routine and recurring other services also may be pre-approved generally for the current year, audits or reviews of third parties to assess compliance with contracts, risk management reviews and assessments, healthcare compliance reviews, and other regulatory matters and certain projects to evaluate systems security.
The fee amounts approved annually are updated to the extent necessary at the regularly scheduled meetings of the Audit Committee during the year. Additional pre-approval is required if actual fees for any service exceed the originally pre-approved amount by 5%, excluding the impact of currency translation.
If we want to engage the independent auditor for other services that are not considered subject to general pre-approval as described above, then the Audit Committee must approve such specific engagement as well as the projected fees. Additional pre-approval is required before any fees can exceed the fees approved for the specifically approved services.
If we wish to engage the independent auditor for additional services that have not been generally pre-approved as described above, then such engagement will be presented to the Audit Committee for pre-approval at its next regularly scheduled meeting. If the timing of the project requires an expedited decision, then we may ask the Chairman of the Audit Committee to pre-approve the engagement. Any such pre-approval by the Chairman is then reported to the other Committee members at the next Committee meeting. In any event, pre-approval of any engagement by the Audit Committee or the Chairman of the Audit Committee is required before the independent auditor may commence any engagement.
In 2019, there were no fees paid to PricewaterhouseCoopers LLP under a de minimis exception to the rules that waives pre-approval for certain non-audit services.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from shareholders during the Annual Meeting.

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Item 4. Amendment to the Restated Certificate of Incorporation to Permit Removal of Directors without Cause

☑	The Board of Directors recommends a vote FOR the proposed amendment to the Restated Certificate of Incorporation to permit removal of directors without cause.

Under New Jersey law, directors may be removed for cause or, unless otherwise provided in the certificate of incorporation, without cause by the shareholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors. Article Ninth of our current Restated Certificate of Incorporation (Restated Certificate) provides that a director may be removed only for cause. The Board has approved a proposed amendment that would delete the provision specifying that directors are removable only for cause.
The Board, with the assistance of the Nominating & Corporate Governance Committee (the Committee), regularly reviews our corporate governance practices. In connection with this review, the Committee and the Board recognized the emerging practice to permit removal of directors without cause. The proposed amendment may be viewed as increasing the accountability of the company’s directors to shareholders by allowing shareholders the opportunity to remove directors without cause.
Proposal 4 would amend Article Ninth as set forth below (with deletion indicated by strikeout):
The Board of Directors of the Corporation shall consist of not less than nine nor more than eighteen members, the actual number to be determined by the Board of Directors from time to time. ~~No Director of the Corporation may be removed by a vote of the shareholders, except for cause.~~
The effect of deleting this sentence is that, pursuant to New Jersey law, directors may be removed by shareholders for cause or without cause.
If this Proposal 4 is approved by our shareholders, following the Annual Meeting, a Certificate of Amendment shall be filed with the Secretary of State of the State of New Jersey and will become effective upon the date of filing or at such later time as may be set forth in the Certificate of Amendment. If Proposal 4 is approved by our shareholders, the Board will adopt a conforming amendment to our By-laws.

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Item 5: Shareholder Proposal – Independent Board Chair
The following shareholder proposal has been submitted to the company for action at the Annual Meeting by Trillium Asset Management, LLC on behalf of Oneida Trust Minors, PO Box 365, Oneida, WI 54155, beneficial owner of 711 shares of the company’s common stock, and a co-filer. The affirmative vote of a majority of the shares voted at the Annual Meeting is required for approval of the shareholder proposal. The text of the proposal follows:

Independent Board Chair
RESOLVED: Shareholders request the Board of Directors adopt as policy, and amend the bylaws as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, be an independent member of the Board. This independence policy shall apply prospectively so as not to violate any contractual obligations. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.
Supporting Statement
We believe:

•	The role of the CEO and management is to run the company.

•	The role of the Board of Directors is to provide independent oversight of management and the CEO.

•	There is a potential conflict of interest for a CEO to have an inside director act as Chair.
In our view, shareholders are best served by an independent Board Chair who can provide a balance of power between the CEO and the Board. We believe that Johnson & Johnson's Board should adopt best practice governance policies, including having an independent board chair. Taking this step is in the long-term interests of shareholders and will promote effective oversight of management.
As of October 2018, 50% of the S&P 500 have separated the role of Chair and CEO approximately 30% of S&P 500 firms have an independent chair. McKesson, Cardinal Health and AmerisourceBergen have reached agreements to separate their chair and CEO positions.
In August 2019, a judge in Oklahoma made a factual finding that Johnson & Johnson had intentionally played down the dangers and oversold the benefits of opioid treatment for chronic pain. The judge also concluded that the company's behavior caused a "public nuisance," finding that had it had developed "false, misleading, and dangerous marketing campaigns" that had "caused exponentially increasing rates of addiction, overdose deaths" and babies born exposed to opioids.
The company's recent controversies also extend to claims that its talcum powder contained asbestos and caused cancer; it failed to warn that its blood-thinner Xarelto increased the risk of internal bleeding; and it did not adequately disclose the risks of its vaginal mesh implant. In July 2019, the U.S. Department of Justice launched a criminal probe into whether the Company lied about the possible cancer risks of its talcum powder. In October 2019, a Philadelphia jury reached a $8 billion verdict over the company's marketing of the anti-psychotic drug Risperdal.
In October 2019, the Wall Street Journal reported that at the time JNJ was "facing lawsuits from more than 100,000 plaintiffs over its product safety and marketing tactics."
According to PWC's 2019 survey of over 700 directors, 57% of directors surveyed who sit on a board with a chair/CEO say it is difficult to voice dissent.

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BOARD'S STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL

☒	The Board of Directors recommends a vote AGAINST the adoption of this proposal for the following reasons:

•
It is crucial that the Board maintain the flexibility to tailor its leadership structure to best fit the Company’s needs as they evolve, as well as to best respond to the challenges facing the Company.

•	Our current Board structure, with a robust Lead Director and committees each composed entirely of independent Directors, provides appropriately strong independent leadership and oversight.

•
Independent Directors hold regularly scheduled Executive Sessions and each committee holds regularly scheduled private sessions with their respective compliance leaders to ensure transparent and candid feedback.

The adoption of a policy requiring that the Chair of the Board be an independent director could limit the Board’s flexibility to choose the person best suited for the role.
The Board believes it is important to preserve its flexibility to determine the most appropriate leadership structure based on an assessment of the unique circumstances, culture and challenges facing the Company. As discussed in “Item 1: Election of Directors” on pages 10 to 16 of this Proxy Statement, all Director nominees are independent except for our CEO, with diverse backgrounds, experiences and perspectives. Moreover, our independent Directors appropriately challenge management and demonstrate the free-thinking expected of Directors. Given this makeup, our Board is in a very strong position to evaluate the relative benefits and challenges of various types of Board leadership structures, considering the perspectives of shareholders, and to ultimately decide which one best serves the interests of our stakeholders, as they are defined in Our Credo. Our Board believes it is crucial to maintain the flexibility to tailor its leadership structure to best fit our Company and to address short- and long-term challenges as they evolve over time.
Our Board believes that our current governance structure already provides the independent leadership and oversight sought by the proposal.
Our Board recognizes the importance of having in place, and building upon, a strong structure to ensure that the Board functions in an appropriately independent manner. In furtherance of this structure, the Board has ensured that the independent Lead Director role is robust and held by a Director with the time and experience to carry out those duties, which include, among other things:

•	Approving information sent to the Board and determining timeliness of information flow from management;

•	Approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Approving in advance the schedule of committee meetings;

•	Participating in setting, and ultimately approving, the agenda for each Board meeting;

•	Having the authority to call meetings and Executive Sessions of the independent Directors;

•	Presiding at all meetings of the Board at which the Chair/CEO is not present, including Executive Sessions of the independent Directors;

•	Meeting with major shareholders or other external parties, as necessary;

•	Monitoring the flow of information from Committee Chairs to the full Board;

•	Leading the annual performance evaluation of the Chair/CEO, distinguishing as necessary between performance as Chair and performance as CEO;

•	Leading the annual performance evaluation of the Board; and

•	Leading the CEO succession process.
The table on page 20 of this Proxy Statement describes the duties and responsibilities of our independent Lead Director in greater detail.

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The Board’s independent committee structure enables it to effectively oversee and support the implementation of the Company’s Enterprise Risk Management framework.
Each of the Board’s five main committees is composed entirely of independent Directors with an independent Director chairing each such committee. Mr. Gorsky is currently the only non-independent member of our Board, and he is not a member of any of our Board’s five main committees. The Board recognizes the essential role it plays in overseeing management’s execution of its risk management responsibilities and the processes for assessing and managing the various issues faced by the Company. The Company’s independent Directors hold regularly scheduled Executive Sessions and the Regulatory Compliance Committee and the Audit Committee hold regularly scheduled private meetings with key compliance leaders, such as the Chief Quality Officer and the Chief Audit Executive, respectively, to discuss risks facing the Company and to solicit candid feedback and insights on risks, controls and other matters. The Regulatory Compliance Committee, together with the Audit Committee, play a critical role in oversight of risk at the Company, including strategic, operational, financial and reporting, reputational and compliance risks. Furthermore, the proposal alludes to the criticality of Board oversight of ongoing litigation, quality and safety matters. Management, under diligent Board oversight, continues to take proactive steps to assure all stakeholders that the Company views product quality and safety to be top priorities and is committed to vigorously defending the Company and continuing to ensure the safety of our products. For greater detail on this topic, see “Oversight of Our Company” on pages 25 to 29 and “A Note About Litigation” on page 29.
The Board considered extensive shareholder feedback and reviewed current marketplace developments.
In making its determination of the optimal governance structure for the Company, our Board reviewed current marketplace developments and listened carefully to extensive shareholder feedback, including feedback received in 2019. The Company significantly expanded its shareholder engagement program this year, and our Lead Director and Chairman of the Compensation & Benefits Committee participated in many of these engagements. In 2019, we reached out to shareholders representing approximately 45% of our outstanding shares and many of our top shareholders believed that the Board’s decision to maintain flexibility concerning the structure of the Board, including the Chair position, is crucial for the Board not only to function independently but also to act in the best interest of all stakeholders. Aligned with many of our shareholders, our Board believes that a formulaic “one-size-fits-all” policy prohibiting our CEO from also serving as our Chair deprives the Company of the benefit of its current leadership structure and would not result in better governance or oversight. More broadly, according to a 2019 Corporate Governance & Executive Compensation Survey by Shearman & Sterling, of the top 100 U.S. public companies, 62 currently have a combined Chair and CEO.
Our Board continues to believe that our existing leadership structure is most effective for the Company under current circumstances.
Our Nominating & Corporate Governance Committee annually reviews in executive session the Board leadership structure. This review includes, among other things, the effectiveness of the policies, practices and people in place at the Company to help ensure strong, independent Board oversight, and the Chairman’s effectiveness in the role of Chairman. For greater detail, see “Board Leadership Structure” on page 19. Based on the Committee’s most recent review and guidance, our Board believes that it remains in our Company’s best interests for Mr. Gorsky to serve as Chairman of our Board. Further, given that Mr. Gorsky is closer to our Company’s businesses than any other Board member and has the benefit of over 25 years of operational and leadership experience within the Johnson & Johnson Family of Companies, Mr. Gorsky’s career experience best positions him to provide effective leadership of a company that operates in a highly regulated industry, such as healthcare. Our Board will continue to monitor this topic, considering what it observes in the marketplace, the evolution of viewpoints in the corporate governance community and, most importantly, what the Board believes is in the best interests of Johnson & Johnson and its stakeholders.

It is, therefore, recommended that shareholders vote AGAINST this proposal.

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Item 6: Shareholder Proposal – Report on Governance of Opioids-Related Risks
The following shareholder proposal has been submitted to the Company for action at the Annual Meeting by the Bright Start College Savings Trust, c/o Max Dulberger, Director of Corporate Governance & Sustainable Investment, Illinois State Treasurer's Office, 100 W. Randolph Street, Suite 15-600, Chicago, IL 60601, beneficial owner of over $2,000 worth of shares of the company’s common stock, and a co-filer. The affirmative vote of a majority of the shares voted at the Annual Meeting is required for approval of the shareholder proposal. The text of the proposal follows:

RESOLVED, that shareholders of Johnson & Johnson (“JNJ”) urge the Board of Directors (the “Board”) to report to shareholders describing the governance measures JNJ has implemented since 2012 to more effectively monitor and manage financial and reputational risks related to the opioid crisis, given JNJ’s sale of opioid medications, including whether increased centralization of JNJ’s corporate functions provides stronger oversight of such risks and any changes in how the Board oversees opioid-related matters, how incentive compensation for senior executives is determined, and how the Board obtains input regarding opioids from stakeholders.
The report should be prepared at reasonable cost and should omit confidential and proprietary information.
SUPPORTING STATEMENT
Opioid abuse is undeniably a public health crisis. The Centers for Disease Control and Prevention reported that in 2017, opioid abuse caused an average of over 130 overdose deaths per day. The economic and social effects of the opioid crisis have been profound. A recent report pegged the cumulative economic toll of the opioid epidemic at over $1 trillion.1 Opioid use and dependency, according to a 2017 study, is a key factor in the decline in prime-age male labor force participation.2
Sale of opioid medications creates legal and reputational risks for JNJ. JNJ recently received a grand jury subpoena from a New York U.S. Attorney’s Office related to the sale of opioids made by subsidiary Janssen.3 In August 2019, an Oklahoma judge ruled that Janssen engaged in “false, deceptive and misleading” marketing regarding opioids that contributed to the opioid crisis in Oklahoma, which constituted a “public nuisance,” and awarded the state of Oklahoma $572 million.4 JNJ has offered to pay $4 billion to settle over 2,000 lawsuits by state and local governments claiming that JNJ’s marketing of opioid drugs, as well as its sale of opioid active ingredients to other drug makers, contributed to the opioid crisis.5
In our view, Board-level oversight and governance reforms can play an important role in effectively addressing opioid-related risks and shareholders would benefit from a fuller understanding of how JNJ’s governance arrangements have changed since 2012 to do so more effectively.
For example, reports indicate that JNJ has begun centralizing its famously decentralized corporate structure, including the compliance function,6 which could be expected to affect Board oversight of risks related to opioids. As well, it is not clear from JNJ’s proxy statements whether senior executive compensation incentives have changed to promote compliance or ethical behavior.
We urge shareholders to vote for this proposal.

1 https://altarum.org/about/news-and-events/economic-toll-of-opioid-crisis-in-u-s-exceeded-1-trillion-since-2001
2 https://www.brookings.edu/wp-content/uploads/2017/09/1_krueger.pdf
3 https://www.reuters.com/article/us-johnson-johnson-opioid-probe/justice-department-issues-grand-jury-subpoenas-in-jj-opioid-probe-filing-idUSKBN1X72CB
4 See https://fm.cnbc.com/applications/cnbc.com/resources/editorialfiles/2019/8/26/1044673351-20190826-151346-.pdf.
5 https://www.wsj.com/articles/j-j-offers-4-billion-opioid-litigation-settlement-11571247596
6 See https://fortune.com/longform/johnson-and-johnson-global-500/

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BOARD'S STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL

☒	The Board of Directors recommends a vote AGAINST the adoption of this proposal for the following reasons:

•	The Company’s current opioid related business activities are immaterial.

•
The Company has created a resource, www.factsaboutourprescriptionopioids.com, in an effort to be transparent, and updates shareholders about, among other things, the Company’s prior opioid business activities and the related litigation.

•
The Company already provides meaningful and substantive disclosure concerning the governance measures and other controls implemented to manage significant risks, including risks related to litigation and reputational risks.

•	The Board believes that the preparation of the report contemplated by this proposal is unnecessary and duplicative of existing disclosures.
The Company has immaterial opioid business activities and already discloses the specific actions it has taken to help address the crisis.
The litigation referred to in the proposal’s supporting statement concerns the Company’s opioid related business activities in the U.S. and, more specifically, two Janssen marketed opioids, the DURAGESIC® patch (on which marketing ceased in 2008) and NUCYNTA® and NUCYNTA® ER (divested in 2015). In addition to the divestiture of NUCYNTA® and NUCYNTA® ER, the Company divested its opioid related active ingredient businesses in 2016. Since these divestitures, the Company has shifted its attention to other areas of high unmet medical need and no longer promotes any opioid pain medications in the U.S.
Under the Board’s oversight, the Company has proactively taken steps to collaborate with health care professionals, academic institutions, policymakers, online communities and others to find ways to effectively address the opioid epidemic. The Company has been transparent and updates our shareholders and the public regarding the steps taken to help address the opioid crisis through the Company-created resource, www.factsaboutourprescriptionopioids.com. In addition, this website provides information about the Company’s prior opioid activities, the related litigations and activities directed toward solutions.
The Company provides additional information on our efforts in tackling this public health crisis through press releases, SEC filings, and broader shareholder engagement. For enhanced disclosure about this matter, and certain other litigation, please refer to page 29 of this Proxy Statement under “A Note About Litigation.”
The Company already discloses the governance measures and other controls it has implemented to effectively monitor and manage significant risks associated with the Company’s business.
As disclosed on pages 25 and 26 of this Proxy Statement under “Oversight of Our Company - Oversight of Risk” and in our Enterprise Risk Management framework, our Board is actively engaged in risk oversight of the Company and our business, including risks related to litigation and reputational risks. Throughout the year, the Board and its relevant Committees receive updates from management regarding various enterprise risks and work to ensure that management has processes in place to appropriately identify and mitigate these risks. As prescribed by their respective charters, the Regulatory Compliance Committee and the Audit Committee, which are composed entirely of independent Directors, regularly review the implementation and effectiveness of the Company’s various risk and compliance programs and report to the full Board regarding these matters.
In addition, the Company annually publishes the Health for Humanity Report which discloses, among other things, the Company’s strong corporate governance practices, as well as its commitment to ethics and compliance. The Company also publishes the annual Janssen U.S. Transparency Report which provides extensive disclosures on our responsible business practices in the U.S. pharmaceuticals business segment.
Our Board and our management continually review our risk management processes to ensure that they remain robust. Also, the Nominating & Corporate Governance Committee reviews our corporate governance practices to ensure that they continue to meet the high standards expected by our shareholders.
Our Enterprise Risk Management framework, Health for Humanity Report and Janssen U.S. Transparency Report, are publicly available in the “Investors” section of the Company's website at www.investor.jnj.com/gov.cfm.

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The Compensation & Benefits Committee, which is composed entirely of independent Directors, regularly reviews risks associated with the design and implementation of our compensation programs and carefully considers and annually approves the Company’s executive compensation.
As disclosed in the “Oversight of Our Company - Oversight of Risk” section on pages 25 and 26 of this Proxy Statement, our executive compensation programs are designed to, among other things, facilitate effective risk management. The Compensation & Benefits Committee is responsible for overseeing the design and management of our executive compensation programs and carefully considers the characteristics of the compensation programs to ensure that our leaders are appropriately focused on our long-term goals and are not encouraged to make excessively risky business decisions.
As part of its annual review process, the Compensation & Benefits Committee retains an independent compensation consultant, reviews the risks related to our compensation programs, and assesses whether the programs are aligned with the Company’s business objectives. Using the Company's existing compensation structure, the Compensation & Benefits Committee has the discretion to evaluate the risks relevant to each executive’s business responsibilities when evaluating performance and determining incentive compensation amounts.
The Company is committed to transparency and strong corporate governance practices.
The Company no longer markets opioid pain medicines and its sale of such products are immaterial. Producing the report requested by the proponents is not an effective way to use the Company's resources. Such a report would only yield incremental disclosure that would not meaningfully enhance the robust public disclosures that we already make about the Company’s response to the opioid crisis, our corporate governance practices and other risk management controls.

It is, therefore, recommended that shareholders vote AGAINST this proposal.

2020 Proxy Statement - 106

General Information
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board for the Annual Meeting of Shareholders. This Proxy Statement, proxy card and our 2019 Annual Report to Shareholders are being distributed to our shareholders on or about March 11, 2020.

Shareholders Entitled to Vote and Voting Standard
Shareholders of record of our common stock at the close of business on February 25, 2020, are entitled to notice of, and to vote at, our Annual Meeting, and at any adjournments or postponements of the Annual Meeting. Each share of common stock entitles its owner to one vote. On February 25, 2020, there were 2,636,352,249 shares outstanding.
To constitute a quorum, a majority of the shares entitled to vote must be represented in person or by proxy at the Annual Meeting. Approval of each voting item submitted to the shareholders, including the election of Directors, requires the affirmative vote of a majority of the votes cast at the Annual Meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast “For” or “Against” are included; abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting.

How to Vote
You are encouraged to vote in advance of the Annual Meeting using one of the following voting methods, even if you are planning to attend the 2020 Annual Meeting of Shareholders.

Make sure you have your Notice, proxy card or vote instruction form in hand and follow the instructions.

Registered Shareholders: Shareholders who hold their shares directly with our stock registrar, Computershare, can vote any one of four ways:
Via the Internet: Go to www.proxyvote.com/JNJ and follow the instructions on the website.
By Telephone: Call (800) 690-6903 and follow the instructions given by the voice prompts.

If you vote via the Internet or by telephone, your voting instructions may be transmitted up until 11:59 p.m. Eastern Time on April 22, 2020, except with respect to shares held in a Johnson & Johnson employee savings plan, which must be submitted by 5:00 p.m. Eastern Time on April 21, 2020. See “Johnson & Johnson Employee Savings Plans” on page 109 for voting instructions regarding shares held under our savings plans.

By Mail: If you received paper copies of the Proxy Statement, Annual Report and proxy card, mark, sign, date and return the proxy card in the postage-paid envelope provided.

In Person: Attend the Annual Meeting, or send a personal representative with an appropriate proxy, to vote by ballot at the Annual Meeting. (See “Annual Meeting Information” and “Admission Ticket Procedures” on page 109).

Beneficial Shareholders: Shareholders who hold their shares beneficially through an institutional holder of record, such as a bank or broker (sometimes referred to as holding shares “in street name”), will receive voting instructions from that holder of record. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the holder of record of your shares and present it at the Annual Meeting.

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Other Matters
The Board does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the Annual Meeting, and we have not received timely notice from any shareholder of an intent to present any other proposal at the Annual Meeting. On any matter properly brought before the Annual Meeting by the Board or by others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

Notice and Access
We distribute proxy materials to many shareholders via the Internet under the SEC’s “Notice and Access” rules to save costs and paper. Using this method of distribution, on or about March 11, 2020, we mailed the Important Notice Regarding the Availability of Proxy Materials (“Notice”) that contains basic information about our 2020 Annual Meeting and instructions on how to view all proxy materials, and vote electronically, via the Internet. If you receive the Notice and prefer to receive the proxy materials by regular mail or e-mail, follow the instructions in the Notice for making this request, and the materials will be sent promptly to you via the preferred method. If you prefer to vote by phone rather than Internet, the website listed on the Notice (www.proxyvote.com/JNJ) has instructions for voting by phone.

Proxy Voting
Your proxy authorizes another person to vote your shares on your behalf at the Annual Meeting.
If your valid proxy is timely received by Internet, telephone or mail, the persons designated as proxies will vote your shares per your directions. We have designated two of our executive officers as proxies for the 2020 Annual Meeting of Shareholders: J. J. Wolk and M. H. Ullmann.
Should any other matter not referred to in this Proxy Statement properly come before the Annual Meeting, the designated proxies will vote in their discretion. If any Director nominee should refuse or be unable to serve due to an event that is not anticipated, your shares will be voted for the person designated by the Board to replace such nominee or, alternatively, the Board may reduce the number of Directors on the Board.

Effect of Not Casting Your Vote
Proxies that are signed and returned but do not contain voting instructions will be voted:
• FOR Item 1: the election of our 13 Director nominees
•  FOR Item 2: the advisory vote to approve the compensation of our named executive officers
•  FOR Item 3: the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm
• FOR Item 4: approval of an amendment to our Restated Certificate of Incorporation
•  AGAINST Items 5 and 6: the shareholder proposals.
• In the best judgment of the named proxy holders if any other matters are properly brought before the Annual Meeting.

Revoking Your Proxy or Changing Your Vote
Registered Shareholders can change your proxy vote or revoke your proxy at any time before the Annual Meeting by:
• Returning a signed proxy card with a later date;
• Authorizing a new vote electronically through the Internet or telephone;
• Delivering a written revocation of your proxy to the Office of the Corporate Secretary at our principal office address before your original proxy is voted at the Annual Meeting; or
• Submitting a written ballot at the Annual Meeting.
Beneficial Shareholders can submit new voting instructions by following specific directions provided by your bank, broker or other holder of record. You can also vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other holder of record.
Your personal attendance at the Annual Meeting does not revoke your proxy. Unless you vote at the Annual Meeting, your last valid proxy prior to or at the Annual Meeting will be used to cast your vote.

2020 Proxy Statement - 108

Johnson & Johnson Employee Savings Plans
If you hold shares in a Johnson & Johnson company employee savings plan, you will receive one proxy card or Notice that covers the shares held for you in your savings plan, as well as any other shares registered directly in your name (but not shares held beneficially through a bank, broker or other holder of record). If you submit voting instructions for the plan shares via the Internet, by telephone or by mail, as described above, by 5:00 p.m. Eastern Time on April 21, 2020, the Trustee of your savings plan will vote your shares as you have directed. Your voting instructions will be kept confidential. It is important that you direct the Trustee how to vote your shares. In accordance with the terms of the Johnson & Johnson Savings Plan and the Johnson & Johnson Puerto Rico Retirement Savings Plan, you are the named fiduciary for shares held in your savings plan and have the right to direct the Trustee with respect to those shares. If you do not direct the plan Trustee how to vote your shares, the Trustee will vote your shares in direct proportion to the votes cast for all shares held in that plan for which voting instructions were provided by other plan shareholders if the voted shares are at five percent (5%) or above of allocated shares. If the voted shares in that plan are less than five percent (5%) of allocated shares, the Trustee may vote any undirected shares in its discretion.
Participants in the Johnson & Johnson employee savings plans may attend the Annual Meeting. However, shares held in those plans can only be voted as described in this paragraph and cannot be voted at the Annual Meeting.

Annual Meeting Attendance
If you were a shareholder as of the record date, February 25, 2020, and plan to attend our Annual Meeting in person on Thursday, April 23, 2020, please note:
• Venue: Hyatt Regency New Brunswick, Two Albany Street, New Brunswick, New Jersey.
• Time: The doors to the Annual Meeting will open at 9:15 a.m. Eastern Time and the Annual Meeting will begin at 10:00 a.m. The anticipated running time of the Annual Meeting will be approximately one hour.
• Parking: Limited parking will be available at the Hyatt Regency New Brunswick. Other parking facilities will be open to self-parkers at normal hourly and daily rates. For information on local parking go to: www.njnbpa.org.
• Devices: Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the Annual Meeting.
• Safety and Security: Ensuring that our Annual Meeting is safe, orderly and productive is our top priority. All bags are subject to search as a condition of entry. Wheeled or large bags, briefcases and packages are prohibited in the meeting room.
• Tickets: See “Admission Ticket Procedures” below.
(Note: Consistent with our practice in recent years, we do not provide product bags or food at the Annual Meeting.)

Admission Ticket Procedures
If you were a shareholder as of the record date and you plan to attend the Annual Meeting in person, you must print your own ticket and bring it to the Annual Meeting to gain access.
• Tickets can be printed by clicking on the “Register for Meeting” button found at www.proxyvote.com/JNJ and following the instructions provided. You will need the 16-digit control number included on your Notice, proxy card or vote instruction form.
• If you are unable to print your ticket, please call Shareholder Meeting Registration Phone Support (toll free) at 1-844-318-0137 or (international toll call) at 1-925-331-6070, or email AnnualMeeting@its.jnj.com for assistance.
• On the day of the Annual Meeting, you will be required to present valid picture identification, such as a driver’s license or passport, with your admission ticket. You may be denied entrance if the required identification is not presented.
Guest tickets are not available. Exceptions may be granted to shareholders who require a companion ticket in order to facilitate their own attendance (for example, due to a physical disability) by contacting Shareholder Meeting Registration Phone Support per the instructions above.

2020 Proxy Statement - 109

Proxy Solicitation
In addition to the solicitation of proxies by mail, several regular employees of the Johnson & Johnson Family of Companies may solicit proxies in person or by telephone. We have also retained the firm of Morrow Sodali LLC to aid in the solicitation of banks, brokers, and institutional and other shareholders for a fee of approximately $20,000, plus reimbursement of expenses. We will bear all costs of the solicitation of proxies. Any registered shareholder voting by proxy card may substitute the name of another person in place of the persons presently named as proxies. In order to vote, a substitute proxy must present adequate identification to a representative of the office of the Corporate Secretary.

Electronic Access to Proxy Materials
This Proxy Statement and our 2019 Annual Report are available at www.investor.jnj.com/gov/annualmeetingmaterials.cfm. If you received paper copies of this year’s Proxy Statement and Annual Report by mail, you can elect to receive an e-mail message in the future that will provide a link to those documents and voting instructions on the Internet. By opting to access your proxy materials via the Internet, you will:
• Gain faster access to your proxy materials
• Help save on our production and mailing costs
• Reduce the amount of paper mail you receive
• Help preserve environmental resources
If you have enrolled in the electronic access service previously, you will continue to receive your proxy materials by e-mail, unless and until you elect an alternative method of delivery.
Registered Shareholders may enroll in the electronic proxy and Annual Report access service for future Annual Meetings of Shareholders by registering at www.computershare-na.com/green. If you vote via the Internet, simply follow the prompts that link you to that website.
Beneficial Shareholders who wish to enroll for electronic access may register at enroll.icsdelivery.com/jnj, or by following instructions for e-delivery from your broker or other holder of record.

Reduce Duplicate Mailings
We have adopted a procedure approved by the SEC called “householding." Under this procedure, registered shareholders who have the same address and last name and who receive either Notices or paper copies of the proxy materials in the mail will receive only one copy of our proxy materials, or a single envelope containing the Notices, for all shareholders at that address. This consolidated method of delivery continues until one or more of these shareholders notifies us that they would like to receive individual copies of proxy materials. This procedure reduces our printing costs and postage fees. Shareholders who participate in householding continue to receive separate proxy cards or Notices for voting their shares.
Registered Shareholders who wish to discontinue householding and receive separate copies of proxy materials may notify Computershare by calling (800) 328-9033 or may send a written request to the Office of the Corporate Secretary at the address of our principal office.
Beneficial Shareholders may request information about householding from your bank, broker or other holder of record.

Corporate Governance Materials
The Company’s main corporate website address is www.jnj.com. This Proxy Statement, the 2019 Annual Report and all of the Company’s other SEC filings are also available on the Company’s website at www.investor.jnj.com/sec.cfm as soon as reasonably practicable after having been electronically filed or furnished to the SEC. All SEC filings are also available at the SEC’s website at www.sec.gov.
Investors and the public should note that the Company also announces information at www.factsaboutourprescriptionopioids.com and www.factsabouttalc.com. We use these websites to communicate with investors and the public about our products, litigation and other matters. It is possible that the information we post to these websites could be deemed to be material information. Therefore, we encourage investors and others interested in the Company to review the information posted to these websites in conjunction with www.jnj.com, the Company's SEC filings, press releases, public conference calls and webcasts.
In addition, the Restated Certificate of Incorporation, By-Laws, the written charters of the Audit Committee, the Compensation & Benefits Committee, the Nominating & Corporate Governance Committee, the Regulatory Compliance Committee and the Science, Technology & Sustainability Committee of the Board of Directors and the Company’s Principles of Corporate Governance, Code of Business Conduct (for employees), Code of Business Conduct & Ethics for Members of the Board of Directors and Executive Officers and other corporate governance materials are available on the Company's website at www.investor.jnj.com/gov.cfm and will be provided without charge to any shareholder submitting a written request, as provided above. The information on www.jnj.com, www.factsaboutourprescriptionopioids.com and www.factsabouttalc.com is not, and will not be deemed, a part of this Proxy Statement or incorporated into any other filings the Company makes with the SEC.

2020 Proxy Statement - 110

Shareholder Proposals, Director Nominations by Shareholders and Other Items of Business
Address to submit a shareholder proposal:
Proposals and other items of business should be directed to the attention of the Office of the Corporate Secretary at the address of our principal office: One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933.

Type of Proposal	Deadline	Submission Requirements
Shareholder Proposal To be included in our Proxy Statement and Proxy Card for the 2021 Annual Meeting of Shareholders	November 11, 2020	Must comply with Rule 14a-8 under the U.S. Securities and Exchange Act of 1934, as amended Must include the information specified under our By-Laws
Proxy Access Nominee Shareholder nomination of director to be included in our Proxy Statement and Proxy Card for the 2021 Annual Meeting of Shareholders	Between October 12, 2020 and November 11, 2020	Must include the information specified under our By-Laws
Advance Notice Provisions for Item of Business or Director Nominee Not intended to be included in our Proxy Statement and Proxy Card for the 2021 Annual Meeting of Shareholders	Between October 12, 2020 and November 11, 2020	Must include the information specified under our By-Laws
Our By-Laws can be found at www.investor.jnj.com/gov/cdocument.cfm
Contacting the Board, Individual Directors and Committees
You can contact any of the Directors, including the Lead Director, by writing to them c/o Johnson & Johnson, Office of the Corporate Secretary, One Johnson & Johnson Plaza, New Brunswick, NJ 08933. Employees and others who wish to contact the Board, or any member of the Audit Committee to submit good faith complaints regarding fiscal improprieties, internal accounting controls, accounting or auditing matters, may do so anonymously by using the address above. You can also use the on-line submission forms on our website to contact the Board and the Audit Committee. Our process for handling communications to the Board or the individual Directors has been approved by the independent Directors and can be found at www.investor.jnj.com/communication.cfm.

Helpful Websites
Company	www.jnj.com
Annual Meeting Materials	www.investor.jnj.com/gov/annualmeetingmaterials.cfm
Board of Directors	www.investor.jnj.com/gov.cfm
Certificate of Incorporation and By-Laws	www.investor.jnj.com/gov/cdocument.cfm
Contact the Board	www.investor.jnj.com/communication.cfm
Corporate Governance	www.investor.jnj.com/gov.cfm
Health for Humanity Report	healthforhumanityreport.jnj.com
Investor Relations	www.investor.jnj.com
Janssen Transparency Report	transparencyreport.janssen.com
Opioids	www.factsaboutourprescriptionopioids.com
Political Engagement	www.investor.jnj.com/gov/contributions.cfm
SEC Filings	www.investor.jnj.com/sec.cfm
Talc	www.factsabouttalc.com

2020 Proxy Statement - 111

Our Credo

We believe our first responsibility is to the patients, doctors and nurses, to mothers and fathers and all others who use our products and services. In meeting their needs everything we do must be of high quality. We must constantly strive to provide value, reduce our costs and maintain reasonable prices. Customers' orders must be serviced promptly and accurately. Our business partners must have an opportunity to make a fair profit.

We are responsible to our employees who work with us throughout the world. We must provide an inclusive work environment where each person must be considered as an individual. We must respect their diversity and dignity and recognize their merit. They must have a sense of security, fulfillment and purpose in their jobs. Compensation must be fair and adequate and working conditions clean, orderly and safe. We must support the health and well-being of our employees and help them fulfill their family and other personal responsibilities. Employees must feel free to make suggestions and complaints. There must be equal opportunity for employment, development and advancement for those qualified. We must provide highly capable leaders and their actions must be just and ethical.

We are responsible to the communities in which we live and work and to the world community as well. We must help people be healthier by supporting better access and care in more places around the world. We must be good citizens — support good works and charities, better health and education, and bear our fair share of taxes. We must maintain in good order the property we are privileged to use, protecting the environment and natural resources.

Our final responsibility is to our stockholders. Business must make a sound profit. We must experiment with new ideas. Research must be carried on, innovative programs developed, investments made for the future and mistakes paid for. New equipment must be purchased, new facilities provided and new products launched. Reserves must be created to provide for adverse times. When we operate according to these principles, the stockholders should realize a fair return.

Johnson & Johnson

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com/JNJ.

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M99746-P72096-Z67022

Proxy – Johnson & Johnson

Notice of 2020 Annual Meeting of Shareholders

Hyatt Regency New Brunswick
Two Albany Street, New Brunswick, NJ 08901
Proxy Solicited by the Board of Directors for Annual Meeting – April 23, 2020 at 10:00 a.m., Eastern Time

The signatory hereto hereby appoints M. H. Ullmann and. J. J. Wolk and each or either of them as proxies, with full power of substitution and revocation, to represent the signatory hereto and to vote all shares of common stock of Johnson & Johnson that the signatory hereto is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on April 23, 2020 at 10:00 a.m., Eastern Time, at the Hyatt Regency New Brunswick, Two Albany Street, New Brunswick, New Jersey, upon the matters listed on the reverse side hereof and, in their discretion, upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Holders of Shares in Johnson & Johnson Employee Savings Plans: If you hold shares in a Johnson & Johnson company employee savings plan, this Proxy covers those shares held for you in your savings plan, as well as any other shares registered in your name. By signing and returning this Proxy (or voting by telephone or the Internet), you will authorize the Trustee of your savings plan to vote your savings plan shares as you have directed.

Shares represented by this Proxy will be voted as directed by the shareholder. If this Proxy is signed, the proxies have authority and intend to vote as follows regarding any nominee or matter for which no directions are indicated: FOR election of all Director nominees, FOR Items 2, 3 and 4, and AGAINST Items 5 and 6.

Address Changes/Comments:

(If you noted any address changes/comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com/JNJ
Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 22, 2020 (or up until 5:00 p.m. Eastern Time on April 21, 2020 for shares held in a Johnson & Johnson company employee savings plan). Have your proxy card in hand when you access the website and follow the instructions to obtain your proxy materials and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 22, 2020 (or up until 5:00 p.m. Eastern Time on April 21, 2020 for shares held in a Johnson & Johnson company employee savings plan). Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
SHAREHOLDER MEETING TICKET REQUEST
You must register for and print your ticket on the shareholder meeting registration site: www.proxyvote.com/JNJ. If you are unable to print your ticket, please call Shareholder Meeting Registration Phone Support (Toll Free) 1-844-318-0137 or (International Toll Call) 1-925-331-6070 or email AnnualMeeting@its.jnj.com for assistance.

JOHNSON & JOHNSON ONE JOHNSON & JOHNSON PLAZA NEW BRUNSWICK, NJ 08933

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M99745-P72096-Z67022             KEEP THIS PORTION FOR YOUR RECORDS
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	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.						DETACH AND RETURN THIS PORTION ONLY

JOHNSON & JOHNSON

The Board of Directors recommends a vote FOR all Director nominees listed:

1.	Election of Directors		For	Against	Abstain	The Board of Directors recommends a vote FOR the following proposals:		For	Against	Abstain

	1a.	Mary C. Beckerle	☐	☐	☐	2.	Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐

	1b.	D. Scott Davis	☐	☐	☐	3.	Ratification of Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for 2020	☐	☐	☐

	1c.	Ian E. L. Davis	☐	☐	☐	4.	Amendment to the Restated Certificate of Incorporation to Permit Removal of Directors Without Cause	☐	☐	☐

	1d.	Jennifer A. Doudna	☐	☐	☐	The Board of Directors recommends a vote AGAINST the following proposals:

	1e.	Alex Gorsky	☐	☐	☐	5.	Independent Board Chair	☐	☐	☐

	1f.	Marillyn A. Hewson	☐	☐	☐	6.	Report on Governance of Opioids-Related Risks	☐	☐	☐

	1g.	Hubert Joly	☐	☐	☐

	1h.	Mark B. McClellan	☐	☐	☐

	1i.	Anne M. Mulcahy	☐	☐	☐

	1j.	Charles Prince	☐	☐	☐

	1k.	A. Eugene Washington	☐	☐	☐

	1l.	Mark A. Weinberger	☐	☐	☐

	1m.	Ronald A. Williams	☐	☐	☐

For address changes and/or comments, please check this box and complete where indicated on reverse side.						☐

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please provide full title.

	Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date